UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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2020 Annual Meeting of Shareholders
PROXY STATEMENT

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

ANNUAL MEETING OF SHAREHOLDERS

Date	Monday, June 1, 2020
Time	2:30 p.m.
Place	200 Fifth Avenue New York, New York
Record Date	April 2, 2020
Voting	Shareholders as of the record date are entitled to vote.
Each share of common stock of Tiffany & Co., a Delaware corporation (the "Company"), has one vote.
Admission
Attendance at the 2020 Annual Meeting will be limited to those persons who were shareholders, or held Company stock through a broker, bank or other nominee, at the close of business on the record date.

Pre-registration is required to attend the 2020 Annual Meeting. Registration confirmation and photo identification are also required for admission.
Shareholders of record will have the opportunity to vote by ballot at the 2020 Annual Meeting.
Beneficial owners of shares held in street name must contact their broker before the 2020 Annual Meeting to obtain a legal proxy and bring the legal proxy with them to the meeting.

MATTERS TO BE VOTED ON AT THE 2020 ANNUAL MEETING

There are three matters scheduled to be voted on at the 2020 Annual Meeting:

Matter	Board Recommended Vote	Required Vote	Broker Discretionary Vote Allowed
Item No. 1: Election of the Board;	"FOR" the election of all 10 nominees for director	Majority of votes cast "for" or "against" the nominee	No
Item No. 2: Ratification of the selection of the independent registered public accounting firm to audit our Fiscal 2020 financial statements; and	"FOR"	Majority of shares present and entitled to vote	Yes
Item No. 3: Approval, on an advisory basis, of the compensation of the Company's named executive officers as disclosed in this Proxy Statement ("Say on Pay").	"FOR"	Majority of shares present and entitled to vote	No

TIFFANY & CO.

ELECTION OF THE BOARD

The following table provides summary information about each director nominee. Each director is elected annually by a majority of votes cast "for" or "against" his or her candidacy. See "Item 1. Election of the Board" at PS-17 for more information.

Name	Age	Director Since	Principal Occupation	Independent	Audit Committee	Compensation Committee & Stock Option Sub- Committee	Corporate Social Responsibility Committee	Dividend Committee	Finance Committee	Nominating/ Corporate Governance Committee	Other Public Company Boards
Alessandro Bogliolo	55	2017	Chief Executive Officer ("CEO") of Tiffany & Co.				✓	✓			0
Rose Marie Bravo	69	1997	Retired CEO of Burberry Limited	✓		Chair				✓	1
Hafize Gaye Erkan	41	2019	President of First Republic Bank	✓	✓						1
Roger N. Farah	67	2017	Chairman of the Board of Tiffany & Co.; Former Co-CEO of Tory Burch LLC	✓		✓	✓			Chair	2
Jane Hertzmark Hudis	60	2019	Group President of The Estée Lauder Companies Inc.	✓							0
Abby F. Kohnstamm	66	2001	Retired Executive Vice President and Chief Marketing Officer at Pitney Bowes Inc.	✓		✓	✓			✓	0
James E. Lillie	58	2017	Vice Chairman of Mariposa Capital	✓	✓		Chair		✓		2
William A. Shutzer	73	1984	Senior Advisor of Evercore Partners						Chair		0
Robert S. Singer	68	2012	Consultant for IDG Capital	✓	Chair				✓		2
Annie Young-Scrivner	51	2018	CEO of Godiva Chocolatier	✓		✓	✓		✓		1

TIFFANY & CO.

Each director who served on the Company's Board of Directors (the "Board") as of March 20, 2020 attended at least 81% of the aggregate number of meetings of the Board and those committees on which he or she served during the period from February 1, 2019 to January 31, 2020 ("Fiscal 2019").

AUDITORS

The Audit Committee has appointed, and the Board has ratified the appointment of, PricewaterhouseCoopers LLP ("PwC") as the independent registered public accounting firm to audit the Company's consolidated financial statements for the period from February 1, 2020 to January 31, 2021 ("Fiscal 2020"). As a matter of good corporate governance, we are asking you to ratify this selection.

See "Item 2. Ratification of the Selection of the Independent Registered Public Accounting Firm to Audit Our Fiscal 2020 Financial Statements" at PS-35 and "Relationship with Independent Registered Public Accounting Firm" at PS-37 for more information.

EXECUTIVE COMPENSATION MATTERS

See "Item 1. Election of the Board" at PS-17 and "Compensation of the CEO and Other Executive Officers" at PS-39 for more information.

LVMH MERGER AGREEMENT

On November 24, 2019, the Company entered into an Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement"), by and among the Company, LVMH Moët Hennessy-Louis Vuitton SE, a societas Europaea (European company) organized under the laws of France ("Parent"), Breakfast Holdings Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Holding"), and Breakfast Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Holding ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation in the Merger and an indirect wholly owned subsidiary of Parent. For additional information concerning the Merger Agreement, see "Item 1. Business - Entry into Merger Agreement" in the Company's Annual Report on Form 10-K for Fiscal 2019. For information concerning the treatment of outstanding equity awards under the Merger Agreement, see "LVMH Merger Agreement" below at PS-40.

BUSINESS HIGHLIGHTS

Key highlights of Fiscal 2019 performance were as follows:

Sales:
Worldwide net sales were approximately unchanged compared to the prior year. Comparable sales decreased 1% from the prior year. On a constant-exchange-rate basis (see Appendix I at PS-93), worldwide net sales increased 1% and comparable sales were approximately unchanged.

Profitability:
Net earnings decreased to $541.1 million, or $4.45 per diluted share, in Fiscal 2019 from $586.4 million, or $4.75 per diluted share, in the Company's fiscal year ended January 31, 2019 ("Fiscal 2018"). Net earnings in Fiscal 2019 included the impact of costs related to the proposed Merger, as described in Appendix I at PS-93. Excluding these charges, net earnings decreased to $558.2 million, or $4.59 per diluted share.

Store Expansion:
The Company added a net of five TIFFANY & CO. stores (opening four in Japan, two in the Americas, two in Asia-Pacific and one in Europe, while closing two stores in the Americas, one store in Asia-Pacific and one store in Japan) and relocated or renovated 18 existing stores. Gross retail square footage increased 3%, net.

Cash Flow:
Cash flow from operating activities was $670.9 million in Fiscal 2019, compared with $531.8 million in Fiscal 2018. Free cash flow (see Appendix I at PS-93) was $350.3 million in Fiscal 2019, compared with $249.7 million in Fiscal 2018.

Returning Capital to Shareholders:
The Company returned capital to shareholders by paying regular quarterly dividends (which were increased 5% effective July 2019 to $0.58 per share, or an annualized rate of $2.32 per share) and by repurchasing 1.8 million shares of its common stock for $163.4 million.

TIFFANY & CO.

EXECUTIVE COMPENSATION HIGHLIGHTS

The Board's continued commitment to pay for performance, and other leading compensation practices, was demonstrated in Fiscal 2019 by the following highlights:

•
A significant portion of the compensation payable to the CEO and other named executive officers is tied to the Company's financial performance and/or the performance of the stock price (53.2% for the CEO and 46.6% for the other named executive officers, on average), with emphasis on long-term incentives.

•
Short-term and long-term incentive awards granted in January 2020 are payable contingent on key performance measures: operating earnings, growth in annual net sales on a constant-exchange-rate basis that excludes the effect of translating foreign-currency-denominated sales into U.S. dollars ("Constant Currency Sales Growth," see Appendix I at PS-93), net earnings per diluted share, and operating cash flow.

•
Short-term incentive awards for Fiscal 2019 were paid out to the named executive officers at levels ranging from 52.8% to 74.8% of target, based on achievement of operating earnings and Constant Currency Sales Growth goals for the year relative to target and individual performance factors.

•
Incentive-based compensation (such as cash incentive awards and performance-based restricted stock units ("PSUs"), but excluding stock options and time-vesting restricted stock units ("RSUs")) is subject to recoupment in the event of an accounting restatement due to material noncompliance with financial reporting requirements.

•
Executive officers are expected under the Company's share ownership policy to hold shares of common stock worth five times their annual base salary for the CEO and two to three times their annual base salary for other named executive officers.

•	The Compensation Committee of the Board periodically retains an independent compensation consultant to advise on the executive compensation program and related policies and practices.

2021 ANNUAL MEETING

If you wish to nominate a candidate for election as a director to be included in the Company's Proxy Statement for our 2021 Annual Meeting, we must receive notice of such nomination no earlier than November 21, 2020 and no later than December 21, 2020. If you wish to submit a proposal of other business to be included in the Company's Proxy Statement for our 2021 Annual Meeting, we must receive such proposal no later than December 21, 2020. Proposals should be sent to the Company at 200 Fifth Avenue, New York, New York 10010 to the attention of the Corporate Secretary (Legal Department).

If you wish to nominate a candidate for election as a director at an annual meeting or propose other business for consideration at an annual meeting, but do not intend for such nomination or proposal to be included in the Company's Proxy Statement for the 2021 Annual Meeting, written notice complying with the requirements set forth in our By-laws generally must be delivered to the Company at 200 Fifth Avenue, New York, New York 10010 to the attention of the Corporate Secretary (Legal Department), not later than 90 days, and not earlier than 120 days, prior to the first anniversary of the preceding year's annual meeting. Accordingly, a shareholder nomination or proposal intended to be considered at the 2021 Annual Meeting, but not intended to be included in the Company's Proxy Statement, must be received by the Company no earlier than February 1, 2021 and no later than March 3, 2021.

Except as required by applicable law, the Company will consider only proposals that are received by the Company within the applicable time frames set forth above, and that meet the applicable requirements of the Securities and Exchange Commission (the "SEC") and our By-laws.

TIFFANY & CO.

QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

WHAT IS THE PURPOSE OF THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIAL?
This Proxy Statement and accompanying material, including the form of proxy, have been sent to you on behalf of the Company by order of the Board.
This Proxy Statement was first sent to the Company's shareholders on or about April 20, 2020, in connection with the 2020 Annual Meeting of the shareholders of the Company to be held on Monday, June 1, 2020, at 2:30 p.m. at 200 Fifth Avenue, New York, New York.
As part of the precautions taken by the Company regarding the recent outbreak of the novel coronavirus, COVID-19, the Company is planning for the possibility that the 2020 Annual Meeting may be held by means of remote communication. If the Company decides to take this step, it will announce the decision to do so in advance, and details on how to participate and inspect a list of shareholders of record will be issued by press release, posted on the Company's website, and filed with the SEC. Please monitor the Company's website, www.tiffany.com, by clicking on "Investors" and then selecting "News & Events" for updated information.
You are entitled to vote at our 2020 Annual Meeting because you were a shareholder, or held Company stock through a broker, bank or other nominee, at the close of business on April 2, 2020, the record date for this year's Annual Meeting. That is why you were sent this Proxy Statement and accompanying material.

WHAT INFORMATION IS CONTAINED IN THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIAL?
The information included in this Proxy Statement relates to the proposals to be considered and voted on at the 2020 Annual Meeting, the voting process, the compensation of our directors and most highly compensated executive officers, and other required information. This Proxy Statement is accompanied by our Annual Report on Form 10-K, which contains financial and other information about our business during Fiscal 2019.

WHY DID I RECEIVE A NOTICE REGARDING THE INTERNET AVAILABILITY OF THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIAL INSTEAD OF A PAPER COPY OF THE PROXY MATERIALS?
As is the practice of many other companies, the Company is now providing proxy materials by a "notice and access" process. As a shareholder, you will receive a written notice of proxy, by postal service or e-mail, with instructions on how to access the proxy materials. This enables the Company to reduce the cost of paper, printing and postage and to substantially reduce paper use in order to benefit our environment. Those shareholders who wish to receive a paper report may request one. In some instances, shareholders will receive a proxy card and paper report automatically.

HOW CAN I REQUEST AND RECEIVE A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS?

To receive a paper or e-mail copy of the proxy materials, please visit or contact:

1) By Internet:	www.proxyvote.com
2) By Telephone:	1-800-579-1639
3) By E-Mail*:	sendmaterial@proxyvote.com

*
If requesting materials by e-mail, please send a blank e-mail with the 16-Digit Control Number (located on the Notice of Proxy) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

Please make the request as instructed above on or before May 18, 2020 to facilitate timely delivery.
You may also find important information about the Company, with its principal executive offices at 200 Fifth Avenue, New York, New York 10010, on our website at www.tiffany.com. By clicking "Investors" on that website, you will find additional information concerning some of the subjects addressed in this document.

TIFFANY & CO.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting To Be Held on June 1, 2020
The Proxy Statement and Annual Report on Form 10-K are available to shareholders at www.proxyvote.com
WHAT MATTERS WILL BE VOTED ON AT THE 2020 ANNUAL MEETING?

There are three matters scheduled to be voted on at the 2020 Annual Meeting:

Item No. 1: Election of the Board;
Item No. 2: Ratification of the selection of the independent registered public accounting firm to audit our Fiscal 2020 financial statements; and
Item No. 3: Approval, on an advisory basis, of the compensation of the Company's named executive officers as disclosed in this Proxy Statement ("Say on Pay").

In addition, such other business as may properly come before the 2020 Annual Meeting or any adjournment or postponement thereof may be voted on.

DOES THE BOARD OF DIRECTORS RECOMMEND VOTING IN FAVOR OF THE PROPOSALS?
The Board recommends a vote "FOR" each of the nominees for director set forth in Item 1 and the proposals set forth in Items 2 and 3.

WHAT SHARES CAN I VOTE?
You may vote all of the shares of the Company's common stock that you owned at the close of business on April 2, 2020, the record date.

HOW MANY VOTES DO I HAVE?
Each share of the Company's common stock has one vote. The number of shares, or votes, that you have at the 2020 Annual Meeting is indicated on the enclosed proxy card or notice.

HOW DO I VOTE MY SHARES?
You can vote your shares at the 2020 Annual Meeting either by submitting your vote or instruction prior to the meeting, or by attending the meeting and voting in person.
Voting instructions, whether voting is in person or by proxy, vary depending on whether you are a shareholder of record (also known as a "registered shareholder") or a beneficial owner of shares held in street name:
Shareholder of Record: If your shares are registered directly in your name with the Company's transfer agent, Computershare, you are considered the shareholder of record with respect to those shares. Instructions for how to vote your shares are set forth below.
Beneficial Owner of Shares Held in Street Name: If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, or if your shares are held in the Tiffany and Company Employee Profit Sharing and Retirement Savings Plan (the "401K Plan"), then you are the "beneficial owner" of shares held in "street name." The organization holding, or trustee of, your account is considered the shareholder of record for purposes of voting at the 2020 Annual Meeting. As a beneficial owner, you have the right to instruct that organization or trustee on how to vote the shares held in your account. Those instructions are contained in the "voting instruction form" sent to you and are summarized below.

TIFFANY & CO.

HOW DO I VOTE MY SHARES BEFORE THE 2020 ANNUAL MEETING IF I AM A SHAREHOLDER OF RECORD?
You can vote by proxy by having one or more individuals who will be at the 2020 Annual Meeting vote your shares for you. These individuals are called "proxies," and using them to cast your ballot at the 2020 Annual Meeting is called voting "by proxy."
Proxies will extend to, and be voted at, any adjournment or postponement of the 2020 Annual Meeting.
If you vote by proxy, you will have designated three officers of the Company to act as your proxies at the 2020 Annual Meeting. One of them will then vote your shares at the 2020 Annual Meeting in accordance with the instructions you have given them on the proxy card or by telephone or the Internet with respect to each of the proposals presented in this Proxy Statement.
While we know of no other matters to be acted upon at the 2020 Annual Meeting, it is possible that other matters may be presented at the meeting. If that happens and you have signed and not revoked a proxy, your proxy will vote on such other matters in accordance with his or her best judgment.
A shareholder of record may vote by proxy any of the following ways:

•
Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the notice or proxy card; have your notice or proxy card in hand as you will be prompted to enter your control number.

•
Via Telephone. You may vote by proxy via telephone by following the instructions provided in the proxy card; have your notice or proxy card in hand as you will be prompted to enter your control number.

•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

CAN I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY?
If you decide to vote by proxy (whether by Internet, telephone or mail), you can revoke – that is, change or cancel – your vote at any time before your proxy casts his or her vote at the 2020 Annual Meeting. Revoking your vote by proxy may be accomplished in one of three ways:

•	You can send an executed, later-dated proxy card to the Corporate Secretary of the Company, call in different instructions, or provide different instructions through the Internet voting site; or

•	You can notify the Corporate Secretary of the Company in writing that you wish to revoke your proxy; or

•	You can attend the 2020 Annual Meeting and vote in person.

HOW DO I VOTE MY SHARES BEFORE THE 2020 ANNUAL MEETING IF I AM A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME?
You may instruct your broker or the 401K Plan's trustee, as applicable, how to vote on your behalf in any of the following ways:

•
Via the Internet. You may instruct your broker or the 401K Plan's trustee, as applicable, as to your vote via the Internet by visiting www.proxyvote.com and entering the control number found in the notice or voting instruction form sent to you.

•
Via Telephone. You may instruct your broker or the 401K Plan's trustee, as applicable, as to your vote by calling the toll-free number found in your voting instruction form and entering the control number found in the notice or voting instruction form sent to you.

•
By Mail. You may instruct your broker or the 401K Plan's trustee, as applicable, as to your vote by mail by filling out the voting instruction form provided to you and returning it in the envelope provided.

Shares held in a broker's name may be voted by the broker, but only in accordance with the rules of the New York Stock Exchange. For more details, see "WHAT IS A BROKER NON-VOTE?" immediately below.

TIFFANY & CO.

Shares held in the 401K Plan will be voted by the 401K Plan's trustee in accordance with specific instructions given by 401K Plan participants to whose accounts such shares have been allocated.

WHAT IS A BROKER NON-VOTE?
Shares held in a broker's name may be voted by the broker, but only in accordance with the rules of the New York Stock Exchange. Under those rules, your broker must follow your instructions. If you do not provide instructions to your broker, your broker may vote your shares based on its own judgment or it may withhold a vote. Whether your broker is permitted to vote or withhold its vote is determined by the New York Stock Exchange rules and depends on the proposal being voted upon. With respect to voting on the election of the Board and Say on Pay, your broker will be required to withhold its vote unless you provide instructions on those matters.
If your broker withholds its vote, that is called a "broker non-vote." As stated below, broker non-votes are counted as present for a quorum, but will have no effect on any of the proposals set forth herein. See "WHAT CONSTITUTES A QUORUM?" and "WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?" below.

CAN I CHANGE THE INSTRUCTION TO MY BROKER OR THE 401K PLAN TRUSTEE?
You may vote in person at the 2020 Annual Meeting, or you may change your instruction to your broker or the 401K Plan trustee, as applicable, by submitting a subsequent instruction through one of the means set forth above under "HOW DO I VOTE MY SHARES BEFORE THE 2020 ANNUAL MEETING IF I AM A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME?"

HOW WILL MY SHARES BE VOTED IN THE ABSENCE OF INSTRUCTIONS?
If you are a shareholder of record and you do not give any specific instructions as to how your shares are to be voted when you sign a proxy card or vote by telephone or by Internet, your proxies will vote your shares in accordance with the following recommendations of the Board:

•	FOR the election of all 10 nominees for director named in this Proxy Statement;

•	FOR the ratification of the selection of PwC as the independent registered public accounting firm to audit our Fiscal 2020 financial statements; and

•	FOR approval of the compensation provided to the Company's named executive officers in Fiscal 2019.

Shares held in a broker's name for which no instructions are received may be voted by the broker, but only in accordance with the rules of the New York Stock Exchange. For more details, see "WHAT IS A BROKER NON-VOTE?" above. Any shares held in the 401K Plan for which no instructions are received will be voted in the same proportion as those shares for which instructions are received.

DO I NEED TO ATTEND THE 2020 ANNUAL MEETING?
No. You may authorize your shares to be voted by following the instructions presented in the notice, proxy card or voting instruction form.

IF I WISH TO ATTEND THE 2020 ANNUAL MEETING AND VOTE IN PERSON, WHAT DO I NEED TO DO?
To attend the 2020 Annual Meeting, you will need to pre-register as instructed on your notice or proxy card and print out the registration confirmation. You will be required to show the registration confirmation as well as photo identification to enter the 2020 Annual Meeting. To vote in person at the 2020 Annual Meeting:

•	For shareholders of record, you will have the opportunity to vote by ballot at the meeting.

•
For beneficial owners of shares held in street name, contact your broker or the 401K Plan trustee before the 2020 Annual Meeting to obtain a legal proxy, and bring the legal proxy with you to the meeting. To submit a vote by ballot at the meeting, you will be required to show the legal proxy as well as photo identification.

TIFFANY & CO.

WHAT CONSTITUTES A QUORUM?
A "quorum" is the minimum number of shares that must be present at the 2020 Annual Meeting for a valid vote. For the 2020 Annual Meeting, a majority of shares issued and outstanding on the record date and entitled to vote at the Annual Meeting must be present.
The number of shares issued and outstanding at the close of business on April 2, 2020, the record date, was 121,335,094. Therefore, 60,667,548 shares must be present at the 2020 Annual Meeting for a quorum to be established.
To determine if there is a quorum, we consider a share "present" if:

•	The shareholder who owns the share is present in person at the 2020 Annual Meeting, whether or not he or she chooses to cast a ballot on any proposal; or

•
The shareholder is represented by proxy at the 2020 Annual Meeting, including, for any beneficial owner of shares held in street name, by the organization holding, or trustee of, such shareholder's account.

If a shareholder is represented by proxy at the 2020 Annual Meeting as described above, his or her shares are deemed present for purposes of a quorum, even if:

•	The shareholder withholds his or her vote or marks "abstain" for one or more proposals; or

•	There is a "broker non-vote" on one or more proposals.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
Each nominee for director shall be elected by a majority of the votes cast "for" or "against" the nominee at the 2020 Annual Meeting. That means that the number of shares voted "for" a nominee must exceed the number of shares voted "against" that nominee. To vote "for" or "against" any of the nominees named in this Proxy Statement, you can so mark your proxy card or ballot or, if you vote via telephone or Internet, so indicate by telephone or electronically.
You may abstain on the vote for any nominee but your abstention will not have any effect on the outcome of the election of directors. A broker non-vote has the same effect as an abstention: neither will have any effect on the outcome of the election of directors. To abstain on the vote on any or all of the nominees named in this Proxy Statement, you can so mark your proxy card or ballot or, if you vote via telephone or Internet, so indicate by telephone or electronically.
The proposal to ratify the selection of PwC as the independent registered public accounting firm to audit our consolidated financial statements for Fiscal 2020 will be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the 2020 Annual Meeting and entitled to vote on the matter. That means that the proposal will pass if more than half of those shares present in person or represented by proxy at the 2020 Annual Meeting and entitled to vote on the matter vote "for" the proposal. Therefore, if you "abstain" from voting–in other words, you indicate "abstain" on the proxy card, by telephone or by Internet–it will have the same effect as an "against" vote.
The advisory proposal to approve the compensation of our named executive officers will be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the 2020 Annual Meeting and entitled to vote on the matter. That means that the advisory proposal will be approved if more than half of those shares present in person or represented by proxy at the 2020 Annual Meeting and entitled to vote on the matter vote "for" the proposal. Therefore, if you abstain from voting, it will have the same effect as an "against" vote. Broker non-votes on this proposal will have no effect.

WHAT HAPPENS IF A DIRECTOR NOMINEE DOES NOT RECEIVE A MAJORITY OF THE VOTES CAST?
In the event that any of the current directors standing for re-election does not receive a majority of "for" votes of the votes cast "for" or "against" his or her candidacy, such person would continue to serve as a director until he or she is succeeded by another qualified director or until his or her earlier resignation or removal from office. Each of the directors standing for re-election has tendered a resignation letter to the Nominating/Corporate Governance Committee to be considered in the event that he or she does not receive such a majority vote. Under the Corporate Governance Principles adopted by the Board, the Nominating/Corporate Governance Committee will make a

TIFFANY & CO.

recommendation to the Board on whether to accept or reject such resignation or whether other action should be taken.

HOW ARE PROXIES SOLICITED?
The Company has hired the firm of Georgeson LLC to assist in the solicitation of proxies on behalf of the Board. Georgeson LLC has agreed to perform this service for a fee of not more than $8,500, plus out-of-pocket expenses.
Employees of Tiffany and Company, a New York corporation and a subsidiary of the Company ("Tiffany"), may also solicit proxies on behalf of the Board. These employees will not receive any additional compensation for their work soliciting proxies and any costs incurred by them in doing so will be paid for by Tiffany.
Proxies may be solicited by mail, in person, by facsimile, by telephone or by e-mail. In addition, we will pay for any costs incurred by brokerage houses and others for forwarding proxy materials to beneficial owners.

WHO WILL COUNT THE VOTES?
All votes will be tabulated by American Election Services, LLC, the inspector of elections appointed for the 2020 Annual Meeting.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2020 ANNUAL MEETING?
The Company will announce preliminary voting results at the 2020 Annual Meeting and publish final results in a Form 8-K filed with the SEC within four business days after the 2020 Annual Meeting.

TIFFANY & CO.

OWNERSHIP OF THE COMPANY

SHAREHOLDERS WHO OWN AT LEAST FIVE PERCENT OF THE COMPANY

The following table shows all persons who were known to us to be "beneficial owners" of at least five percent of Company stock as of March 20, 2020, at which time there were 121,234,719 shares of Company common stock issued and outstanding. Except as specified below, each person or entity below has the sole voting and investment power with respect to the shares of Company common stock listed next to their name. Footnote (a) below provides a brief explanation of what is meant by the term "beneficial ownership." This table is based upon reports filed with the SEC. Copies of these reports are publicly available from the SEC. All of the reports included a certification to the effect that the shares were not acquired and were not being held for the purpose of or with the effect of changing or influencing the control of the Company and were not acquired and were not being held in connection with or as a participant in any transaction having that purpose or effect.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (a)		Percentage of Class
The Vanguard Group	13,340,783	(b)	11.00%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Qatar Investment Authority	11,822,436	(c)	9.75%
Ooredoo Tower
Diplomatic Area Street, West Bay
P.O. Box 23224, Doha, State of Qatar
BlackRock, Inc.	7,847,227	(d)	6.47%
55 East 52nd Street
New York, New York 10055

a) "Beneficial ownership" is a term broadly defined by the SEC and includes more than the typical form of stock ownership, that is, stock held in the person's name. The term also includes circumstances where a person has the right to acquire stock within 60 days or has or shares the power to vote the stock or to sell it. Accordingly, some of the shares reported as beneficially owned in this table may actually be held by other persons or organizations. Those other persons and organizations are described in the reports filed with the SEC.

b) The Vanguard Group reported such beneficial ownership to the SEC on its Schedule 13G/A as of February 12, 2020 and stated that, as an investment advisor, it beneficially owned the number of shares referred to above. This Schedule stated that it had sole power to vote 163,873 shares of the Company's common stock, shared power to vote 32,216 shares, sole power to dispose or direct the disposition of 13,155,426 shares, and shared power to dispose or direct the disposition of 185,357 shares.

c) Qatar Investment Authority, a citizen of Qatar, reported such beneficial ownership to the SEC on its Schedule 13G/A as of September 14, 2017 and stated that it had sole voting and disposition power with respect to all such shares.

d) Blackrock, Inc. reported such beneficial ownership to the SEC on its Schedule 13G/A as of February 6, 2020 and stated that, as a parent holding company of the subsidiaries identified in that Schedule, it beneficially owned the number of shares referred to above. This Schedule stated that Blackrock, Inc. had sole power to vote 6,600,308 shares of the Company's common stock and sole power to dispose or direct the disposition of 7,847,227 shares.

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OWNERSHIP BY DIRECTORS/DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The following table shows the number of shares of the Company's common stock beneficially owned as of March 20, 2020 by: each of the Company's directors/director nominees on such date; the principal executive officer and the principal financial officer during Fiscal 2019; the three next most highly compensated executive officers of the Company as of the end of Fiscal 2019; and the directors and executive officers on March 20, 2020 (see "Executive Officers of the Company" at PS-15) as a group. In the notes to the table below, "Vested Stock Options" refer to stock options that are exercisable as of March 20, 2020 or will become exercisable within 60 days of that date.

Name	Amount and Nature of Beneficial Ownership		Percentage of Class [a]
Directors/Director Nominees
Alessandro Bogliolo (CEO)	39,372		*
Rose Marie Bravo	42,233	b	*
Hafize Gaye Erkan	4,951	c	*
Roger N. Farah	44,633	d	*
Jane Hertzmark Hudis	4,951	e	*
Abby F. Kohnstamm	55,056	f	*
James E. Lillie	37,815	g	*
William A. Shutzer	354,913	h	*
Robert S. Singer	40,062	i	*
Annie Young-Scrivner	8,287	j	*
Executive Officers
Mark J. Erceg (CFO)	143,114	k	*
Philippe Galtie	36,609		*
Leigh M. Harlan	37,033	l	*
Daniella Vitale	—		*
All executive officers and directors as a group (17 persons):	896,726	m	*

a)	An asterisk (*) is used to indicate less than 1% of the class outstanding.

b)	Includes 38,233 shares issuable upon the exercise of Vested Stock Options.

c)	Includes 4,951 shares issuable upon the exercise of Vested Stock Options.

d)	Includes 24,633 shares issuable upon the exercise of Vested Stock Options and 10,000 shares held in a family trust.

e)	Includes 4,951 shares issuable upon the exercise of Vested Stock Options.

f)	Includes 34,373 shares issuable upon the exercise of Vested Stock Options.

g)	Includes 15,026 shares issuable upon the exercise of Vested Stock Options.

h)
Includes 38,233 shares issuable upon the exercise of Vested Stock Options; 107,250 shares held by KJC Ltd. of which Mr. Shutzer is the sole general partner and of which three of his adult children are limited partners; and 32,210 shares held in trust for one adult child of which trust Mr. Shutzer's wife is sole trustee. Mr. Shutzer disclaims beneficial ownership of Company shares held by KJC Ltd. and shares held in the aforementioned trust.

i)	Includes 31,896 shares issuable upon the exercise of Vested Stock Options.

j)	Includes 8,277 shares issuable upon the exercise of Vested Stock Options.

k)	Includes 73,914 shares issuable upon the exercise of Vested Stock Options.

l)	Includes 12 shares held in Ms. Harlan's account under the 401K Plan.

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m)	Includes 274,487 shares issuable upon the exercise of Vested Stock Options; 2,719 shares held in accounts under the 401K Plan; and three shares held in the Tiffany Employee Stock Purchase Plan.
See "Equity Ownership by Executive Officers," beginning at PS-59 for a discussion of the Company's share ownership policy.

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EXECUTIVE OFFICERS OF THE COMPANY
The executive officers of the Company are:

Name	Age	Position	Year Joined Tiffany
Alessandro Bogliolo	55	Chief Executive Officer	2017
Mark J. Erceg	51	Executive Vice President–Chief Financial Officer	2016
Philippe Galtie	59	Executive Vice President–Global Sales	2015
Daniella Vitale	58	Executive Vice President–Chief Brand Officer	2019
Andrea C. Davey	51	Senior Vice President–Global Marketing	2013
Leigh M. Harlan	43	Senior Vice President–Secretary & General Counsel	2012
Andrew W. Hart	52	Senior Vice President–Diamond & Jewelry Supply	1999
Gretchen Koback-Pursel	47	Senior Vice President–Chief Human Resources Officer	1997

Alessandro Bogliolo. Mr. Bogliolo joined Tiffany in October 2017 as CEO, and was concurrently appointed as a director of Tiffany & Co. Prior to joining Tiffany, Mr. Bogliolo served as CEO of Diesel SpA, a global apparel and accessories company, from 2013 to 2017. Previously, he was Chief Operating Officer, North America, at Sephora USA Inc. from 2012 to 2013. Mr. Bogliolo also spent 16 years at Bulgari SpA from 1996 to 2012, serving in various management roles, including as Chief Operating Officer and Executive Vice President, Jewelry, Watches & Accessories.

Mark J. Erceg. Mr. Erceg joined Tiffany in October 2016 as Executive Vice President–Chief Financial Officer. Prior to joining Tiffany, Mr. Erceg held the role of Executive Vice President and Chief Financial Officer for Canadian Pacific Railway Limited, a transcontinental railway, from 2015 to 2016, and for Masonite International Corporation, a global manufacturer of commercial and residential doors, from 2010 to 2015. Previously, Mr. Erceg held finance, market strategy, customer response, general management and global investor relations positions at The Procter & Gamble Company during his tenure there from 1992 to 2010.

Philippe Galtie. Mr. Galtie joined Tiffany in August 2015 as Senior Vice President–International, with responsibility for all sales channels in the Company's Asia-Pacific, Europe, Japan and Emerging Markets regions, as well as oversight of global store development and global sales operations. In 2016, Mr. Galtie assumed responsibility for global customer and omnichannel management, and in 2017 he also assumed responsibility for global customer and sales service, as well as the Company's Americas region. Following these changes, he was responsible for sales channels in every region, as well as global store planning, global sales operations, global customer and omnichannel management and global customer and sales service. Mr. Galtie was promoted to Executive Vice President–Global Sales effective February 1, 2018. Prior to joining Tiffany, Mr. Galtie held the role of International Retail Director at Cartier since 2011, where he was responsible for oversight of retail and client strategy, client relations and services, operations, store design and merchandising.

Daniella Vitale. Ms. Vitale joined Tiffany on December 1, 2019 as Executive Vice President–Chief Brand Officer, with responsibility for overseeing the global strategic initiatives of the Company's Merchandising and Marketing divisions. Prior to joining Tiffany, Ms. Vitale held roles of increasing responsibility at Barney's New York, which filed for protection under Chapter 11 of the U.S. Bankruptcy Code in August 2019 and was acquired by Authentic Brands Group in October 2019. During her employment at Barney's New York, Ms. Vitale served as Chief Executive Officer from February 2017 through October 2019, Chief Operating Officer from 2013 to 2017, and Chief Merchandising Officer and Executive Vice President–Digital from 2010 to 2013.

Andrea C. Davey. Ms. Davey joined Tiffany in 2013 as Vice President–Marketing for Northern America, and in 2014 was named Vice President–Global Marketing, with responsibility for marketing brand management, marketing production and consumer insights. In 2016, Ms. Davey was named Divisional Vice President–Jewelry Collections, where she was responsible for overseeing the management of Tiffany's various jewelry collections. She was promoted to Senior Vice President–Global Marketing effective February 1, 2018. Prior to joining Tiffany, Ms. Davey held

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marketing and brand management positions of increasing responsibility at The Procter & Gamble Company from 1996 to 2013.

Leigh M. Harlan. Ms. Harlan joined Tiffany in 2012 as Associate General Counsel. In 2014, she was promoted to Senior Vice President–Secretary & General Counsel, with responsibility for the Company's worldwide legal affairs. In 2017, Ms. Harlan's responsibilities were expanded to include global compliance. Prior to joining Tiffany, Ms. Harlan was an attorney at the law firm of Cravath, Swaine & Moore LLP, where she practiced corporate, transactional and finance law, from 2005 to 2012.

Andrew W. Hart. Mr. Hart joined Tiffany in 1999 as Director–Materials Management and advanced through positions of increasing management responsibility. In 2012, he was promoted to Senior Vice President–Diamonds and Gemstones, with responsibility for the Company's global diamond and gemstone supply chain. In 2013, Mr. Hart assumed responsibility for jewelry manufacturing, and in 2018 he also assumed responsibility for watch manufacturing. His current title is Senior Vice President–Diamond & Jewelry Supply.

Gretchen Koback-Pursel. Ms. Koback-Pursel joined Tiffany in 1997 as a Human Resources Representative and advanced through positions of increasing management responsibility. In 2012, Ms. Koback-Pursel was promoted to Vice President–Global Human Resources, serving as the primary human resources business partner for the Tiffany & Co. executive team and the Company's creative and operational corporate groups. She was promoted to Senior Vice President–Chief Human Resources Officer in June 2017.

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ITEM 1. ELECTION OF THE BOARD

Each year, the Company elects directors at an annual meeting of its shareholders. Pursuant to the Company's By-laws, directors are required to be less than age 74 when elected or appointed, unless the Board waives that provision with respect to an individual director whose continued service is deemed uniquely important to the Company.

At the 2020 Annual Meeting, 10 directors will be elected. Each of them will serve until he or she is succeeded by another qualified director or until his or her earlier resignation or removal from office. Pursuant to the terms of the Merger Agreement, each of the Company's then-current directors will be required to resign from the Board immediately prior to the effective time of the Merger.

It is not anticipated that any of this year's nominees will be unable to serve as a director but, if that should occur before the 2020 Annual Meeting, the Board may either propose another nominee or reduce the number of directors to be elected. If another nominee is proposed, you or your proxy will have the right to vote for that person at the 2020 Annual Meeting.

Why the Nominees Were Chosen to Serve. Each of the 10 nominees for director was recommended for nomination by the Nominating/Corporate Governance Committee and nominated by the full Board to stand for election by the shareholders. All nominees have previously been elected as directors by the Company's shareholders.

In February 2017, JANA Partners LLC ("JANA") and the Company entered into a Cooperation Agreement (the "Cooperation Agreement"), pursuant to which the Company agreed that, subject to the conditions set forth therein, the Board would appoint (i) Roger N. Farah, James E. Lillie and Francesco Trapani to the Board and (ii) Mr. Trapani to the Nominating/Corporate Governance Committee and the then-existing Search Committee, in each case no later than 10 business days after the date of the Cooperation Agreement. Mr. Farah, Mr. Lillie and Mr. Trapani were subsequently appointed to the aforementioned positions in March 2017. Pursuant to the Cooperation Agreement, the Company also agreed that, subject to the conditions set forth therein, the Board would nominate each of Mr. Farah, Mr. Lillie and Mr. Trapani for election to the Board at the Company's 2017 Annual Meeting. Mr. Farah, Mr. Lillie and Mr. Trapani were so nominated, and were each subsequently elected as directors by the Company's shareholders at the 2017 Annual Meeting. Mr. Farah, Mr. Lillie and Mr. Trapani were also included, at the determination of the Board and with the subsequent agreement of JANA, on the Company's slate of directors for the 2018 and 2019 Annual Meetings and were elected at each of those meetings. Pursuant to the Cooperation Agreement and a separate cooperation agreement, entered into in February 2017 between the Company and Mr. Trapani (the "Trapani Cooperation Agreement"), JANA and Mr. Trapani were each committed to be independent of each other following the date of such agreements. On November 26, 2019, Mr. Trapani resigned from the Board with immediate effect in order to pursue other opportunities.

The foregoing summary of the Cooperation Agreement and Trapani Cooperation Agreement is not complete and is subject to, and is qualified by reference to, the full text of the Cooperation Agreement and Trapani Cooperation Agreement, which are filed as Exhibits 10.37 and 10.38, respectively, to the Company's Current Report on Form 8-K filed with the SEC on February 21, 2017.

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The following chart summarizes the balance of skills, experience and qualifications that each director nominee brings to the Board. The fact that a particular skill, experience or qualification is not designated does not mean that the nominees do not also possess that specific skill, experience or qualification. Each of the director nominees has many diverse skills, but the chart below highlights those skills that are most noteworthy for each such nominee.

	Luxury Retail Experience	Brand Management	Global Management	Strategic Planning	Accounting/Finance	CEO/CFO Experience	Product Development/Merchandising	Digital and Marketing	Other Public Company Board(s) (Last five years)
Alessandro Bogliolo	✓	✓	✓	✓		✓	✓	✓
Rose Marie Bravo	✓	✓	✓			✓	✓		✓
Hafize Gaye Erkan		✓		✓	✓				✓
Roger N. Farah	✓	✓	✓			✓	✓	✓	✓
Jane Hertzmark Hudis	✓	✓	✓	✓			✓	✓
Abby F. Kohnstamm		✓	✓	✓				✓
James E. Lillie			✓	✓	✓	✓	✓		✓
William A. Shutzer				✓	✓				✓
Robert S. Singer	✓	✓	✓		✓	✓			✓
Annie Young-Scrivner		✓	✓	✓		✓		✓	✓

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Information concerning each of the nominees of the Board, including a description of the specific experience, qualifications and key skills of each such nominee, is set forth below:

Alessandro Bogliolo
Mr. Bogliolo, 55, became a director of Tiffany & Co. in October 2017, concurrently with the commencement of his employment as CEO. Prior to joining Tiffany, Mr. Bogliolo served as CEO of Diesel SpA, a global apparel and accessories company, from 2013 to 2017. Previously, he was Chief Operating Officer, North America, at Sephora USA Inc. from 2012 to 2013. Mr. Bogliolo also spent 16 years at Bulgari SpA from 1996 to 2012, serving in various management roles, including as Chief Operating Officer and Executive Vice President, Jewelry, Watches & Accessories.

Key Skills: retail and luxury brand management, product development, merchandising, marketing, global management and strategic planning.

Rose Marie Bravo
Ms. Bravo, CBE, 69, became a director of Tiffany & Co. in 1997. Ms. Bravo previously served as CEO of Burberry Limited from 1997 until 2006 and as President of Saks Fifth Avenue from 1992 to 1997. Prior to Saks, Ms. Bravo held a series of merchandising positions at Macy's, culminating in the Chairman & CEO role at I. Magnin, which was a division of R. H. Macy & Co. Ms. Bravo serves on the Board of Directors of The Estée Lauder Companies Inc. She also served on the Board of Directors of the following public company during the past five years: Williams-Sonoma, Inc.

Key Skills: retail and brand management, global management, merchandising and product development.

Hafize Gaye Erkan
Ms. Erkan, 41, is the President of First Republic Bank ("First Republic"). Ms. Erkan also became a member of the Board of Directors of First Republic in 2019. Prior to becoming President in 2017, she served as Chief Investment Officer and Chief Deposit Officer of First Republic from January 2016 to May 2017, as Chief Investment Officer from September to December 2015 and as Chief Investment Officer and Co-Chief Risk Officer from June 2014 to August 2015. Prior to First Republic, she held the position of Managing Director and Head of Financial Institutions Group Strategies at Goldman Sachs, where she worked in roles of increasing responsibility for nearly a decade, advising boards and executive management of large U.S. banks and insurance companies. Ms. Erkan holds a B.Sc. from Bogazici University (Turkey) and a Ph.D. from Princeton University.

Key Skills: finance, strategic planning, risk management, brand management, data and analytics and strategic transactions.

Roger N. Farah
Mr. Farah, 67, became a director of Tiffany & Co. in March 2017 and was elected Chairman of the Board in October 2017. He served as the Co-CEO of Tory Burch LLC from 2014 to March 2017, when he transitioned to the role of Executive Director, which he held through December 2017. He also served as a member of the Board of Directors of Tory Burch LLC from 2014 to 2017. Mr. Farah served as President and Chief Operating Officer of Ralph Lauren Corporation from 2000 to 2013 and as Executive Vice Chairman from November 2013 to May 2014. He was a member of the Board of Directors of Ralph Lauren Corporation from 2000 to 2014. Prior to joining Ralph Lauren Corporation, he served as Chairman of the Board and CEO of Venator Group, Inc. (now Foot Locker, Inc.), as President and Chief Operating Officer of R.H. Macy & Co., Inc. and as Chairman and CEO of Federated Merchandising Services. Mr. Farah currently serves on the Board of Directors of The Progressive Corporation and CVS Health Corporation. He also served on the Board of Directors of the following public companies during the past five years: Aetna, Inc. (which was acquired by CVS Health Corporation in November 2018) and Metro Bank PLC. Mr. Farah holds a B.S. in Economics from the University of Pennsylvania, Wharton School of Business.

Key Skills: luxury brand management, global management, marketing and product development.

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Jane Hertzmark Hudis
Ms. Hertzmark Hudis, 60, is the Group President of The Estée Lauder Companies Inc. ("Estée Lauder"). In this role, in which she has served since January 2015, she is responsible for leading the company's Estée Lauder, La Mer, Bobbi Brown, AERIN, Darphin, Origins, Aveda, Bumble and bumble, Dr. Jart+ and Do The Right Thing brands globally. From 2009 to 2014, Ms. Hertzmark Hudis served as the Global President of the Estée Lauder brand. Since joining Estée Lauder in 1986, she has served in management positions of increasing responsibility, including as President of Origins and President of BeautyBank, a brand innovation think tank she co-founded in 2003. Ms. Hertzmark Hudis serves as a director of the Fashion Institute of Technology ("FIT") Foundation as well as a member of FIT's executive committee of the cosmetics and fragrance marketing and management graduate program. She holds a B.A. from Vassar College and an M.B.A. from Columbia Business School.

Key Skills: retail and brand management, global management, strategic planning, product innovation and digital marketing.

Abby F. Kohnstamm
Ms. Kohnstamm, 66, became a director of Tiffany & Co. in 2001. Ms. Kohnstamm previously served as the Executive Vice President and Chief Marketing Officer at Pitney Bowes Inc. ("Pitney Bowes") from 2013 until her retirement in July 2018. In this role, she managed Pitney Bowes's worldwide marketing and communications, pitneybowes.com, as well as citizenship and philanthropy for Pitney Bowes. Before joining Pitney Bowes, Ms. Kohnstamm was the President and founder of Abby F. Kohnstamm & Associates, Inc., a marketing and consulting firm. Prior to establishing her company in 2006, Ms. Kohnstamm served as Senior Vice President, Marketing (Chief Marketing Officer) of IBM Corporation from 1993 through 2005. In that capacity, she had overall responsibility for all aspects of marketing and corporate philanthropy across IBM on a global basis. Before joining IBM, Ms. Kohnstamm held a number of senior marketing positions at American Express from 1979 through 1993. Ms. Kohnstamm is a member of the Board of Directors of the Roundabout Theatre Company and Sanctuary for Families, as well as Trustee Emeritus of Tufts University. She holds a B.A. from Tufts University, an M.A. in Education from New York University and an M.B.A. from New York University Stern School of Business.

Key Skills: brand management, global management, strategic planning, digital marketing and e-commerce.

James E. Lillie
Mr. Lillie, 58, became a director of Tiffany & Co. in March 2017. He is the Vice Chairman of Mariposa Capital, a private investment office. Prior to April 2019, he served as a consultant for Newell Brands, which acquired Jarden Corporation in April 2016. He held senior positions at Jarden Corporation from 2003 through the aforementioned acquisition of the company, including as President and Chief Operating Officer and, beginning in 2011, CEO. He also served as a member of the Board of Directors of Jarden Corporation from 2011 until the aforementioned acquisition. Prior to joining Jarden Corporation, Mr. Lillie served as Executive Vice President of Operations at Moore Corporation Limited and held several senior level management positions at portfolio companies of Kohlberg, Kravis, Roberts & Company. Mr. Lillie serves on the Board of Directors of APi Group Corporation (formerly J2 Acquisition Limited) and Nomad Foods Limited, and previously served on the Board of Directors of Radio Prisa in Spain and the US-China Business Council. Mr. Lillie holds a B.A. from the University of Wisconsin.

Key Skills: global management, strategic planning, finance, product innovation and business process optimization.

William A. Shutzer
Mr. Shutzer, 73, became a director of Tiffany & Co. in 1984. He has been a Senior Advisor of Evercore Partners, a financial advisory and private equity firm, since 2004. He previously served as a Managing Director of Lehman Brothers from 2000 through 2003, a Partner in Thomas Weisel Partners LLC, a merchant banking firm, from 1999 through 2000, as Executive Vice President of ING Baring Furman Selz LLC from 1998 through 1999, President of Furman Selz Inc. from 1995 through 1997 and as a Managing Director of Lehman Brothers and its predecessors from 1978 through 1994. Mr. Shutzer serves on the Board of Directors of ExamWorks Group, Inc. and Evercore Trust Company.

Key Skills: finance, investor relations and strategic planning.

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Robert S. Singer
Mr. Singer, 68, became a director of Tiffany & Co. in 2012. He has been a consultant for IDG Capital, a private equity firm, since November 2018, and previously served as CEO of Barilla Holding S.p.A, a major Italian food company, from 2006 to 2009. From 2004 to 2005, Mr. Singer served as President and Chief Operating Officer of Abercrombie & Fitch Co., an American clothing retailer. Prior to joining Abercrombie, Mr. Singer served as Chief Financial Officer of Gucci Group NV, a leading luxury goods company, from 1995 to 2004. From 1987 to 1995, Mr. Singer was a Partner at Coopers & Lybrand. Mr. Singer served on the Board of Directors of Benetton S.p.A. from 2006 to 2010, and on the Board of Directors of Fairmont Hotels & Resorts, Inc. from 2003 to 2006. Mr. Singer currently serves on the Board of Directors of Coty Inc. and Keurig Dr. Pepper Inc., and served on the Board of Directors of the following public companies during the past five years: Mead Johnson Nutrition Company and Jimmy Choo PLC. Mr. Singer also currently serves on the Board of Directors of several non-public companies.

Key Skills: accounting, global retail, financial and general management of luxury brands.

Annie Young-Scrivner
Ms. Young-Scrivner, 51, became a director of Tiffany & Co. in May 2018. She is the CEO of Godiva Chocolatier ("Godiva"). Prior to joining Godiva in August 2017, Ms. Young-Scrivner held senior positions at Starbucks Corporation ("Starbucks") beginning in 2009, including as Global Chief Marketing Officer & President of Tazo Tea from 2009 to 2012, President of Starbucks Canada from 2012 to 2014, President, Teavana & Executive Vice President of Global Tea from 2014 to 2015, and Executive Vice President, Global Digital & Loyalty Development from 2015 until her departure in April 2017. Prior to joining Starbucks, Ms. Young-Scrivner held senior leadership positions at PepsiCo, Inc. in sales, marketing and general management, including her role as Region President of PepsiCo Foods Greater China from 2006 to 2008. Ms. Young-Scrivner holds a B.A. from the Foster School of Business, University of Washington and an Executive M.B.A. from the Carlson School of Business, University of Minnesota. Ms. Young-Scrivner currently serves on the Board of Directors of Yum! Brands, Inc., and served on the Board of Directors of the following public company during the past five years: Macy's Inc.

Key Skills: omnichannel brand management, digital marketing, global management, consumer insights and data analytics, and strategic planning.
In the event that any of the current directors standing for re-election does not receive a majority of "for" votes of the votes cast "for" or "against" his or her candidacy, such person would continue to serve as a director until he or she is succeeded by another qualified director or until his or her earlier resignation or removal from office. Each such director standing for re-election has tendered a resignation letter to the Nominating/Corporate Governance Committee to be considered in the event that he or she does not receive such a majority vote. Under the Corporate Governance Principles adopted by the Board, the Nominating/Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. Please refer to Section 1.h of our Corporate Governance Principles for further information about the procedure that would be followed in the event of such an election result. The Corporate Governance Principles may be viewed on the Company's website, www.tiffany.com, by clicking on "Investors" and then selecting "Corporate Governance."

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL 10 NOMINEES FOR DIRECTOR.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

CORPORATE GOVERNANCE HIGHLIGHTS

The Company and its Board are committed to maintaining strong corporate governance practices that serve the interests of the Company and its shareholders. The Board recognizes that the Company's corporate governance practices must continually evolve, and the Board monitors developments in governance best practices to ensure that the Company continues to effectively represent the interests of its shareholders. The Board has adopted several corporate governance practices in support of this commitment, including:

•	Independent Chairman–Roger N. Farah, an independent director, has served as Chairman of the Board since October 2017;

•	Annual election of directors;

•	Majority voting standard for director elections–each director must be elected by a majority of votes cast, not a plurality;

•
Director resignation policy–each of the directors standing for re-election has tendered a resignation letter to the Nominating/Corporate Governance Committee to be considered in the event that he or she does not receive a majority of "for" votes of the votes cast "for" or "against" his or her candidacy. The Nominating/Corporate Governance Committee will then make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken;

•	Director independence–8 of the Company's 10 directors up for election are independent;

•	Proxy access by-law–adopted by the Board during the Company's fiscal year ended January 31, 2018 ("Fiscal 2017");

•
Director overboarding policy–directors may not serve on a total of more than five public company boards, and no director who is serving as CEO of a public company or who is otherwise employed full time may serve on a total of more than three public company boards (in each case, including the Board);

•
Resignation on job change or new directorship–a director must submit a letter of resignation to the Nominating/Corporate Governance Committee on a change in employment, upon accepting a directorship with another public company (or any other organization that would require a significant time commitment) or, in the case of a director who is a Company employee, upon retirement or other termination of his or her active employment with the Company. The Nominating/Corporate Governance Committee may then accept or decline such resignation;

•
Annual self-evaluation–the Company's non-management directors participate in an annual assessment and evaluation of the workings and efficiency of the Board and each of the committees on which they serve, the results of which are discussed by the full Board;

•	Long-standing policies governing business and ethical conduct;

•	Commitment to corporate social responsibility; and

•	Leading compensation practices–see "Corporate Governance Best Practices" at PS-45.

THE BOARD, IN GENERAL

The Board is currently composed of 10 members. The Board can fill vacancies and newly created directorships, as well as amend the Company's By-laws to provide for a greater or lesser number of directors.

Under the Company's Corporate Governance Principles, directors may not serve on a total of more than five public company boards. In addition, no director who is serving as the CEO of a public company, or who is otherwise employed full time, may serve on more than three public company boards. Service on the Board is included in each of those totals.

THE ROLE OF THE BOARD IN CORPORATE GOVERNANCE

The Board plays several important roles in the governance of the Company, as set out in the Company's Corporate Governance Principles. The Corporate Governance Principles may be viewed on the Company's website, www.tiffany.com, by clicking on "Investors" and then selecting "Corporate Governance." The responsibilities of the Board include:

•	Review and approval of the annual operating plan prepared by management;

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•	Monitoring of performance in comparison to the annual operating plan;

•	Review and approval of the Company's multi-year strategic plan prepared by management;

•	Consideration of topics of relevance to the Company's ability to carry out its strategic plan;

•	Selection and evaluation of, and determination of whether to retain or replace, the Company's CEO;

•	Participation in succession planning for the Company's other executive officers;

•	Review and approval of delegations of authority by which management carries out the day-to-day operations of the Company and its subsidiaries;

•	Review of management's enterprise risk assessment;

•	Review and, if appropriate, modification of Board committee charters;

•	Review and approval of the Company's policies or programs with respect to payment of dividends and the repurchase of common stock; and

•	Review and approval of other significant actions by the Company.

BOARD LEADERSHIP STRUCTURE

Pursuant to the Company's Corporate Governance Principles, it is the responsibility of the Board to determine whether the offices of Chairman of the Board and CEO shall be held by one person or by separate persons, and to further determine whether the person holding the office of Chairman of the Board shall be "independent." In determining which director is elected to serve as Chairman of the Board, the Board broadly considers all relevant facts and circumstances, as well as candidates' business experience, specific areas of expertise and skill set, including their ability to effectively moderate discussions during Board meetings and their responsiveness to the Board's suggestions for agenda items and information to be provided by management to the Board.

Roger N. Farah, an independent director, has served as the non-executive Chairman of the Board since 2017. The Board continues to believe that having an independent, non-executive Chairman is in the best interest of the Company and its shareholders. In particular, the Board believes that a clear division of responsibilities between the leadership of the Board and the Company's CEO, Alessandro Bogliolo, will best enable Mr. Bogliolo to focus his time and attention on managing the Company, and allow Mr. Farah to dedicate his efforts to Board governance matters and to leading the Board in its fundamental role of providing oversight and guidance regarding the business, operations and strategy of the Company. The Board also believes the non-executive Chairman role is important to provide additional independent oversight of the Company's management, including enhanced accountability of the Company's CEO to the Board, and to serve in an advisory capacity to the CEO. In addition, the existence of an independent, non-executive Chairman facilitates communication among the Company's other directors, or between any of them, as well as communication between shareholders and the Company's independent and other non-management directors.

In electing Mr. Farah as the Company's non-executive Chairman, the Board considered Mr. Farah's extensive experience as an executive in the luxury retail industry, believing his in-depth understanding of the industry, consumer behavior and the competitive environment in which the Company operates to be invaluable in advising the Company's CEO and in guiding the Board through key matters within its purview, including the strategic planning process. Additionally, the Board focused on Mr. Farah's service as a director and an executive of multiple U.S. public companies with global operations, noting that such experience has enabled him to develop knowledge of public company governance, compensation, investor relations, regulatory and reporting matters. Based on the considerations above, as well as the expertise Mr. Farah has demonstrated and the insights he has provided during his tenure on the Board to date, the Board continues to believe that he is the appropriate individual to serve as the Company's non-executive Chairman.

As non-executive Chairman of the Board, Mr. Farah works closely with the CEO, providing advice to Mr. Bogliolo on operational, strategic, organizational and executive management matters. In this capacity, he facilitates communications between the directors and the Company's management. Mr. Farah also approves the schedule of Board meetings, sets the agenda for each Board meeting, after consideration of any items submitted for inclusion by the other directors and Company management, and consults with management regarding the materials to be presented to the Board to ensure such materials are responsive to the Board's requests and needs. As non-executive Chairman, Mr. Farah presides over meetings of the Board as well as meetings of the non-management and independent directors, and has the authority to call such meetings. Both in and outside of Board meetings, Mr. Farah facilitates communication among the directors. Consistent with this role, and his position as the chair of the

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Nominating/Corporate Governance Committee, Mr. Farah leads the annual evaluation of the performance of the Board and its committees and provides oversight with respect to the Board's compliance with corporate governance requirements and best practices.

The Board, with the assistance of the Nominating/Corporate Governance Committee, will reassess the appropriateness of the existing leadership structure as warranted, including following changes in management, in Board composition or in the nature, scope or complexity of the Company's operations.

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

Non-management directors meet regularly in executive session without the participation of management directors or executive officers. This encourages open discussion. In addition, at least once per year the independent directors meet separately in executive session.

SHAREHOLDER ENGAGEMENT AND COMMUNICATION WITH NON-MANAGEMENT DIRECTORS

The Company's Board and management are strongly committed to proactive and ongoing communications with current, potential and former shareholders. The Company's approach to shareholder engagement revolves around providing informative, candid, credible and consistent communications to shareholders, as well as soliciting their feedback. The Company's CEO, Chief Financial Officer ("CFO") and Vice President–Treasurer and Investor Relations, regularly communicate with Company shareholders through one-on-one and group meetings and in conferences in an effort to remain informed regarding shareholder perspectives on strategic, operational and governance matters (including with respect to executive compensation) and to address any questions or concerns from shareholders. The Company's Board and management may also undertake enhanced shareholder outreach in response to specific feedback conveyed by Company shareholders.

Through the foregoing shareholder engagement practices, the Company's management serves as a liaison between shareholders and the Board. However, shareholders and other interested persons may also contact the Board directly by sending written communications to the entire Board or to any of the non-management directors by addressing their concerns to Roger N. Farah, Chairman of the Board, at the following address: Corporate Secretary (Legal Department), Tiffany & Co., 200 Fifth Avenue, New York, New York 10010. All communications will be compiled by the Corporate Secretary and submitted to the Board or an individual director, as appropriate, on a periodic basis.

INDEPENDENT DIRECTORS CONSTITUTE A MAJORITY OF THE BOARD

The Board has affirmatively determined that each of the following directors and director nominees is "independent" under the listing standards of the New York Stock Exchange in that none of them has a material relationship with the Company (directly or as a partner, shareholder or officer of any organization that has a relationship with the Company): Rose Marie Bravo, Hafize Gaye Erkan, Roger N. Farah, Jane Hertzmark Hudis, Abby F. Kohnstamm, James E. Lillie, Robert S. Singer and Annie Young-Scrivner. The Board had also previously determined that Lawrence K. Fish, who was a director for a portion of Fiscal 2019 but did not stand for re-election at the 2019 Annual Meeting, and Francesco Trapani, who resigned from the Board in November 2019, were "independent."

All of the members of the Audit, Nominating/Corporate Governance and Compensation Committees are independent as indicated in the prior paragraph.

The Board also considered the other tests of independence set forth in the New York Stock Exchange Corporate Governance Rules and has determined that each of the above directors and nominees is independent as defined in such Rules.

In addition, the Board has affirmatively determined that Mr. Singer, Ms. Erkan and Mr. Lillie meet the additional, heightened independence criteria applicable to audit committee members under the New York Stock Exchange rules. The Board had also previously determined that Mr. Fish and Mr. Trapani, who each served on the Audit Committee during Fiscal 2019, met such additional, heightened independence criteria.

In determining that Mr. Farah and Mr. Lillie are independent, the Board specifically considered the Cooperation Agreement. In determining that Mr. Trapani was independent, the Board had specifically considered the Cooperation Agreement, the Trapani Cooperation Agreement and the Nomination Agreement (as defined on PS-90). See "Item 1.

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Election of the Board" at PS-17 for additional information regarding the Cooperation Agreement and Trapani Cooperation Agreement. See "Additional Compensation from JANA Partners LLC" at PS-90 for additional information regarding the Nomination Agreement.

To the Company's knowledge, none of the other independent directors/director nominees has any direct or indirect relationship with the Company, other than as a director.

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE DURING FISCAL 2019

Pursuant to the Company's Corporate Governance Principles, directors are expected to attend the regularly scheduled Board meetings, as well as all regularly scheduled meetings for those committees on which they serve. Directors are expected to attend such meetings in person or, if such attendance in person is not practicable, by telephone or other communications equipment.

The Board holds one of its regularly scheduled meetings on the date of the annual meeting of its shareholders to facilitate attendance at the annual meeting by the directors. Nine of the Company's 10 directors up for election at the 2020 Annual Meeting attended the 2019 Annual Meeting. Francesco Trapani, who resigned from the Board in November 2019, also attended the 2019 Annual Meeting.

Each director who served on the Board as of March 20, 2020 attended at least 81% of the aggregate number of meetings of the Board and those committees (including the Audit Committee, Compensation Committee and Stock Option Subcommittee, Nominating/Corporate Governance Committee, Finance Committee and Corporate Social Responsibility Committee) on which he or she served during Fiscal 2019.

•	The full Board held five regular meetings and six special meetings. Attendance averaged 99% amongst all members.

•	The Audit Committee held seven meetings. All members attended all meetings.

•	The Compensation Committee and its Stock Option Subcommittee held three regular meetings and one special meeting. Attendance averaged 94% amongst all members.

•	The Nominating/Corporate Governance Committee held three meetings. Attendance averaged 89% amongst all members.

•	The Finance Committee held three regular meetings and one special meeting. All members attended all meetings.

•	The Corporate Social Responsibility Committee held three meetings. Attendance averaged 94% amongst all members.

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COMMITTEES OF THE BOARD

Board Committee Membership

The committees of the Board, as well as the memberships thereof, consisted of the following as of March 20, 2020:

Director	Audit*	Compensation Committee & Stock Option Sub-committee*	Corporate Social Responsibility	Dividend	Finance	Nominating/ Corporate Governance*
Alessandro Bogliolo			✓	✓
Rose Marie Bravo		Chair				✓
Hafize Gaye Erkan	✓
Roger N. Farah		✓	✓			Chair
Jane Hertzmark Hudis
Abby F. Kohnstamm		✓	✓			✓
James E. Lillie	✓		Chair		✓
William A. Shutzer					Chair
Robert S. Singer	Chair				✓
Annie Young-Scrivner		✓	✓		✓
* Composed solely of independent directors.

Audit Committee

The Company's Audit Committee is an "audit committee" established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the (i) integrity of the Company's financial statements, (ii) Company's compliance with legal and regulatory requirements, (iii) Company's process to assess, monitor and control major financial risk exposures, (iv) independent auditor's qualifications and independence, and (v) performance of the Company's internal audit function and independent auditor. The Audit Committee operates under a charter adopted by the Board; that charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" and then selecting "Corporate Governance." Under its charter, the Audit Committee's responsibilities and related oversight processes include:

•	Appointing, compensating, retaining and providing oversight of the Company's independent registered public accounting firm retained to audit the Company's consolidated financial statements;

•	Reviewing the quality-control procedures and independence of the Company's independent registered public accounting firm and evaluating their proposed audit scope, performance and fee arrangements;

•	Reviewing and evaluating the lead partner of the independent auditor;

•	Approving in advance all audit and non-audit services to be rendered by the independent registered public accounting firm;

•
Reviewing and discussing the Company's financial statements and audit findings, including the impact of significant events, transactions or changes in accounting principles thereon, with management and the independent auditor in advance of filing;

•	Reviewing and discussing significant proposed changes in the Company's auditing and accounting principles, policies, controls, procedures and practices with management and the independent auditor;

•	Discussing the Company's earnings press releases in advance of filing, as well as financial information and earnings guidance provided to analysts and rating agencies;

•	Reviewing the adequacy of the Company's system of internal accounting and financial controls;

•
Discussing guidelines and policies with respect to risk assessment and risk management, including the steps management has taken to monitor and control major risk exposures in the following areas: financial and

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financial reporting risks, risks related to litigation or other legal or compliance matters, employee safety risks, global security risks, information security and technology risks, and data privacy and data protection risks;

•
Reviewing and discussing the overall adequacy and effectiveness of the Company's legal, regulatory and ethical compliance programs, including the Company's policy governing business conduct for Company employees worldwide (see "Business Conduct Policy and Code of Ethics" at PS-32);

•	Reviewing and discussing the status of income tax returns and related government audits, if any, and the Company's overall tax strategy;

•	Meeting separately, periodically, with management, the Company's internal audit function and the independent auditor;

•	Discussing with the Company's internal audit function and the independent auditor the overall scope and plans for their respective audit work;

•
Discussing with management, the Company's internal audit function and, as appropriate, the independent auditor the adequacy and effectiveness of the Company’s financial reporting process and system for monitoring and managing business risk and legal compliance programs;

•
Reviewing with the independent auditor any difficulties the auditor encountered in the course of its audit work, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management;

•	Setting clear hiring policies for employees or former employees of the independent auditor;

•	Establishing procedures for complaints regarding accounting, internal accounting controls or auditing matters; and

•	Reviewing the responsibilities, budget and staffing of the Company's internal audit function, as well as the compensation and performance of the person responsible for that function.

The Board has determined that all members of the Audit Committee are financially literate, that at least one member of the Audit Committee meets the New York Stock Exchange standard of having accounting or related financial management expertise, and that Mr. Singer meets the SEC criteria of an "audit committee financial expert." The Board considered Mr. Singer's past experience as Chief Financial Officer of Gucci Group NV, Partner at Coopers & Lybrand, and chairman of the audit committee for Fairmont Hotels & Resorts, Inc., Mead Johnson Nutrition Company and Jimmy Choo PLC. The Board also considered Mr. Singer's role as chairman of the audit committee for Coty Inc. and Keurig Dr. Pepper Inc. The Board has determined that Mr. Singer's simultaneous service on the audit committee of two other public companies will not impair his ability to effectively serve on the Company's Audit Committee. See "Report of the Audit Committee" at PS-36.

For additional information regarding the Company's relationship with its independent registered public accounting firm, see "Relationship with Independent Registered Public Accounting Firm" at PS-37.

Compensation Committee

The primary function of the Compensation Committee is to assist the Board in compensation matters. The Compensation Committee operates under its charter which may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" and then selecting "Corporate Governance."

Under its charter, the Compensation Committee's responsibilities include:

•	Reviewing and approving corporate goals and objectives relevant to the compensation of our CEO;

•	Evaluating our CEO's performance in light of those corporate goals and objectives;

•	Determining and approving our CEO's compensation level based on such evaluation;

•	Where Board action is required, making recommendations to the Board with respect to the compensation of our other executive officers, including compensation under incentive and equity-based plans;

•	Reviewing and approving remuneration arrangements for executive officers;

•	Making awards to executive officers under the Company's compensation plans, including equity-based plans;

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•
Considering the expressed view of shareholders on executive compensation matters, including shareholder proposals and advisory votes, and considering communications with proxy advisory firms and related matters; and

•	Assessing on an annual basis potential material risks to the Company from its compensation programs and plans.

Pursuant to its charter, the Compensation Committee may delegate any of its functions to one or more subcommittees composed entirely of members of the Compensation Committee.

Compensation for the non-management members of the Board is set by the Board with advice from the Nominating/Corporate Governance Committee.

Role of Compensation Consultants

The Compensation Committee periodically engages and consults with Frederic W. Cook & Co., Inc. ("FW Cook"), an independent advisor, to provide advice with respect to the amount and form of executive compensation. FW Cook also provides advice to the Nominating/Corporate Governance Committee with respect to non-management director compensation. Independence factors as reflected in the Compensation Committee charter were considered in selecting FW Cook, and FW Cook was found to be independent. For additional information regarding the operation of the Compensation Committee, including the role of consultants and management in the process of determining the amount and form of executive compensation, see "Compensation Evaluation Process" at PS-48 and "Report of the Compensation Committee" at PS-62.

Stock Option Subcommittee

The Stock Option Subcommittee determines the grant of options, restricted stock units, cash incentive awards and other matters under our 2014 Employee Incentive Plan. All members of the Compensation Committee are members of this subcommittee.

Compensation Committee Interlocks and Insider Participation

During 2019, the members of the Compensation Committee and its Stock Option Subcommittee were Rose Marie Bravo, Roger N. Farah, Abby F. Kohnstamm and Annie Young-Scrivner. No director serving on the Compensation Committee or its Stock Option Subcommittee during any part of Fiscal 2019 was, at any time either during or before such fiscal year, an officer or employee of Tiffany & Co. or any of its subsidiaries. None of the Company's executive officers serves, or in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee and its Stock Option Subcommittee.

Nominating/Corporate Governance Committee

The primary function of the Nominating/Corporate Governance Committee is to identify individuals to become Board members consistent with criteria approved by the Board, and to assist the Board in matters of corporate governance. The Nominating/Corporate Governance Committee operates under the charter adopted by the Board. The charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" and then selecting "Corporate Governance." Under its charter, the responsibilities of the Nominating/Corporate Governance Committee include:

•	Developing and recommending to the Board policies on Board composition;

•	Developing and recommending to the Board criteria for the selection of director nominees;

•	Identifying nominees to fill vacancies on the Board;

•	Identifying nominees for election to the Board;

•	Recommending to the Board the optimal number of directors constituting the entire Board;

•	Developing and recommending to the Board corporate governance principles applicable to the Company;

•	Determining non-management director compensation;

•	Approving related person transactions that the Committee determines to be in the best interests of the Company; and

•	Assisting the Board in its evaluation of management performance and succession planning.

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Submitting Candidate Names

If you would like to submit the name of a candidate for the Nominating/Corporate Governance Committee to consider as a nominee of the Board for director, you may send your submission at any time to the Nominating/Corporate Governance Committee, c/o Corporate Secretary (Legal Department), Tiffany & Co., 200 Fifth Avenue, New York,
New York 10010.

Process for Identifying and Evaluating Nominees for Director

The Nominating/Corporate Governance Committee evaluates candidates recommended by shareholders in the same manner as it evaluates director candidates suggested by others, including those recommended by director search firms.

See our Corporate Governance Principles which are available on our website, www.tiffany.com, and may be viewed by clicking "Investors" on that website, and then selecting "Corporate Governance." In accordance with these principles, candidates for director shall be selected on the basis of their business experience, expertise and skills, with a view to supplementing the business experience, expertise and skills of management and adding further substance and insight into Board discussions and oversight of management.

The candidate identification and evaluation process includes discussions at meetings of the Nominating/Corporate Governance Committee and specifications provided to director search firms when such firms are retained. The Nominating/Corporate Governance Committee has no procedure or means of assessing the effectiveness of this process other than the process described under "Board Self-Evaluation and Refreshment" below.

While the Company's Corporate Governance Principles do not prescribe diversity standards, as a matter of practice, the Nominating/Corporate Governance Committee considers the diversity of the Board as a whole when considering candidates for director. In this context, diversity is broadly construed to include differences in personal and professional experience, perspective, ways of thinking, education, skill and other individual qualities and attributes (including any such qualities and attributes that are self-identified by the applicable candidate) that contribute to a more diversified mindset among the directors. In addition, one of the factors that the Board considers during its annual self-evaluation is whether the membership of the Board provides an appropriate mix of skills, experience and backgrounds.

Roger N. Farah and James E. Lillie were originally appointed to the Board pursuant to the Cooperation Agreement, as discussed under "Item 1. Election of the Board" at PS-17.

Corporate Social Responsibility Committee

The Corporate Social Responsibility Committee assists the Board in its oversight of the Company's initiatives, plans and practices with respect to corporate social responsibility matters of significance to the Company and the communities in which it operates. These matters are presently defined as ethical and sustainable sourcing, human rights, the environment, supplier conduct, labor conditions, climate change, diversity in employment, charitable giving, government relations and political spending. The Corporate Social Responsibility Committee operates under the charter adopted by the Board. The charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" and then selecting "Corporate Governance."

Dividend Committee

The Dividend Committee exercises the power otherwise vested in the Board with respect to the declaration of regular quarterly dividends in accordance with the dividend policy established by the Board. The Dividend Committee operates under the charter adopted by the Board. The charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors", and then selecting "Corporate Governance." Alessandro Bogliolo is the sole member of the Dividend Committee.

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Finance Committee

The Finance Committee assists the Board with its oversight of the Company's capital structure, liquidity risk, dividend policy, purchase and repurchase of the Company's common stock, debt and equity financings, the retention of investment bankers and other financial advisors to the Board or to the Company, the Company's schedule of, and strategy with respect to, insurance coverage, the Company's hedging policy and guarantee of indebtedness incurred by the Company's subsidiaries, as well as of currency, interest rate or commodity hedging transactions entered into by the Company's subsidiaries. The Finance Committee operates under the charter adopted by the Board. The charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors", and then selecting "Corporate Governance."

BOARD SELF-EVALUATION AND REFRESHMENT

Annually, each non-management director participates in an assessment and evaluation of the Board's performance and the performance of each of the Board committees on which he or she serves. The results of such self-assessments are then discussed by the full Board.

Changes to Board composition may result from the Board's self-evaluation practices and related discussions; however, the Board also ensures refreshment through By-law provisions requiring that directors be less than age 74 when elected or appointed, unless the Board waives such provisions with respect to an individual director whose continued service is deemed uniquely important to the Company. The Board carefully considers its decisions with respect to its optimal size and the selection, nomination and election of individuals to serve as directors.

RESIGNATION ON JOB CHANGE OR NEW DIRECTORSHIP

Under the Company's Corporate Governance Principles, a director must submit a letter of resignation to the Nominating/Corporate Governance Committee (i) on a change in employment or significant change in job responsibilities, (ii) upon accepting or resolving to accept a directorship with another public company (or any other organization that would require a significant time commitment) or (iii) in the case of a director who is a Company employee, upon retirement or other termination of his or her active employment with the Company. The Nominating/Corporate Governance Committee must promptly determine, in light of the circumstances, whether to accept or decline such resignation. In certain instances, taking into account all relevant factors and circumstances, the Nominating/Corporate Governance Committee may decline such resignation, but recommend to the Board that such director cease participation in one or more committees or that such director not be re-nominated to the Board. If the Nominating/Corporate Governance Committee does not accept such resignation within 10 days of receipt, the resignation will not be effective.

MANAGEMENT SUCCESSION PLANNING

One of the Board's primary responsibilities is to ensure that the Company has a high-quality management team in place. The Board, assisted by the Nominating/Corporate Governance Committee, is responsible for selecting, evaluating the performance of, and determining whether to retain or replace the Company's CEO. Pursuant to the Company's Corporate Governance Principles, any such evaluations and determinations must be made with a view towards the effectiveness and execution of the strategies and decisions set forth by the CEO regarding the Company's long-term strategic plan and long-term financial performance.

The Board will, at least annually, evaluate Alessandro Bogliolo's performance as CEO in connection with a self-assessment performed by Mr. Bogliolo. The Board also evaluates, at least annually, in conjunction with the CEO, the performance and potential of the Company's other executive officers. The Board, assisted by the Nominating/Corporate Governance Committee, also participates in the planning for the succession of the Company's other executive officers.

BOARD ROLE IN RISK OVERSIGHT

The Board believes that (i) management is responsible for identifying, assessing and managing the various risks that may arise in the Company's operations and ensuring that the Board is appropriately aware of any such material risks, and (ii) the Board has a role in overseeing management in the risk management function.

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Management's approach to risk management includes systems of authorities and approval levels; internal control checks and balances; analytical methods for making and evaluating decisions; an annual enterprise risk assessment process; annual operating planning; strategic planning; and nurturing a corporate culture that encourages and rewards ethical behavior and supports the TIFFANY & CO. brand image. This approach to risk management reflects these goals: that every risk should, when possible and practicable, be identified, quantified as to impact, assigned a probability factor, and properly delegated to the appropriate member of management for a response. This approach helps to ensure that the Company's enterprise risk management process informs the Company's approach to strategic planning, as well as to managing the day-to-day operations of the business. Operational risks so categorized are also used to inform and shape the internal audit plan and are communicated to the Company's independent registered public accounting firm so that they can be referenced and used, if deemed appropriate, to inform and shape the external audit plan. Strategic risks are specifically addressed in the strategic planning process.

Each year, management is charged with the preparation of detailed business plans for the coming one-year (the annual operating plan) and three-year (the strategic plan) periods and is required to review these plans, as they are developed and refined, with the Board. Such plans include both financial and non-financial considerations. The Board requires management to plan on the basis of realistic assumptions. In this process, the Board endeavors to assess whether management has made an appropriate analysis of the strategic, operational and brand risks inherent in the plans.

Each year, the Board reviews and approves the annual operating plan and the strategic plan. The Board also annually reviews management's enterprise risk management assessment and results. In addition, as part of its general oversight role, the Board has responsibility for assessing material risks that arise in the Company's operations as identified by management and reviews mitigation plans for addressing such risks. These risk areas include, for example, risks related to competition, competitive brand positioning and execution on the Company's strategic initiatives, as well as sourcing, distribution and inventory risks.

The Audit Committee is required to discuss policies with respect to risk assessment and risk management and regularly does so. The Audit Committee concerns itself most specifically with the integrity of the financial reporting process, but also with risks related to employee safety, global security, fraud, litigation and other legal and compliance matters, and data privacy and data protection. The Audit Committee more generally reviews any litigation or other legal or compliance matters that could have a significant impact on the Company's financial results, as well as the status of the Company's income tax returns, any government audits related thereto, and the Company's overall tax strategy. The Audit Committee is further responsible for reviewing and discussing the Company's cybersecurity, data privacy and data security programs and regularly engages with management to monitor the risks related to this complex and evolving area.

The Compensation Committee is responsible for assessing, on an annual basis, potential material risks to the Company from its compensation programs and plans.

The Nominating/Corporate Governance Committee concerns itself principally with the Company's risks related to corporate governance, as well as succession planning for executive officers and directors.

The Finance Committee concerns itself principally with liquidity risk, including risks related to foreign currency exchange rates. The Finance Committee also annually reviews the Company's schedule of, and strategy with respect to, insurance coverage, as part of the Company's risk mitigation initiatives.

The Corporate Social Responsibility Committee assists the Board in its oversight of management's evaluation of risks and opportunities related to ethical and sustainable sourcing, human rights, the environment, supplier conduct, labor conditions, climate change, diversity in employment, charitable giving, government relations and political spending.

The Company has not designated an overall risk management officer and has no formal policy for coordination of risk management oversight amongst the Board committees involved. However, the full Board does approve the duties, responsibilities and procedures with respect to the areas of risk oversight specified in the charter of each committee. Each committee also shares the minutes of its meetings with the Board and reports regularly to the Board. The practices and processes set forth in this paragraph represent the Board's approach to coordinating the risk management oversight function. The committee structure of the Board was not organized specifically for the purpose of risk management oversight.

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BUSINESS CONDUCT POLICY AND CODE OF ETHICS

The Company has a long-standing policy governing business conduct for all Company employees worldwide. The policy requires compliance with law and avoidance of conflicts of interest and sets standards for various activities to avoid the potential for abuse or the occasion for illegal or unethical activities. This policy covers, among other activities, the protection of confidential Company information, insider information and transactions in Company securities, the acceptance of gifts from those seeking to do business with the Company, the giving of gifts or other items of value to third parties, processing one's own transactions, protection of computer passwords, political contributions made through the use of Company funds, prohibition of discrimination or harassment, theft, unauthorized disposition or unauthorized use of Company assets and reporting dishonest activity. Each year, all employees are required to review the policy, report any violations or conflicts of interest and affirm their obligation to report future violations to management.

The Company has a toll-free "hotline" to receive complaints from employees, vendors, shareholders and other interested parties concerning violations of the Company's policies or questionable financial, accounting, internal controls or auditing matters, as well as incidents of potential or suspected corruption and other legal and regulatory non-compliance. The toll-free phone number is 877-806-7464, and the hotline may also be accessed via a weblink on the Company's website referenced below. The hotline is operated by a third-party service provider to assure the confidentiality and completeness of all information received. Users of this service may elect to remain anonymous.

The Company also has a Code of Business and Ethical Conduct for the directors, the CEO, the CFO and all other executive officers of the Company. The Code advocates and requires those persons to adhere to principles and responsibilities governing professional and ethical conduct. This Code supplements the Company's business conduct policy. Waivers may only be made by the Board. A summary of the Company's business conduct policy and a copy of the Code of Business and Ethical Conduct are posted on the Company's website, www.tiffany.com, and may be viewed by clicking "Investors" on that website, and then selecting "Corporate Governance." The Board has not adopted a policy by which it will disclose amendments to, or waivers from, the Company's Code of Business and Ethical Conduct on the Company's website. Accordingly, the Company will file a report on Form 8-K if that Code is amended or if the Board has granted a waiver from such Code, including an implicit waiver. The Company will file such a report only if the waiver applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, and if such waiver relates to: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure; compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the Code; or accountability for adherence to the Code.

POLITICAL SPENDING

The Board has adopted the Tiffany & Co. Principles Governing Corporate Political Spending, which are intended to ensure oversight, transparency and effective decision-making with respect to the Company's political spending. The principles may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" and then selecting "Corporate Governance."

In accordance with the Principles Governing Corporate Political Spending, the Company reported the following expenses for Fiscal 2019: the Company paid $150,000 to Cassidy & Associates, a government relations firm based in Washington D.C. that engaged, on behalf of the Company, in lobbying efforts focused on public policy associated with various mining law, public lands conservation and sustainability issues, including with respect to the proposed Pebble Mine in Bristol Bay, Alaska, and in communications with certain governmental agencies regarding international gemstone sourcing as well as actions necessary to protect against wildlife trafficking. Cassidy & Associates did not use any funds from the Company to assist candidates for any office or to influence the outcome of ballot initiatives or elections. The Company also seeks to understand whether any membership dues the Company and its affiliates pay to major trade associations (defined to include those trade associations to which the Company and its affiliates pay at least $25,000 in annual dues) were used by such trade associations for political expenditures. The major trade associations to which the Company and its affiliates paid annual dues in Fiscal 2019 have advised the Company that none of the Company's dues were used by such trade associations for political expenditures in Fiscal 2019. Additionally, the Company and its affiliates did not make any political expenditures during Fiscal 2019.

The Tiffany & Co. Principles Governing Corporate Political Spending define "political expenditures" to include payments of money as well as provision of goods, services or use of facilities to candidates, political parties, political

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organizations, campaign funds or to any other organization, fund, person or trust, whose purpose, in whole or in part, is (i) to advance the candidacy of any person or persons seeking elective office, including the candidacies of nominees of any political party on a federal, national, statewide or local basis; (ii) to influence the outcome of any ballot initiative; or (iii) to influence the outcome of any election through issues advocacy communications, whether or not such communications specifically refer to a named candidate or party. Political expenditures also include indirect expenditures whose purpose includes any of the foregoing.

COMMITMENT TO CORPORATE SOCIAL RESPONSIBILITY

Corporate social responsibility has long been a priority of the Company. The Company strives to protect the interests of our shareholders, customers, employees and other stakeholders through responsible business decisions that reflect the integrity of the TIFFANY & CO. brand in both the short- and long-term; enhance the communities in which we source, operate and sell our merchandise; improve our environmental performance; and promote responsible practices within our supply chain and our industry.

Underscoring the importance of sustainability and corporate social responsibility to the Company, the Board established a Corporate Social Responsibility Committee in 2009. See "Corporate Social Responsibility Committee" at PS-29 for more information.

The Company publicly discloses information regarding its corporate social responsibility strategy, programs and performance at www.tiffany.com/sustainability.

LIMITATION ON ADOPTION OF POISON PILL PLANS

On January 19, 2006, the Board terminated the Company's shareholder rights plan (typically referred to as a "poison pill") and adopted the following policy:

"This Board shall submit the adoption or extension of any poison pill to a stockholder vote before it acts to adopt such poison pill; provided, however, that this Board may act on its own to adopt a poison pill without first submitting such matter to a stockholder vote if, under the circumstance then existing, this Board in the exercise of its fiduciary responsibilities deems it to be in the best interests of the Company and its stockholders to adopt a poison pill without the delay in adoption that is attendant upon the time reasonably anticipated to seek a stockholder vote. If a poison pill is adopted without first submitting such matter to a stockholder vote, the poison pill must be submitted to a stockholder vote within one year after the effective date of the poison pill. Absent such submission to a stockholder vote, and favorable action thereupon, the poison pill will expire on the first anniversary of its effective date."

TRANSACTIONS WITH RELATED PERSONS

The Board has adopted policies and procedures for the review and approval or ratification of any transaction with the Company (or any subsidiary) in which (i) the aggregate amount involved will, or may be expected to, exceed $120,000 in any fiscal year and (ii) any director or executive officer, any nominee for election as a director, any five-percent or greater holder of the Company's securities, or any immediate family member of such a director, officer, nominee or holder, has or will have a direct or indirect material interest. Any such transaction is referred to the Nominating/Corporate Governance Committee for review. The Nominating/Corporate Governance Committee will then evaluate such transaction and, where the Nominating/Corporate Governance Committee determines in its business judgment that such transaction is in the best interest of the Company, recommend such transaction for approval or ratification to the Board.

TIFFANY & CO.

CONTRIBUTIONS TO DIRECTOR-AFFILIATED CHARITIES
Pursuant to the Company's Corporate Governance Principles, contributions made by the Company during any fiscal year to charitable organizations with which the Company's directors are affiliated, through memberships on the governing body of such charitable organization, are required to be disclosed in the Company's annual proxy statement for such fiscal year. The contributions listed below were made during Fiscal 2019. None of the independent directors serve as an executive officer of these charities:

•
Fish Family Foundation: $10,000 cash contribution and merchandise grants of $385 to support the Champion of Change Japan Award (Lawrence K. Fish, who served as a director of the Company during Fiscal 2019 but did not stand for re-election at the 2019 Annual Meeting, is a Trustee).

•	Prep for Prep: merchandise grants of $2,885 (William A. Shutzer is a Trustee).

•
Whitney Museum of American Art (the "Whitney"): $1,000,000 sponsorship payment pursuant to the terms of the sponsorship agreement entered into between Tiffany and the Whitney in 2015. Pursuant to the terms of the sponsorship agreement, Mr. Bogliolo was proposed for election, and was subsequently elected, to the Board of Trustees of the Whitney.

TIFFANY & CO.

ITEM 2. RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT OUR FISCAL 2020 FINANCIAL STATEMENTS

The Audit Committee has appointed, and the Board has ratified the appointment of, PwC as the independent registered public accounting firm to audit the Company's consolidated financial statements for Fiscal 2020. As a matter of good corporate governance, we are asking you to ratify this selection.

PwC, directly and through its predecessor firms, has served as the Company's independent registered public accounting firm since 1984.

A representative of PwC will be in attendance at the 2020 Annual Meeting to respond to appropriate questions raised by shareholders and will be afforded the opportunity to make a statement at the meeting, if he or she desires to do so.

The Board may review this matter if this appointment is not ratified by the shareholders.

THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT OUR CONSOLIDATED FINANCIAL STATEMENTS FOR FISCAL 2020.

TIFFANY & CO.

REPORT OF THE AUDIT COMMITTEE
The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the (i) integrity of the Company's financial statements, (ii) Company's compliance with legal and regulatory requirements, (iii) Company's process to assess, monitor and control major financial risk exposures, (iv) independent auditor's qualifications and independence, and (v) performance of the Company's internal audit function and independent auditor. The Audit Committee operates under a charter adopted by the Board; that charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" and then selecting "Corporate Governance." The Company's management is responsible for the Company's internal controls and for preparing the Company's consolidated financial statements contained in the Company's public reports. The Company's independent registered public accounting firm, PricewaterhouseCoopers LLP ("PwC"), is responsible for auditing the annual financial statements prepared by management and for expressing opinions on the Company's consolidated financial statements and on the effectiveness of the Company's internal control over financial reporting in accordance with the Public Company Accounting Oversight Board (United States) (the "PCAOB").

Included in the Company's Annual Report to Shareholders are the consolidated balance sheets of the Company and its subsidiaries as of January 31, 2020 and 2019, and the related consolidated statements of earnings, comprehensive earnings, stockholders' equity, and cash flows for each of the three years in the period ended January 31, 2020. These statements (the "Audited Financial Statements") are the subject of a report by PwC. The Audited Financial Statements are also included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.
The Audit Committee reviewed and discussed the Audited Financial Statements with the Company's management and PwC, as appropriate, and otherwise fulfilled the responsibilities set forth in its charter. The Audit Committee has also discussed with the Company's management and PwC their evaluations of the effectiveness of the Company's internal control over financial reporting, as well as the quality, not just acceptability, of the accounting principles applied and the reasonableness of the significant accounting judgments and estimates incorporated in the Audited Financial Statements. The Audit Committee has discussed with PwC the matters required to be discussed by PCAOB Auditing Standard No. 1301, "Communications with Audit Committees." In connection with such discussion, the Audit Committee and PwC also discussed the business, compliance and financial reporting risks to which the Company is subject.
The Audit Committee also received from PwC the written disclosure and letter required by PCAOB Rule 3526 "Communication with Audit Committees Concerning Independence," and has discussed with them their independence. PwC has, directly or through its predecessor firms, served as the Company's independent registered public accounting firm continuously since 1984. In selecting PwC to serve in this capacity for the fiscal year ending January 31, 2021, the Audit Committee considered the quality and efficiency of the services provided by PwC, including PwC's technical expertise and knowledge of the Company's business operations, accounting policies and internal control over financial reporting. The Audit Committee also considered whether the provision by PwC of the tax consulting, tax compliance and other non-audit-related services disclosed below under "Relationship with Independent Registered Public Accounting Firm–Fees and Services of PricewaterhouseCoopers LLP" is compatible with maintaining PwC's independence and has concluded that providing such services is compatible with PwC's independence from the Company and its management.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2020.

Signed:
Robert S. Singer, Chair
Hafize Gaye Erkan
James E. Lillie
Members of the Audit Committee

TIFFANY & CO.

RELATIONSHIP WITH INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

As noted under "Audit Committee" at PS-26, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Further, the Audit Committee ensures the rotation of the lead audit partner having responsibility for the audit of the Company's consolidated financial statements and effectiveness of internal control over financial reporting and further ensures the rotation of the audit partner responsible for reviewing such audit, in each case as required by law. The Audit Committee also considers whether the audit and non-audit services provided by the Company's independent registered public accounting firm are compatible with maintaining that firm's independence, and periodically considers whether, in order to assure continuing auditor independence, there should be regular rotation of such firm. These processes enable the Audit Committee to ensure the continuing independence of the Company's independent registered public accounting firm. The Audit Committee also evaluates the quality and efficiency of the services provided by such firm, including that firm's technical expertise and knowledge of the Company's business operations, accounting policies and internal control over financial reporting, in determining whether to appoint or retain such firm.

On the basis of its Fiscal 2019 review of these independence, quality and efficiency considerations, the Audit Committee has selected PwC as the independent registered public accounting firm to audit the Company's consolidated financial statements and effectiveness of internal control over financial reporting for the fiscal year ending January 31, 2021.

The Audit Committee has adopted a policy requiring advance approval of PwC's fees and services by the Audit Committee; this policy also prohibits PwC from performing certain non-audit services for the Company including: (i) bookkeeping, (ii) financial information systems design and implementation, (iii) appraisal or valuation services, fairness opinions or contribution in kind reports, (iv) actuarial services, (v) internal audit outsourcing services, (vi) management functions or human resources, (vii) investment advisor or investment banking services, and (viii) legal and expert services unrelated to the audit. All fees paid to PwC by the Company as shown in the table that follows were approved by the Audit Committee pursuant to this policy.

FEES AND SERVICES OF PRICEWATERHOUSECOOPERS LLP

The following table presents fees for professional audit services rendered by PwC for the audit of the Company's consolidated financial statements and the effectiveness of internal control over financial reporting for the years ended January 31, 2020 and 2019, and for its reviews of the Company's unaudited condensed consolidated interim financial statements. This table also reflects fees billed for other services rendered by PwC.

	January 31, 2020	January 31, 2019
Audit Fees	$4,134,900	$3,679,700
Audit-related Fees	427,000	712,800
Audit and Audit-related Fees	4,561,900	4,392,500
Tax Fees [a]	1,084,800	1,978,400
All Other Fees [b]	180,600	178,400
Total Fees	$5,827,300	$6,549,300

a)
Tax fees consist of fees for tax compliance and tax consulting services. These fees include tax compliance fees of $950,700 for the year ended January 31, 2020 and $1,797,000 for the year ended January 31, 2019.

b)	All other fees consist primarily of the Sustainability Assurance, Kimberley Process Agreed Upon Procedures and costs for research software for the years ended January 31, 2020 and January 31, 2019.

TIFFANY & CO.

ITEM 3. APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

Rule 14a-21(a) was adopted by the SEC under the Exchange Act. It requires the Company to include in its proxy statement, at least once every three years, a separate shareholder advisory vote to approve the compensation of the Company's named executive officers. Accordingly, we are presenting the following resolution for the vote of the shareholders at the 2020 Annual Meeting:
RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934 (as amended) in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, be and hereby is APPROVED.

The disclosed compensation paid to the Company's named executive officers (Alessandro Bogliolo, Mark J. Erceg, Philippe Galtie, Leigh M. Harlan and Daniella Vitale) for which your approval is sought may be found at PS-40 through PS-86 of this Proxy Statement.

At the 2019 Annual Meeting, the Company included in its proxy statement a separate shareholder advisory vote to approve the compensation of the Company's named executive officers for the fiscal year ended January 31, 2019. The Company's Say on Pay proposal passed with 95.76% of the shareholder advisory votes in favor of the Company's executive compensation program.

THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS IN FISCAL 2019.

TIFFANY & CO.

COMPENSATION OF THE CEO AND OTHER EXECUTIVE OFFICERS
Contents

Compensation Discussion and Analysis	Page PS-40
Report of the Compensation Committee	Page PS-62
Summary Compensation Table – Fiscal 2019, 2018 and 2017	Page PS-63
Grants of Plan-Based Awards Table – Fiscal 2019	Page PS-68
Discussion of Summary Compensation Table and Grants of Plan-Based Awards	Page PS-70
Outstanding Equity Awards at Fiscal Year-End Table	Page PS-75
Option Exercises and Stock Vested Table – Fiscal 2019	Page PS-78
Pension Benefits	Page PS-78
Nonqualified Deferred Compensation Table	Page PS-78
Potential Payments on Termination or Change in Control	Page PS-80
CEO Pay Ratio	Page PS-85
Director Compensation Table – Fiscal 2019	Page PS-87
Equity Compensation Plan Information	Page PS-91

TIFFANY & CO.

COMPENSATION DISCUSSION AND ANALYSIS ("CD&A")
This Compensation Discussion and Analysis explains the Company's compensation program as it pertains to the Company's named executive officers ("NEOs") for Fiscal 2019.
NAMED EXECUTIVE OFFICERS

The Company's NEOs for Fiscal 2019 were as follows:

Alessandro Bogliolo	Chief Executive Officer
Mark J. Erceg	Executive Vice President–Chief Financial Officer
Philippe Galtie	Executive Vice President–Global Sales
Leigh M. Harlan	Senior Vice President–Secretary and General Counsel
Daniella Vitale	Executive Vice President–Chief Brand Officer

EXECUTIVE SUMMARY

LVMH Merger Agreement

As described in more detail at PS-4, on November 24, 2019, the Company entered into the Merger Agreement with LVMH Moët Hennessy-Louis Vuitton SE, Breakfast Holdings Acquisition Corp. and Breakfast Acquisition Corp. The Merger Agreement provides for the following treatment of outstanding equity grants at the effective time of the Merger ("Effective Time"):

•
Each award of stock options that is outstanding immediately before the Effective Time, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the excess, if any, of (1) $135.00 (the "Per Share Merger Consideration") over (2) the per share exercise price for such stock option, multiplied by (B) the total number of shares underlying such stock option, less any required withholding taxes;

•
Each PSU that is outstanding immediately before the Effective Time will be canceled and converted into the right to receive an amount in cash, without interest, equal to the sum of (A) any accrued but unpaid cash in respect of dividend equivalent rights representing fractional shares with respect to such PSU, plus (B) the product of (1) the total number of shares subject to such PSU (including, for the avoidance of doubt, any dividend equivalent units credited in respect of such PSU) immediately prior to the Effective Time, multiplied by (2) $135.00, less any required withholding taxes; and

•
Each RSU that is outstanding immediately before the Effective Time will be canceled and converted into the right to receive an amount in cash, without interest, equal to the sum of (A) any accrued but unpaid cash in respect of dividend equivalent rights representing fractional shares with respect to such RSU, plus (B) the product of (1) the total number of shares underlying such RSU (including, for the avoidance of doubt, any dividend equivalent units credited in respect of such RSU), multiplied by (2) $135.00, less any required withholding taxes.

2019 Retention and Tax Mitigation Actions

To mitigate the potential impact of Sections 280G and 4999 of the Internal Revenue Code on the Company and its executive officers (including the NEOs), the Board or the Compensation Committee (the "Committee"), as applicable, approved the following actions on December 13, 2019:

•
The Fiscal 2019 annual cash incentive awards that would otherwise have been payable in the first quarter of Fiscal 2020 were paid in part in December 2019, with the remainder paid in March 2020. The amount paid in December 2019 to each NEO is shown below in "Short-Term Incentive Award" at PS-43.

•
Certain RSUs and stock options that had been scheduled to vest before January 31, 2021, were accelerated to vest as of December 17, 2019. The following grants were accelerated for the NEOs: Mr. Bogliolo, 4,450

TIFFANY & CO.

RSUs and 220,213 stock options; Mr. Erceg, 97,170 stock options; Mr. Galtie, 3,062 RSUs and 70,319 stock options; and Ms. Harlan, 3,762 RSUs and 36,782 stock options.

•
A portion of the PSUs awarded in January 2017 ("2017 PSUs") that had been scheduled to vest in March 2020 were accelerated to vest as of December 17, 2019, with the remainder vesting in March 2020. The number of 2017 PSUs that vested on December 17, 2019, and the remainder that vested in March 2020, are shown below under "Performance-Based Restricted Stock Units" at PS-43.

In exchange for the actions described above, the NEOs entered into restrictive covenant agreements that include non-competition and non-solicitation restrictions for a period of 18 months post-employment for Mr. Bogliolo and one year for the other NEOs, as well as indefinite confidentiality obligations.

In addition, as permitted by the Merger Agreement, cash retention awards were paid in December 2019 to certain of the NEOs, as follows: Mr. Bogliolo, $2,700,000; Mr. Galtie, $800,000; Ms. Harlan, $2,530,000; and Ms. Vitale $900,000. Payment of these cash retention awards was subject to the execution of the restrictive covenant agreements described above, as well as an agreement (the "Special Bonus Agreement") requiring repayment if the recipient resigns without good reason (or pursuant to a claim of good reason where the claim is based solely upon the occurrence or anticipated occurrence of the Merger) or is terminated for cause prior to January 31, 2021. The Company determined to pay these cash retention awards in December 2019, subject to recoupment, in order to mitigate the potential impact of Sections 280G and 4999 of the Internal Revenue Code with respect to such awards.

2019 Changes in Executive Management

Ms. Vitale was appointed Executive Vice President–Chief Brand Officer, effective December 1, 2019. Pamela
H. Cloud, Senior Vice President–Chief Merchandising Officer, ceased being an executive officer, effective November
26, 2019.

2019 Company Performance
Reflected below are key highlights for Fiscal 2019:

Stock Price at January 31, 2020	Stock Price at January 31, 2019	Total Dividends Paid Per Share	One-Year Total Shareholder Return
$134.02	$88.73	$2.29	54%

(in millions, except per share amounts)	Fiscal 2019	Fiscal 2018
Earnings from operations
As reported	$732.6	$790.3
As adjusted*	753.8	790.3
Net earnings
As reported	541.1	586.4
As adjusted*	558.2	586.4
Diluted earnings per share
As reported	4.45	4.75
As adjusted*	4.59	4.75
*See Appendix I at PS-93 for Non-GAAP reconciliation.

TIFFANY & CO.

Sales:
Worldwide net sales were approximately unchanged compared to the prior year. Comparable sales decreased 1% from the prior year. On a constant-exchange-rate basis (see Appendix I at PS-93), worldwide net sales increased 1% and comparable sales were approximately unchanged.

Profitability:
Net earnings decreased to $541.1 million, or $4.45 per diluted share, in Fiscal 2019 from $586.4 million, or $4.75 per diluted share, in the Company's fiscal year ended January 31, 2019 ("Fiscal 2018"). Net earnings in Fiscal 2019 included the impact of costs related to the proposed Merger, as described in Appendix I at PS-93. Excluding these charges, net earnings decreased to $558.2 million, or $4.59 per diluted share.

Store Expansion:
The Company added a net of five TIFFANY & CO. stores (opening four in Japan, two in the Americas, two in Asia-Pacific and one in Europe, while closing two stores in the Americas, one store in Asia-Pacific and one store in Japan) and relocated or renovated 18 existing stores. Gross retail square footage increased 3%, net.

Cash Flow:
Cash flow from operating activities was $670.9 million in Fiscal 2019, compared with $531.8 million in Fiscal 2018. Free cash flow (see Appendix I at PS-93) was $350.3 million in Fiscal 2019, compared with $249.7 million in Fiscal 2018.

Returning Capital to Shareholders:
The Company returned capital to shareholders by paying regular quarterly dividends (which were increased 5% effective July 2019 to $0.58 per share, or an annualized rate of $2.32 per share) and by repurchasing 1.8 million shares of its common stock for $163.4 million.

2019 Compensation Overview
Based on Fiscal 2019 results, short-term incentive awards were paid out to the NEOs at levels ranging from 52.8% to 74.8% of target based on the extent of achievement of operating earnings, Constant Currency Sales Growth and individual performance targets. This payout reflected net sales approximately unchanged from the prior year, Constant Currency Sales Growth of 1% and operating earnings of $732.6 million, as reported, and $753.8 million, as adjusted, for Fiscal 2019 (see Appendix I at PS-93). The 2017 PSUs, granted for the three-year performance period beginning on February 1, 2017, and ending on January 31, 2020, vested at the maximum level, as contemplated by the Merger Agreement. (See below under "Performance-Based Restricted Stock Units" at PS-43.)

The design of the short-term and long-term incentive programs for Fiscal 2020 remained generally unchanged from Fiscal 2019. In reviewing the design of the program and establishing individual compensation for Fiscal 2020, the Committee took into account individual performance, Company performance, past practice and shareholder feedback. Following this evaluation, the Committee increased Fiscal 2020 base salaries for the NEOs (other than Ms. Vitale, due to her appointment in December 2019) by 5%. Target percentages for short-term and long-term incentive compensation for the NEOs remained unchanged from the prior year.

TIFFANY & CO.

2019 Incentive Compensation

Short-Term Incentive Award

Under the targets and guidelines established by the Committee at the start of Fiscal 2019, the NEOs were eligible to earn up to 200% of their target short-term incentive awards based on corporate and individual performance. The performance measures established for the Fiscal 2019 short-term incentive awards, the portion of the target award that may be paid based on achievement of performance goals at target, and the amounts paid out based on actual achievement are shown below.

Name	Target Annual Incentive Award	Potential Payout Based on Target Achievement			Actual Payout of Annual Incentive Award (52.8% - 74.8% of Target)
		Operating Earnings (60% of Target)	Constant Currency Sales Growth (20% of Target)	Individual Performance (20% of Target)
Alessandro Bogliolo	$2,025,000	$1,215,000	$405,000	$405,000	$1,494,450
Mark J. Erceg	$680,000	$408,000	$136,000	$136,000	$406,640
Philippe Galtie	$640,000	$384,000	$128,000	$128,000	$337,920
Leigh M. Harlan	$345,000	$207,000	$69,000	$69,000	$258,060
Daniella Vitale	$122,301	$73,381	$24,460	$24,460	$67,021

In accordance with the offer letter provided to her, the target annual incentive award shown above for Ms. Vitale is a pro-rated amount that reflects her appointment in December 2019. In addition, for each NEO, a portion of the payout shown above was paid prior to the end of the performance period, in December 2019, with the remainder paid after the end of the performance period. See "2019 Retention and Tax Mitigation Actions" at PS-40. The following amounts were paid in December 2019: Mr. Bogliolo, $793,800; Mr. Erceg, $266,560; Mr. Galtie, $250,880; Ms. Harlan, $135,240; and Ms. Vitale, $47,942.

Performance-Based Restricted Stock Units

The Merger Agreement permits the Company to vest the 2017 PSUs at the maximum level, regardless of actual performance, in the event that the Effective Time is expected to occur after the vesting date for such PSUs. Accordingly, in March 2020, the Committee took action to vest the 2017 PSUs at 100% of the maximum award, resulting in the payouts shown below:

	Target Number of 2017 PSUs Awarded[1]	Maximum Number of 2017 PSUs Awarded[1]	Percentage of Maximum 2017 PSUs Vested	Total Number of 2017 PSUs Vested[2]
Mark J. Erceg	13,411	26,822	100%	28,520
Philippe Galtie	6,153	12,306	100%	13,085
Leigh M. Harlan	5,444	10,888	100%	11,577
1 Prior to accrual of any dividend equivalent units
2 Includes accrued dividend equivalent units

In addition, as described in "2019 Retention and Tax Mitigation Actions" at PS-40, a portion of the 2017 PSUs shown above was accelerated to vest in December 2019, while the remainder vested in March 2020. The following number of 2017 PSUs (including the underlying dividend equivalent units) were accelerated to vest in December 2019: Mr. Erceg, 10,779 PSUs; Mr. Galtie, 4,945 PSUs; and Ms. Harlan, 4,375 PSUs. None of the remaining NEOs held 2017 PSUs, as they were appointed after January 2017.

TIFFANY & CO.

Target Compensation for Named Executive Officers in Fiscal 2020
At its January 2020 meeting, the Committee approved the target direct compensation for Fiscal 2020 shown below:

	2020 Annual Base Salary	Target Short-Term Incentive Award		Target Long-Term Incentive Award		Total Target Direct Compensation	Change in Total Target Direct Compensation from Fiscal 2019
		Amount	Percentage of base salary	Amount	Percentage of base salary
Alessandro Bogliolo	$1,417,500	$2,126,250	150%	$7,371,000	520%	$10,914,750	5%
Mark J. Erceg	$892,500	$714,000	80%	$2,231,250	250%	$3,837,750	5%
Philippe Galtie	$840,000	$672,000	80%	$1,680,000	200%	$3,192,000	5%
Leigh M. Harlan	$603,750	$362,250	60%	$905,625	150%	$1,871,625	5%
Daniella Vitale	$900,000	$720,000	80%	$2,250,000	250%	$3,870,000	—%
In light of her appointment in December 2019, no changes were made to Ms. Vitale's target direct compensation for Fiscal 2020. For the remaining NEOs, based on the considerations described in "Base Salary" at PS-51, the Committee approved a 5% increase in base salary for Fiscal 2020.

TIFFANY & CO.

Corporate Governance Best Practices

The Board seeks to ensure that the Company's executive compensation program conforms to sound corporate governance principles and policies, as demonstrated by the following practices:

WHAT WE DO		WHAT WE DON'T DO
☑
Pay for performance: For Fiscal 2020, as in prior years, a significant portion (53.2% for the CEO and 46.6% on average for the remaining NEOs) of target direct compensation is tied to the Company's financial performance (that is, is awarded in the form of cash incentives or PSUs).
		☒	Tax gross-ups: No tax gross-ups are paid to executive officers, other than for one-time relocation expenses.
☑	Limited use of employment agreements: Employment agreements are used only as necessary to attract newly recruited executives.	☒	Pay current dividends on unvested long-term incentives: Current dividends are not paid on stock options and are not paid on unvested RSUs and PSUs until vesting.
☑	Independent Executive Compensation Consultant: The Committee periodically consults with an independent compensation consultant to advise on the executive compensation program and practices.	☒
Repricing of underwater stock options without shareholder approval: The Company's shareholder-approved employee incentive plan does not permit repricing of underwater stock options without shareholder approval.

☑	Share Ownership Policy: Executive officers are expected to acquire and hold Company common stock worth two to five times their annual base salary.	☒	Permit pledging of Company stock: The Company's policy on insider information, applicable to all employees, officers and directors, prohibits pledging or margining of Company securities.
☑
"Dual trigger" requirement for Change in Control severance benefits: Following a change in control, cash severance benefits will only be paid in the event of an involuntary termination of employment. Outstanding equity awards will only be vested if the change in control is followed by involuntary termination, or if the Company does not survive the transaction and the surviving entity does not assume the obligations in question (a "Terminating Transaction"). The Merger will constitute a Terminating Transaction.
☒
Permit hedging of Company stock: The Company's policy on insider information expressly prohibits speculative transactions (i.e. hedging) such as the purchase of calls or puts, selling short or speculative transactions as to any rights, options, warrants or convertible securities related to Company securities.

☑	Provide limited perquisites: Perquisites are provided to executive officers on a limited basis only (for example, life insurance benefits and executive long-term disability benefits).	☒	Grant stock options below 100% of fair market value: The Company's shareholder-approved employee incentive plan does not permit stock options to be granted below 100% of fair market value.
☑
Clawback policy: Incentive-based compensation (such as cash incentive awards and PSUs, but excluding stock options and RSUs) are subject to recoupment in the event of an accounting restatement due to material noncompliance with financial reporting requirements.

TIFFANY & CO.

OVERVIEW OF THE EXECUTIVE COMPENSATION PROGRAM
Short- And Long-Term Planning
The performance of management in developing and executing operational and strategic plans and initiatives determines the Company's success in achieving its financial and brand stewardship goals — both short- and long-term. The executive compensation program is thus informed by the Company's annual planning process, in which short- and long-term goals are established.
As part of each year's planning process, the executive officers develop and submit to the Board:

•	A three-year strategic plan that balances financial and "brand stewardship" objectives (see below); and

•	An annual operating plan for the fiscal year.
Each plan must incorporate goals that are both challenging and realistic for sales, gross margins, selling, general and administrative expenses (including marketing, staffing and other expenses), inventory management, capital spending and all other elements of the Company's financial performance (including capital allocation). As part of the development process, management discusses preliminary versions of the plans with the Board and makes revisions as necessary to incorporate the Board's feedback. The plans are generally finalized and approved at the Board's March meeting.
"Brand stewardship" refers to actions taken by management to maintain, in the minds of consumers, strong associations between the TIFFANY & CO. brand and product quality, craftsmanship, luxury, the highest levels of customer service, compelling store design and product display and responsible product sourcing practices.
The Committee recognizes that trade-offs between near-term financial objectives and brand stewardship are often difficult. For example, introducing certain new designs can enhance brand image and attract new customers, but affect overall margin negatively in the short term; increased staffing can positively affect customer service while negatively affecting earnings in the short term; and expanding inventory can enhance the customer experience but also affect operating cash flow negatively in the short term. Through the planning process, management must balance expectations for annual earnings growth and cash flow generation with its focus on brand stewardship and sustainable growth.
Objectives of the Executive Compensation Program
The Committee has established the following objectives for the executive compensation program:

•	To attract, motivate and retain the management talent necessary to develop and execute both the annual operating plan and the strategic plan;

•	To reward achievement of short- and long-term financial goals; and

•	To align management's interests with those of the Company's shareholders.
The total executive compensation program includes base salary, short- and long-term incentives, special equity grants and benefits.
Overview of Key Compensation Components
The Fiscal 2020 executive compensation program incorporates the key components shown below. As in past years, the program incorporates both fixed and performance-based components. Short-term incentive awards, PSUs and stock options are considered to be performance-based components. Although RSUs are not considered to be performance-based, the value of the shares awarded varies with the Company's stock price, adding a performance component. For Fiscal 2020, RSUs were awarded in lieu of stock options in light of the proposed Merger, as described in more detail in "Types of Equity Awards" at PS-55. Notwithstanding this change, performance-based components continue to represent a significant portion of target direct compensation for the NEOs (53.2% for the CEO and 46.6% for the remaining NEOs, on average).

TIFFANY & CO.

The graph and chart below show the average percentage contribution of key compensation components awarded to the NEOs in January 2020. The chart below also indicates which components are considered to be performance-based, as well as which components are linked to the Company's stock price.

Target Total Direct Compensation

Component	Base Salary - 23.6%	Short-Term Incentives - 19.4%	Long-Term Incentives - 57.0% Fiscal 2020 long-term incentives split evenly between PSUs and RSUs
			PSUs	RSUs
Compensation Program Objective	Attract and retain management talent	Reward achievement of annual financial targets and individual strategic leadership	Reward achievement of long-term financial objectives, align management and shareholder interests and encourage retention
Description
Base salary provides cash compensation that is not "at risk" so as to provide a stable source of income and financial security. Amounts are designed to provide a reasonable level of fixed compensation that is competitive with the market.

Cash payments are dependent on the degree of achievement of annual operating earnings, Constant Currency Sales Growth and individual performance targets. The Committee retains discretion to reduce awards.

PSUs vest upon achievement of financial goals over a three-year period. The Committee retains discretion to reduce awards. The value of earned shares varies with stock price, adding a further performance component.

RSUs granted annually in January vest ratably over four years. While the number of shares that may be earned is fixed, the value of earned shares varies with stock price, adding a performance component.

Performance-Based		√	√
Value Linked to Stock Price			√	√

TIFFANY & CO.

The Company also offers the following compensation components in addition to the annual compensation program described above:

Special time-vesting restricted stock units and stock options
Prior to Fiscal 2019, in addition to being granted as a component of annual long-term incentive compensation, RSUs and stock options were granted from time to time on a selective basis, typically in connection with promotions or new hires or for recognition and retention purposes. These awards vest according to their terms. In Fiscal 2019, no such grants were made to the NEOs.

Benefits	Used to attract and retain executives. Composed of a comprehensive program of benefits, including disability benefits, life insurance benefits, and retirement benefits that build cash value.
Alignment of Plan Design and Short- and Long-Term Objectives
The metrics established for performance-based compensation are linked to the Company’s short- and long-term strategic objectives. The performance metrics established for incentive awards provided for Fiscal 2020, and the strategic objectives to which they are linked, are shown below.

Performance-Based Compensation Linked to the Company's Strategic Objectives
Form of Incentive	Strategic Objective	Performance Metric and Weighting
Annual Incentive Awards
Increased profitability through sales growth and margin expansion

Sales growth through effective brand positioning and customer engagement initiatives

Individual goals, including strategic thinking and leadership
Operating earnings (60%) Constant Currency Sales Growth (20%) Individual factors (20%)
Performance-Based Restricted Stock Units
Earnings growth through sales growth, margin expansion, network optimization and capital allocation decisions

Effective cash generation, excluding impact of capital expenditures, through focus on inventory management, procurement strategy and systems and process enhancements

Ability to return value to shareholders
3-year cumulative EPS (80%) 3-year cumulative operating cash flow (20%)

COMPENSATION DECISION-MAKING PROCESS

Setting Executive Compensation

The Committee determines remuneration arrangements for executive officers and makes awards to executive officers under the Company's incentive and equity-based plans (currently, the 2014 Employee Incentive Plan), as more fully described in the Committee Charter. In January of each year, the Committee establishes the target amount of total compensation for each executive officer for the coming fiscal year. At the same time, the Committee also establishes the target levels for short- and long-term incentive compensation and approves annual equity grants. This follows a process in which the Committee conducts a detailed review of each executive officer's compensation.

Compensation Evaluation Process

The following were the key components of the Committee's evaluation process in Fiscal 2019:
Consideration of Say on Pay and Shareholder Feedback
The Committee weighs the level of shareholder support for the compensation program, as demonstrated by the Say on Pay vote, as well as other shareholder feedback.

TIFFANY & CO.

Independent Compensation Consultant
In connection with carrying out its responsibilities, the Committee periodically consults with FW Cook, its independent compensation consultant. See "Role of Compensation Consultants" at PS-28 for discussion of the selection process for FW Cook, which includes an independence analysis.
Tally Sheets
The Committee periodically reviews "tally sheets" prepared by the Company's Human Resources division for each executive officer. The tally sheets include data concerning historical compensation as well as information regarding share ownership and other benefits accumulated from employment with Tiffany. The tally sheets provide a historical view of multiple compensation elements, as further context for compensation decisions.
Consultations with the Chief Executive Officer
In periodic meetings with the Committee, the CEO provides his views as to the individual performance of the other executive officers, and the Committee solicits his recommendations with respect to their compensation. His input is especially important with respect to the evaluation of the individual performance factors used in determining short-term incentives, as well as for setting base salary and target incentive compensation as a percentage of base salary. The Committee also relies on its own business judgment as to its past practice and each executive officer's experience and skill set, capacity for growth, expected contributions, breadth, scope and complexity of role, demonstrated success and desirability to other employers.
Coordination with Financial Results and Annual Operating and Strategic Planning Process
In December 2019, the Committee reviewed a forecast of financial results for Fiscal 2019 and approved payment of a portion of the Fiscal 2019 short-term incentive awards. The amount paid represented only a portion of the full amount expected to be ultimately payable based on then-forecasted full-year results. The Committee also accelerated a portion of the 2017 PSUs to vest in December 2019, with the accelerated portion representing the number of shares expected to be eligible to vest following the end of the performance period, based on then-forecasted full-year results. See "2019 Retention and Tax Mitigation Actions" at PS-40.

In January 2020, the Committee reviewed an updated forecast of financial results for Fiscal 2019, along with tentative calculations of the full amounts to be paid out in respect of the Fiscal 2019 short-term incentive awards.  In March 2020, when Fiscal 2019 financial results were nearly final, the Committee reviewed final short-term incentive payout amounts calculated based on the full year’s actual results, and approved payment of the final amounts, less the amounts that had been previously paid in December 2019. The Committee additionally took action in March 2020 to vest the remaining 2017 PSUs in full, notwithstanding actual performance, as contemplated by the Merger Agreement.

In January 2020, the Committee also granted annual short-term incentive awards for the one-year period beginning February 1, 2020, with reference to a preliminary draft of the Company's annual operating plan, as well as long-term incentive awards for the three-year performance period beginning on February 1, 2020, with reference to a preliminary draft of the Company's three-year strategic plan. Prior to January 2020, long-term incentives included stock options, PSUs and, for certain executive officers, RSUs. In January 2020, in light of the proposed Merger, RSUs were awarded in lieu of stock options. The specific financial goals for the short-term and long-term incentives were established in March 2020, when the annual operating plan and strategic plan were approved by the Board and adopted by the Company. The Committee has never delegated to management its authority to make such awards.

No Benchmarks

In establishing NEO compensation for Fiscal 2020, the Committee did not set a "benchmark" to competitive compensation data or formally review such data, relying instead on the processes and factors described above.

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COMPONENTS OF EXECUTIVE COMPENSATION
Relative Values of Key Compensation Components
In January 2020, as part of its annual review of the target level of short- and long-term incentives for each executive officer, the Committee adopted the target incentive opportunities (expressed as a percentage of base salary) shown below. The Committee believes that a minimum of 60% of the target total direct compensation of the CEO and of approximately 50% of the target total direct compensation of the other executive officers should be composed of long-term incentives to link realized compensation to the Company's longer-term financial and stock price performance.

Executive	Position	Target Short-Term Incentive as a Percentage of Salary	Target Long-Term Incentive as a Percentage of Salary
Alessandro Bogliolo	Chief Executive Officer	150%	520%
Mark J. Erceg	Executive Vice President–Chief Financial Officer	80%	250%
Philippe Galtie	Executive Vice President–Global Sales	80%	200%
Leigh M. Harlan	Senior Vice President–Secretary and General Counsel	60%	150%
Daniella Vitale	Executive Vice President–Chief Brand Officer	80%	250%

In reviewing the target level of short- and long-term incentives, the Committee also considered the relative value of performance-based compensation compared to other forms of compensation. As in prior years, a significant portion of total target direct compensation awarded to the NEOs in January 2020 was provided in the form of performance-based compensation (that is, short-term incentives and PSUs). For more information concerning performance-based compensation, see "Overview of Key Compensation Components" at PS-46.
Based on target levels for incentive compensation granted in January 2020, the mix of pay for the CEO and other NEOs, on average, is shown below:

TIFFANY & CO.

Base Salary

The Committee pays the executive officers competitive base salaries as one part of a total compensation program to attract and retain talent, but does not use base salary increases as the primary means of recognizing talent and performance.

In January 2020, the Committee reviewed base salaries for all executive officers. Base salaries for Fiscal 2020 for executive officers were determined based on multiple factors, including past practice; executive experience and skill set; expected contributions; breadth, scope and complexity of role; internal equity; and shareholder feedback. The Committee additionally took into account that base salaries had remained unchanged for Mr. Bogliolo and Mr. Erceg since their respective appointments in 2017 and 2016, for Mr. Galtie since a promotion in 2018, and for Ms. Harlan since an increase in 2017, while its past approach had generally been to adjust base salaries every other year. Accordingly, for Fiscal 2020 the Committee increased base salaries by 5% for each NEO other than Ms. Vitale, resulting in the base salary levels shown below. In light of her appointment in December 2019, Ms. Vitale's base salary for Fiscal 2020 remained unchanged from Fiscal 2019.

Executive	Position	Fiscal 2019 Base Salary	Fiscal 2020 Base Salary	Percentage Increase from Fiscal 2019 to Fiscal 2020
Alessandro Bogliolo	Chief Executive Officer	$1,350,000	$1,417,500	5%
Mark J. Erceg	Executive Vice President–Chief Financial Officer	$850,000	$892,500	5%
Philippe Galtie	Executive Vice President–Global Sales	$800,000	$840,000	5%
Leigh M. Harlan	Senior Vice President–Secretary and General Counsel	$575,000	$603,750	5%
Daniella Vitale	Executive Vice President–Chief Brand Officer	$900,000	$900,000	0%

Short-Term Incentives

The Committee uses short-term incentive opportunities, which are typically established in January of each year, to motivate executive officers to achieve the annual financial targets established by the Committee and to demonstrate strategic leadership. Short-term incentives for the executive officers consist of annual cash incentive awards under the 2014 Employee Incentive Plan. Short-term incentive awards have an individual component but are primarily formula-driven, with the majority of the award based on achievement of annual financial targets that align with the Company's annual operating plan.

For short-term incentives for Fiscal 2019, the Committee determined a portion of the awards based on the following individual performance factors: strategic thinking; leadership, including development of effective management teams and employee talent; demonstrated adherence to the Company's Business Conduct Policy–Worldwide, and professionalism; financial metrics relevant to specific areas of responsibility; and specific objectives set for the executive officer. These same factors will be used to determine a portion of the short-term incentives to be paid in respect of Fiscal 2020.

In January 2020, the Committee established target short-term incentive opportunities for Fiscal 2020 for the executive officers. The target short-term incentive opportunities provided to the NEOs for Fiscal 2020, as compared to the target short-term incentive opportunities provided for Fiscal 2019, are shown in the following chart. As shown below, the target short-term incentive opportunities provided to the NEOs for Fiscal 2020, expressed as a percentage of base salary, remained unchanged from Fiscal 2019. The maximum short-term incentive established by the Committee for each NEO is equal to twice the target.

TIFFANY & CO.

Executive	Position	Fiscal 2019 Target Short-Term Incentive As Percentage of Base Salary	Fiscal 2020 Target Short-Term Incentive As Percentage of Base Salary	Percentage Increase from Fiscal 2019 to Fiscal 2020
Alessandro Bogliolo	Chief Executive Officer	150%	150%	0%
Mark J. Erceg	Executive Vice President–Chief Financial Officer	80%	80%	0%
Philippe Galtie	Executive Vice President–Global Sales	80%	80%	0%
Leigh M. Harlan	Senior Vice President–Secretary and General Counsel	60%	60%	0%
Daniella Vitale	Executive Vice President–Chief Brand Officer	80% (prorated to reflect appointment in December 2019)	80%	0%

Fiscal 2019

Company Performance Goals for Fiscal 2019 Short-Term Incentives

In January 2019, the Committee determined that payment of short-term incentives for Fiscal 2019 would be wholly contingent on the Company meeting an operating earnings threshold or a threshold level of Constant Currency Sales Growth. The Committee provided guidance to the executive officers indicating that, if neither threshold was met, then no short-term incentive would be paid; however, if either threshold was met, then the Committee intended to calculate the amount to be paid based 60% on achievement of operating earnings goals, 20% on achievement of Constant Currency Sales Growth goals, and 20% on achievement related to the individual performance factors described above. Thus, achievement of operating earnings goals, Constant Currency Sales Growth goals and individual goals, each at maximum goal levels, would result in payment of 120%, 40% and 40%, respectively, of target. Notwithstanding this guidance, the Committee retained the discretion to pay out the maximum short-term incentive, or reduce the payout from the maximum to any amount down to $0, provided either the operating earnings or Constant Currency Sales Growth threshold was met.

The use of operating earnings as a performance metric for short-term incentive awards is intended to reward increased profitability through sales growth and margin expansion. The use of Constant Currency Sales Growth is intended to incentivize sales growth through effective brand positioning and customer engagement initiatives.

In March 2019, the Committee established threshold, target and maximum performance goals for operating earnings and Constant Currency Sales Growth. The performance goals established, and the corresponding percentage of target short-term incentives eligible to be paid out based on corporate and individual performance, provided at least one of the levels of threshold corporate performance has been met, are shown in the chart below.

TIFFANY & CO.

Fiscal 2019 Annual Incentive Awards

	Operating Earnings		Constant Currency Sales Growth		Individual Performance
	Operating earnings (millions)	Percentage of target short-term incentive that may be paid:*	Constant Currency Sales Growth	Percentage of target short-term incentive that may be paid:*	Up to 40% of the target short-term incentive may be paid based on achievement of individual performance factors
Threshold	Less than or equal to $702	0%	Less than or equal to -1%	0%
Target	Within the range of $818 to $834	60%	Within the range of 3.5% to 4.5%	20%
Maximum	Equal to or greater than $888	120%	Equal to or greater than 6.5%	40%
	Percentage calculated based on operating earnings, Constant Currency Sales Growth and individual performance = total percentage of target annual incentive paid out*
*Subject to linear interpolation if actual performance falls between the threshold and the bottom of the target range, or between the top of the target range and the maximum. Target ranges include the ends of the ranges.

Actual Payout of Fiscal 2019 Short-Term Incentives

In March 2020, the Committee determined that Fiscal 2019 operating earnings equaled $732.6 million, as reported, and $753.8 million, as adjusted, while net sales were approximately unchanged from the prior year and Constant Currency Sales Growth equaled 1% (see Appendix I at PS-93).

The Committee also evaluated the individual performance of the NEOs other than the CEO, taking into account the CEO's views. The Committee independently evaluated the performance of the CEO. In these discussions, individual performance was evaluated against the individual performance factors described on PS-51. Following these discussions, the Committee determined to pay each NEO an amount ranging from 52.8% to 74.8% of his or her target award based on individual performance.

Based on the determinations described above, the NEOs were paid the percentages shown below of their target awards. A portion of those amounts was paid in December 2019, with the remainder paid following the end of the performance period. See "2019 Retention and Tax Mitigation Actions" at PS-40.

Operating Earnings, As Adjusted (60% of target award)		Constant Currency Sales Growth (20% of target award)		Individual Performance (20% of target award)
Fiscal 2019 operating earnings, as reported/as adjusted* (millions)	Percentage of target short-term incentive paid:	Fiscal 2019 net sales growth/Constant Currency Sales Growth*	Percentage of target short-term incentive paid:	Percentage of target short-term incentive paid based on achievement of individual performance factors:
As reported - $732.6 As adjusted - $753.8	26.8%	—% / 1%	8%	18% - 40%
Total percentage of target annual incentive paid out to NEOs: 52.8% - 74.8%
* See Appendix I at PS-93.
Fiscal 2020
For Fiscal 2020, the Committee generally retained the short-term incentive structure from Fiscal 2019. As such, in January 2020, the Committee established target and maximum short-term incentive amounts for the NEOs, with the maximum amount equal to 200% of the target amount. The target short-term incentives established for Fiscal 2020 for the NEOs are shown above under "Relative Values Of Key Compensation Components" at PS-50.

TIFFANY & CO.

In March 2020, the Committee established threshold, target and maximum goals for operating earnings and Constant Currency Sales Growth. The goals are aligned with the Company's annual operating plan. Payment of any short-term incentive award for Fiscal 2020 will be contingent on achievement of either the operating earnings or Constant Currency Sales Growth threshold. If neither threshold is met, no short-term incentive will be paid. The Committee has provided guidance to the executive officers indicating that, if either threshold is met, the Committee intends to calculate the amount to be paid based 60% on achievement of operating earnings goals, 20% on achievement of Constant Currency Sales Growth goals, and 20% on achievement of the individual performance factors described at PS-51. Notwithstanding this guidance, the Committee has retained the discretion to pay out the maximum short-term incentive, or reduce the payout from the maximum to any amount down to $0, provided either corporate threshold is met.

Five-Year History of Short-Term Incentive Payouts
The following summarizes average short-term incentive payouts for the executive officers as a group, as a percentage of target, over the past five fiscal years (without giving effect to payments that were prorated in light of mid-year individual hire dates):

Fiscal Year	Average Total Payout as a Percentage of Target Short-Term Incentive Award
2019	61%
2018	104%
2017	104%
2016	98%
2015	75%
Five-Year Average	88%
Permissible Adjustments to Evaluation of Performance

The 2014 Employee Incentive Plan, approved by the shareholders, permits the Committee, in evaluating achievement of a performance goal, to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgment or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) unusual or infrequently occurring items as described in the Annual Report for the applicable year, (vi) acquisitions or divestitures, (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereto, (viii) foreign exchange gains and losses and (ix) a change in the Company's fiscal year.

Long-Term Incentives

The Committee uses long-term incentives to promote retention, align management interests with those of shareholders, and motivate management to achieve earnings growth and generate operating cash flow. The Committee considers equity-based awards to be appropriate because, over the long term, the Company's stock price should be a good indicator of management's success in achieving the above objectives.

The total value of each executive officer's target long-term incentive grant each year is based on a percentage of base salary. The ratio of long-term incentive target to base salary is reviewed annually at the same time that base salaries are reviewed. The long-term incentive opportunities established for Fiscal 2020 for each of the NEOs compared to those provided for Fiscal 2019 are shown below. As reflected below, the long-term incentive opportunities provided to the NEOs for Fiscal 2020, expressed as a percentage of base salary, remained unchanged from the prior year.

TIFFANY & CO.

Executive	Fiscal 2019 Target Long-Term Incentive As Percentage of Base Salary	Fiscal 2020 Target Long-Term Incentive As Percentage of Base Salary	Percentage Increase from Fiscal 2019 to Fiscal 2020
Alessandro Bogliolo	520%	520%	0%
Mark J. Erceg	250%	250%	0%
Philippe Galtie	200%	200%	0%
Leigh M. Harlan	150%	150%	0%
Daniella Vitale	250% (prorated to reflect appointment in December 2019)	250%	0%

Types of Equity Awards

In January 2020, the Committee awarded two types of equity awards to NEOs: PSUs and RSUs.

•	PSUs reward executives for meeting key financial goals that are important to the long-term performance of the Company.

•
RSUs reward executives for increases in stock price, and support talent attraction and retention objectives. RSUs also balance an inherent challenge associated with PSUs, as non-controllable and highly variable external factors may affect the Company's results during the three-year performance period.

Prior to Fiscal 2017, executive officers were awarded long-term incentives divided evenly between PSUs and stock options. Starting in Fiscal 2017, executive officers below the level of Executive Vice President were awarded long-term incentives in the form of 50% PSUs, 25% stock options and 25% RSUs, while the CEO and remaining executive officers continued to receive 50% PSUs and 50% stock options. For Fiscal 2020, the Committee recognized at the time that long-term incentives were awarded that stock options were likely to have limited value because the Company’s stock price was then only slightly less than the Per Share Merger Consideration. Accordingly, and as permitted by the Merger Agreement, RSUs were awarded in lieu of stock options for Fiscal 2020, with the result that all executive officers, including the NEOs, received 50% PSUs and 50% RSUs in January 2020.

For purposes of achieving the grant date target value, apportioned according to the above-described mix of long-term incentives, the Committee values PSUs and RSUs using the higher of (i) the simple arithmetic mean of the high and low sale price of the Company's common stock on the New York Stock Exchange on the grant date or (ii) the closing price on such Exchange on the grant date. The Committee also assumes that PSUs will vest at the target value described under "Performance-Based Restricted Stock Unit Grants" below.

Performance-Based Restricted Stock Unit Grants

The Committee's practice has generally been to award PSUs to executive officers in January of each year. For the PSUs granted in January 2020, 2019, 2018 and 2017, the Committee established threshold, target and maximum goals for EPS and operating cash flow at the start of the performance period. Vesting of these PSUs is dependent upon achievement of either the EPS or operating cash flow threshold. If neither threshold is met, no PSUs will vest. The Committee has provided guidance to the executive officers indicating that, if either the EPS or operating cash flow threshold is met, it intends to calculate the number of PSUs to vest based 80% on EPS goals and 20% on operating cash flow goals. Thus, achievement of the EPS goals and operating cash flow goals at target will result in vesting of 80% and 20%, respectively, of the target PSUs granted.

•
EPS was selected as a performance metric to reward earnings growth and incentivize execution of the Company's strategic plans relating to sales growth, margin expansion, network optimization and efficient capital allocation. This metric also aligns with shareholder interests, as the Committee believes the Company's stock price over the long term is primarily driven by growth in EPS. EPS goals are measured on a diluted basis and calculated on a cumulative basis for the three-year performance period.

•
Operating cash flow was selected as a performance metric to reward cash flow generation from operations through measures such as inventory management, procurement initiatives intended to reduce costs, and systems and process enhancements. Operating cash flow goals are also calculated on a cumulative basis for

TIFFANY & CO.

the three-year performance period. The target goal is expressed as a range in consideration of volatility in the luxury goods sector and the related challenges of setting goals over a three-year period.

•	The EPS and operating cash flow goals were set by the Committee with reference to the Company's strategic plan as approved by the Board.

In evaluating achievement of performance goals, the Committee is permitted under the 2014 Employee Incentive Plan to exclude certain events. See "Permissible Adjustments to Evaluation of Performance" at PS-54.

2020 Performance-Based Restricted Stock Units

For the PSUs granted in January 2020 ("2020 PSUs"), the EPS and operating cash flow threshold, target and maximum goals, and the corresponding percentage of target shares to be paid out at the end of the performance period (if any), are shown below.

	EPS		Operating Cash Flow
	EPS	Percentage of target shares earned*	Operating Cash Flow (millions)	Percentage of target shares earned:*
Below Threshold	Less than $11.67	0%	Less than $1,942	0%
Threshold	Equal to $11.67	20%	Equal to $1,942	0%
Target	Equal to $13.73	80%	Within the range of $2,378 to $2,451	20%
Maximum	Equal to or greater than $14.42	160%	Equal to or greater than $2,549	40%
	Shares calculated based on EPS goals plus operating cash flow goals = total percentage of target shares paid out*
*Subject to linear interpolation if actual performance falls between threshold and target (or, in the case of a target expressed as a range, the bottom of the target range), or between target (or, in the case of a target expressed as a range, the top of the target range) and maximum. Target ranges include the ends of the ranges.

Notwithstanding the above guidance, the Committee has retained the discretion to vest the maximum number of PSUs granted (200% of the target number of shares), or reduce the number to vest from the maximum to any number down to zero, provided that either the EPS or operating cash flow threshold is met.

The above performance goals were informed by the three-year strategic plan approved by the Board in March 2020. Both sets of goals are intended to incorporate financial performance goals that are both challenging and realistic, as well as to balance near-term financial objectives with brand stewardship and sustainable growth. For more information on the alignment of the performance goals with the three-year strategic plan, see the discussion at PS-49.

The financial performance goals established by the Committee each year are not intended to be a prediction of how the Company will perform during the performance period or in any future period. The Committee establishes these goals solely to help it align pay with performance. The goals are not intended to provide investors or any other party with guidance about future financial performance or operating results. None of the information contained in this CD&A should be relied upon as guidance or a prediction of the Company’s future performance.

Performance-Based Restricted Stock Units granted in January 2019, 2018 and 2017

The chart shown above was approved for use with the PSUs granted in January 2019 ("2019 PSUs"), 2018 ("2018 PSUs") and 2017, but in each case it incorporated the threshold, target and maximum performance goals established by the Committee at the start of the applicable performance period.

In March 2020, the Compensation Committee took action to vest the 2017 PSUs at the maximum level, notwithstanding actual performance, as contemplated by the Merger Agreement. This resulted in Mr. Erceg, Mr. Galtie and Ms. Harlan receiving the number of shares shown on PS-43. No other NEOs held 2017 PSUs.

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For additional information about the PSUs, including a description of the circumstances in which the outstanding PSUs may vest in various circumstances of death, disability, retirement, a change in control or at the initiative of the Company, see "Equity Incentive Plan Awards–Performance-Based Restricted Stock Units" at PS-70.

Stock Option Grants
Prior to 2020, stock options were granted each year at the January Committee meeting. Special grants were occasionally made in connection with promotions and new hires, and for recognition purposes. As previously noted, no stock options were granted in 2020 in light of the proposed Merger.
The 2014 Employee Incentive Plan under which stock options were granted required the exercise price of each option to be established by the Committee (or determined by a formula established by the Committee) at the time the option is granted. Options were to be granted with an exercise price equal to or greater than the fair market value of a share as of the grant date. The Committee calculated the exercise price to be the higher of (i) the simple arithmetic mean of the high and low sale price of such stock on the New York Stock Exchange on the grant date or (ii) the closing price on such Exchange on the grant date. The incentive plan does not permit repricing of underwater options at a later date without shareholder approval.
For more information about stock options, see "Equity Incentive Plan Awards–Stock Options" at PS-71.
Time-Vesting Restricted Stock Unit Awards
The RSUs granted in January 2020 vest ratably over four years. For additional information about the RSUs, see "Equity Incentive Plan Awards–Time-Vesting Restricted Stock Units" at PS-71. Special grants of RSUs may be made from time to time in connection with promotions and new hires, and for recognition purposes.

Retirement Benefits

Retirement benefits are offered to attract and retain qualified executive officers. Retirement benefits offer financial security in the future and are not entirely contingent upon corporate performance factors. However, the compensation on which the retirement benefits of each executive officer are based includes bonus and incentive awards made in the past; such awards are determined by corporate and individual performance factors in the year awarded.

Defined Contribution Retirement Benefit

A defined contribution retirement benefit ("DCRB") is available to the NEOs through the 401K Plan. Excess defined contribution retirement benefit contributions ("Excess DCRB Contributions") are credited to the Tiffany and Company Executive Deferral Plan ("Deferral Plan"). Employer contributions credited to the Deferral Plan are calculated to compensate executives for pay amounts limited by reason of the Internal Revenue Code. All NEOs are eligible to receive Excess DCRB Contributions.

Mr. Galtie receives additional retirement benefits agreed upon at the time of his recruitment. See "Philippe Galtie Compensatory Arrangement" at PS-74.
Equity Grants - Retirement Provisions

The terms applicable to grants of stock options and PSUs provide for certain benefits upon retirement. See "Equity Incentive Plan Awards–Effect of Termination of Employment on Awards" at PS-71 for a description of these benefits. Outstanding RSUs are forfeited upon retirement.
Life Insurance and Disability Insurance Benefits

IRS limitations render the life insurance benefits that the Company provides to all full-time U.S. employees in multiples of their annual base salaries largely unavailable to the Company's executive officers. The Company maintains the relationship established for lower-compensated employees between annual base salaries and life insurance benefits through executive-owned, employer-paid whole-life policies. Premiums paid on such policies are taxable to the executives, and no gross-up is paid. For other key features of these life insurance benefits, see "Life Insurance Benefits" at PS-73. These benefits are provided to all NEOs except Ms. Vitale, who declined these benefits.

TIFFANY & CO.

The Company provides executive officers special disability insurance benefits to take into account the income replacement limits of the Company's standard disability insurance policies. These special disability benefits maintain the relationship established for employees compensated below the IRS limit between annual cash compensation and disability benefits. Disability insurance premiums are taxable to the executives, and no gross-up is paid.

Severance Benefits Prior to a Change in Control
In September 2018, the Company adopted the Executive Severance Plan, which provides benefits to executive officers in the event of involuntary termination without cause or resignation for good reason, prior to a change in control, in exchange for a release of claims and compliance with restrictive covenants. For a description of the benefits provided under the Executive Severance Plan, see "Executive Severance Plan" at PS-83.

In addition, the offer letter provided to Mr. Bogliolo in connection with his recruitment to the Company provides for certain severance benefits in the event of involuntary termination without cause or resignation for good reason, prior to a change in control, before the third anniversary of his commencement date. For a description of the benefits available under Mr. Bogliolo's offer letter, see "Explanation of Potential Payments on Termination Prior to a Change in Control" at PS-82.

Change in Control Arrangements

Retention Agreements

Each executive officer (including each NEO) is party to a retention agreement that provides for certain severance benefits in the event of a change in control. The agreements are intended to provide financial incentives to the executive officers to remain in place and remain focused on the business during a period of uncertainty that may arise from a potential change in control.

The Committee has long believed that the retention agreements serve the best interests of the Company's shareholders because such agreements:

•	increase the value of the Company to a potential acquirer that requires delivery of an intact management team;

•	help keep management in place and focused pending communication of a change in control or in the event a change in control is not welcome;

•	are a prudent defense to the possibility that executive officers might retire or take a competing job offer during a time of transition; and

•	are not overly generous.

The Committee also believes that the independent directors are fully capable of weighing the merits of any proposed transaction and reaching a proper conclusion in the interests of the shareholders, even if management would benefit financially from change in control payments to the executive officers.

The retention agreements are "dual-trigger" arrangements in that they provide no benefits unless two events occur: (i) a change in control followed by (ii) termination without cause or resignation for good reason within two years of the change in control. The Merger will constitute a change in control for purposes of the retention agreements. In addition, the Merger Agreement provides that Mr. Bogliolo, Mr. Erceg and Ms. Harlan will have a right to resign for good reason for purposes of their respective retention agreements, subject to their continued employment through the closing of the Merger and the terms of such agreements. Under the terms of the retention agreements, they would ordinarily be required to exercise this right within 90 days of the Effective Time; under the terms of the Special Bonus Agreements signed by Mr. Bogliolo and Ms. Harlan, however, this time was extended for these executives to the later of February 12, 2021, or 90 days following the Effective Time, provided the Effective Time occurs no later than November 24, 2020.

The retention agreements provide that any payments and benefits payable to an executive officer will be reduced to the extent necessary to avoid any excise taxes on "excess parachute payments" that would otherwise be imposed under Sections 280G and 4999 of the Internal Revenue Code, unless the total payments to be made without such a

TIFFANY & CO.

reduction would result in a higher after-tax benefit. The retention agreements do not provide reimbursement of excise or other taxes in connection with severance payments or amounts relating to the change in control.

For additional information about the retention agreements, including the severance benefits they provide and a description of events that constitute a change in control, see "Explanation of Potential Payments on Termination Following a Change in Control" at PS-83.

Other Change in Control Provisions

Equity awards granted to the NEOs provide benefits following a change in control. These benefits will only be provided on a loss of employment (a "dual trigger") or if the Company does not survive the transaction. For a more detailed discussion of applicable change in control provisions, see "Explanation of Potential Payments on Termination Following a Change in Control" at PS-83. For a description of the treatment of equity awards under the Merger Agreement, see "LVMH Merger Agreement" at PS-40.

Employment Agreements for Named Executive Officers

The Company has provided offer letters to Mr. Bogliolo, Mr. Erceg, Mr. Galtie and Ms. Vitale that capture key terms negotiated as part of recruitment. For a description of these offer letters, which provide for, among other terms, initial base salary, short- and long-term incentives, sign-on awards and, in Mr. Bogliolo's case, certain severance benefits, see "Alessandro Bogliolo Compensatory Arrangement," "Mark J. Erceg Compensatory Arrangement," "Philippe Galtie Compensatory Arrangement" and "Daniella Vitale Compensatory Arrangement" at PS-73, PS-74, PS-74 and PS-74, respectively.
Effect of Termination for Cause

Outstanding stock options, PSUs and RSUs will be forfeited upon a termination for cause, and vested stock options may not be exercised following a termination for cause.

OTHER INFORMATION

Equity Ownership by Executive Officers

The Company has in place a share ownership policy. The purpose of the policy is to enhance alignment of management's interests with those of shareholders over the long term.

Significant Portfolio

Under the share ownership policy, executive officers are subject to restrictions on the disposal of shares of the Company's common stock. For each executive officer, "Significant Portfolio" means ownership of shares having a total market value equal to or greater than the following multiples of their annual base salaries:

Position/Level	Market Value of Company Stock Holdings as a Multiple of Base Salary (Significant Portfolio Requirement)
Chief Executive Officer	Five Times
Executive Vice President	Three Times
Senior Vice President	Two Times

TIFFANY & CO.

Equity Used to Meet Share Ownership Guidelines

The share ownership policy counts shares owned as follows:

Shares Counted:
Outstanding shares that the person beneficially owns or is deemed to beneficially own, directly or indirectly, under the federal securities laws, including shares held in the 401K Plan.
Shares Not Counted:
Contingent rights to acquire shares of the Company's common stock through derivative securities, including unvested stock options, unvested RSUs or unearned PSUs.

For purposes of determining the amount of shares constituting a Significant Portfolio, shares will be valued at the mean of the high and low trading prices on the New York Stock Exchange on the relevant calculation date. Each executive's attainment of a Significant Portfolio is measured annually on April 1 or the first trading day thereafter. However, an executive who acquires a Significant Portfolio after the annual calculation date shall be deemed to hold a Significant Portfolio for purposes of any proposed disposition after such acquisition.

Disposal Restrictions

Executive officers who have Significant Portfolios may not dispose of shares of the Company's common stock if the disposition would cause their holdings to fall below the Significant Portfolio threshold. They may, however, dispose of any or all shares in excess of the Significant Portfolio threshold.

Executive officers who do not have Significant Portfolios are only permitted to dispose of shares of the Company's common stock as follows:

•	no more than 50% of the net shares deemed issued as a consequence of any vesting or exercise of an equity award;

•	under circumstances constituting a financial hardship, as so determined by the Board; or

•	pursuant to a qualified domestic relations order.
Compliance

The share ownership policy does not contain an express compliance deadline in recognition that the disposal restrictions ensure that the executive officers are making progress toward meeting the Significant Portfolio requirements and provide for greater administrative ease. As of January 31, 2020, three NEOs held Significant Portfolios. The remaining NEOs remain subject to the share disposal restrictions described above that are intended to ensure continued progress towards share ownership goals.

Hedging and Pledging Not Permitted

The Company maintains a worldwide policy on insider information, applicable to all employees, officers and directors. The policy, which was adopted by the Board, prohibits trading while in possession of insider information, and requires the Company’s directors, executive officers and certain other Tiffany employees to obtain pre-clearance to trade in accordance with the procedures in the policy. The policy also expressly prohibits speculative transactions (i.e., hedging), such as the purchase of calls or puts, selling short or speculative transactions as to any rights, options, warrants or convertible securities related to Company securities, as well as pledging or margining of Company securities.

Restrictive Covenants

The NEOs are subject to restrictive covenants with a term of 18 months following the termination of employment for the CEO and one year following the termination of employment for the remaining NEOs. The restrictive covenants include a non-compete restriction, a non-solicitation restriction with respect to employees, customers, clients, vendors, business partners and suppliers, and a no-hire restriction with respect to employees and others engaged by the Company or its affiliates. In addition, the NEOs are subject to indefinite confidentiality obligations.

TIFFANY & CO.

Separately, any severance benefits provided under the Executive Severance Plan and Mr. Bogliolo's offer letter would be conditioned upon agreement to and compliance with non-competition, non-solicitation and no-hire obligations for a period of up to 24 months following termination, as well as ongoing confidentiality and cooperation obligations. See "Explanation of Potential Payments on Termination Prior to a Change in Control" at PS-82.
Clawback Policy

The executive officers are subject to a policy that expressly provides for recoupment of executive incentive-based compensation if an accounting restatement is required due to material noncompliance with any financial reporting requirements. For purposes of the policy, incentive-based compensation means pay which has been calculated based on objective performance criteria included in publicly reported financial information reported by the Company, and includes PSUs and cash incentive awards. Time-vesting stock options and RSUs, or proceeds therefrom, are not subject to this policy.

Under the policy, in the event of a material restatement, the Board will review the incentive-based compensation paid to executive officers during the three-year period preceding the issuance of the restatement to determine if excess incentive compensation was paid. Excess incentive compensation is defined to be any incentive compensation in excess of that which would have been paid if the applicable material restatement had been applied at the time of payment. The Board may seek recoupment of after-tax excess incentive compensation from one or more of the executive officers who received excess payment.

Compensation Risk Assessment

The Committee, together with the Audit Committee of the Board, annually reviews an assessment by management of the Company's compensation policies and practices for employees, including executive and non-executive policies and practices. Selected key areas that are reviewed, together with management's assessment of these elements, included pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, equity incentives, stock ownership requirements and trading policies, and leadership and culture. Sound practices are identified in each of these respective areas. As a result of the Committee's Fiscal 2019 review, the Committee determined that any risks that may result from the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Limitation Under Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation expense a company can deduct in calculating its federal income taxes in any one year with respect to compensation paid to certain executive officers. Although the Committee has designed the executive compensation program with tax considerations in mind, the Committee does not believe that it would be in the best interests of the Company to adopt a policy that would preclude compensation arrangements subject to deduction limitations.

Prior to the enactment of the Tax Cuts and Jobs Act of 2017, the limit in Section 162(m) was subject to an exception for "performance-based compensation." This performance-based exception was repealed for tax years beginning after December 31, 2017.
* * *

TIFFANY & CO.

REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with the management of Tiffany & Co. Based on our review and discussions, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended January 31, 2020.

Compensation Committee and its Stock Option Subcommittee:

Rose Marie Bravo, Chair
Roger N. Farah
Abby F. Kohnstamm
Annie Young-Scrivner

March 19, 2020

TIFFANY & CO.

SUMMARY COMPENSATION TABLE
Fiscal 2019, Fiscal 2018 and Fiscal 2017

Name and Principal Position	Year	Salary ($) (a)	Bonus ($) (b)	Stock Awards ($) (c), (d)	Option Awards ($) (d), (e)	Non- Equity Incentive Plan Compensation ($) (f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (g)	All Other Compensation ($) (h)	Total ($)
Alessandro Bogliolo Chief Executive Officer	2019	1,398,159	2,700,000	7,371,236	—	1,494,450	—	536,612	13,500,457
	2018	1,346,375	—	3,510,069	3,514,821	2,118,150	—	450,724	10,940,139
	2017	414,269	2,800,000	4,775,179	4,771,638	702,570	—	530,559	13,994,215
Mark J. Erceg Executive Vice President-Chief Financial Officer	2019	880,322	—	2,231,622	—	406,640	—	210,171	3,728,755
	2018	847,718	—	1,062,510	1,063,969	704,480	—	468,064	4,146,741
	2017	847,718	750,000	1,062,544	1,061,734	705,840	—	306,423	4,734,259
Philippe Galtie Executive Vice President-Global Sales	2019	828,538	800,000	1,680,256	—	337,920	—	301,629	3,948,343
	2018	797,852	—	800,080	801,091	663,040	—	297,424	3,359,487
	2017	715,286	—	1,300,236	1,299,994	584,522	—	255,182	4,155,220
Leigh M. Harlan Senior Vice President-Secretary and General Counsel[1]	2019	593,945	2,530,000	906,249	—	258,060	—	91,826	4,380,080
	2018	568,677	—	647,209	215,924	360,870	—	91,508	1,884,188
	2017	571,892	—	1,147,086	715,744	358,110	—	86,257	2,879,089
Daniella Vitale Executive Vice President-Chief Brand Officer[2]	2019	155,351	1,650,000	2,250,668	—	67,021	—	775	4,123,815

[1]	Ms. Harlan was not an NEO in Fiscal 2018.

[2]	Ms. Vitale assumed responsibilities as Executive Vice President–Chief Brand Officer on December 1, 2019.

TIFFANY & CO.

Notes to Summary Compensation Table

(a)
Salary. Salary amounts include amounts deferred at the election of the executive under the Deferral Plan and under the 401K Plan. Amounts deferred to the Deferral Plan are also shown in the Nonqualified Deferred Compensation Table at PS-78.

(b)
Bonus. For Mr. Bogliolo, Mr. Galtie and Ms. Harlan, the amounts shown for Fiscal 2019 represent cash retention bonuses paid as permitted by the Merger Agreement, subject to execution of restrictive covenant agreements and clawback for certain terminations of employment that occur prior to January 31, 2021. See PS-41. For Ms. Vitale, the amount shown for Fiscal 2019 is a $750,000 cash sign-on bonus provided for in her offer letter, see "Daniella Vitale Compensatory Arrangement" at PS-74, and a $900,000 cash retention bonus paid as permitted by the Merger Agreement, subject to execution of restrictive covenant agreements and clawback for certain terminations of employment prior to January 31, 2021.

(c)
Stock Awards. Except to the extent otherwise noted below in this note, amounts shown represent the dollar amount of the grant date fair value of the stock unit award calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation ("Codification Topic 718"), disregarding any estimates of forfeitures related to service-based vesting conditions, for the fiscal year in which the award was granted. The amounts shown for Fiscal 2019 reflect grants of PSUs and RSUs made in January 2020, and the amounts shown for the prior fiscal years likewise include grants of PSUs and RSUs (where applicable) made in January of the applicable fiscal year.

The amounts shown are based on the assumption that applicable performance targets for the three-year performance period established by the Committee for each respective grant of PSUs were or will be met at 100%. The maximum value of each PSU award, assuming the highest level of performance conditions are met for the applicable period, calculated in accordance with Codification Topic 718, appears in the chart below.

For Mr. Bogliolo, the Fiscal 2017 amount reflects the grant date fair value of (i) an annual grant of PSUs awarded on January 17, 2018 ($3,375,093), and (ii) a one-time grant of RSUs awarded on the same date in connection with his recruitment ($1,400,086).

For Mr. Galtie, the Fiscal 2017 amount reflects the grant date fair value of (i) an annual grant of PSUs awarded on January 17, 2018 ($800,096), and (ii) a one-time promotional grant of RSUs awarded on July 19, 2017 ($500,140).

For Ms. Harlan, the Fiscal 2017 amount reflects the grant date fair value of (i) an annual grant of PSUs awarded on January 17, 2018 ($431,273), (ii) an annual grant of RSUs awarded on January 17, 2018 ($215,800) and (iii) a one-time recognition grant of RSUs awarded on March 16, 2017 ($500,013).

Maximum Value of Stock Awards at Grant Date Value

Executive	2019	2018	2017
Alessandro Bogliolo	$7,371,235	$7,020,138	$6,750,187
Mark J. Erceg	$2,231,489	$2,125,020	$2,125,087
Philippe Galtie	$1,680,255	$1,600,160	$1,600,191
Leigh M. Harlan	$905,846	$1,078,539	$862,547
Daniella Vitale	$2,250,265	prior to appointment

(d)
Equity Award Acceleration. In December 2019, the Committee accelerated the vesting of certain stock and option awards. See "2019 Retention and Tax Mitigation Actions" at PS-40. No value is shown for Fiscal 2019 for such accelerated vesting, as the acceleration resulted in the Company recognizing expense associated with the affected grants in December 2019 rather than at the time such grants were ordinarily expected to vest, but it did not result in the Company incurring an additional amount of expense.

(e)
Option Awards. Amounts shown represent the dollar amount of the grant date fair value of the award, calculated in accordance with Codification Topic 718 for the fiscal year in which the award was granted, disregarding any

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estimates of forfeitures related to service-based vesting conditions. See Item 8. "Financial Statements and Supplementary Data-Note N. Stock Compensation Plans" in the Company's Annual Report on Form 10-K for Fiscal 2019, regarding assumptions underlying valuation of stock option awards. The amounts shown for Fiscal 2018 and Fiscal 2017 include stock option grants made in January 2019 and January 2018, respectively.

For Mr. Bogliolo, the Fiscal 2017 amount is the grant date fair value of (i) an annual grant of stock options awarded on January 17, 2018 ($3,372,608) and (ii) a one-time grant of stock options awarded on the same date in connection with his recruitment to the Company ($1,399,030).

For Mr. Galtie, the Fiscal 2017 amount is the grant date fair value of (i) an annual grant of stock options awarded on January 17, 2018 ($799,491) and (ii) a one-time promotional grant of stock options awarded on July 19, 2017 ($500,503).

For Ms. Harlan, the Fiscal 2017 amount is the grant date fair value of (i) an annual grant of stock options awarded on January 17, 2018 ($215,490) and (ii) a one-time recognition grant of stock options awarded on March 16, 2017 ($500,254).

(f)
Non-Equity Incentive Plan Compensation. This column reflects cash short-term incentive awards under the 2014 Employee Incentive Plan. These awards are earned in the fiscal year shown, but are generally payable in the following fiscal year on the basis of achieved performance goals after the release of the Company's financial statements for the applicable fiscal year. The cash short-term incentive awards granted in respect of Fiscal 2019 were paid in part in December 2019, with the remainder paid in March 2020. See "2019 Retention and Tax Mitigation Actions" at PS-40. For a description of the performance goals applicable to the Fiscal 2019 short-term incentive awards, see "Discussion of Summary Compensation Table and Grants of Plan-Based Awards–Non-Equity Incentive Plan Awards" at PS-70.

This column includes amounts deferred at the election of the executive under the Deferral Plan. Amounts so deferred are also shown in the Nonqualified Deferred Compensation Table.

(g)
Change in Pension Value and Nonqualified Deferred Compensation Earnings. None of the NEOs participate in the Company's pension or other defined benefit plans. This column does not include earnings under the Deferral Plan because it does not pay above-market or preferential earnings on compensation that is deferred.

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(h)
All Other Compensation. The table below shows a detailed description of all other compensation paid to the NEOs. In addition to the payments reported below, executive officers are from time to time permitted to borrow merchandise for their personal use to support the Company's marketing efforts.

		Leadership Benefits		Broad-Based Retirement Benefits			Other ($)	Notes	Total ($)
Name	Year	Premium on Additional Disability Insurance ($)	Premium on Life Insurance ($)	401K Plan Company Match ($)	Defined Contribution Retirement Benefit ($) (i)	Excess Defined Contribution Retirement Benefit ($) (ii)
Alessandro Bogliolo	2019	12,281	368,634	2,589	8,250	137,218	7,640	(iii)	536,612
	2018	12,281	392,159	8,100	8,100	1,221	28,863	(iv)	450,724
	2017	8,301	2,581	—	—	—	519,677	(v)	530,559
Mark J. Erceg	2019	10,714	137,681	8,250	8,250	38,357	6,920	(vi)	210,172
	2018	10,714	157,737	8,100	6,750	33,193	251,570	(vii)	468,064
	2017	10,714	168,352	6,749	3,994	—	116,614	(viii)	306,423
Philippe Galtie	2019	13,662	142,220	8,250	9,625	38,758	89,114	(ix)	301,629
	2018	13,662	152,468	8,100	8,100	23,087	92,007	(x)	297,424
	2017	13,662	124,457	7,950	7,950	11,700	89,463	(xi)	255,182
Leigh M. Harlan	2019	3,900	55,991	8,250	6,875	16,360	450	(xii)	91,826
	2018	3,900	55,991	8,100	6,750	16,317	450	(xii)	91,508
	2017	3,900	55,991	7,950	6,625	11,341	450	(xii)	86,257
Daniella Vitale	2019	325	—	—	—	—	450	(xii)	775

(i)	The amount shown in this column reflects the benefit paid in the year listed for the prior plan year under the DCRB feature of the 401K Plan. See "Defined Contribution Retirement Benefit" at PS-57.

(ii)
The amount shown in this column reflects the benefit paid in the year listed for the prior plan year under the Excess DCRB feature of the Deferral Plan. See "Defined Contribution Retirement Benefit" at PS-57.

(iii)
For Mr. Bogliolo, the amount reported under "Other" for Fiscal 2019 represents payment of tax consulting services and legal fees incurred in connection with work and residency authorization. For a more detailed discussion of Mr. Bogliolo's compensatory arrangements, see "Alessandro Bogliolo Compensatory Arrangement" at PS-73.

(iv)
For Mr. Bogliolo, the amount reported under "Other" for Fiscal 2018 represents payment of legal fees incurred in connection with obtaining authorization for Mr. Bogliolo to work in the United States and for Mr. Bogliolo and his family to reside in the United States during his employment, as contemplated in his offer letter.

(v)
For Mr. Bogliolo, the amount reported under "Other" for Fiscal 2017 represents a payment to reimburse relocation costs ($500,000), payment for tax consultation services ($1,880) and payment of legal fees incurred in connection with obtaining work and residency authorization ($17,797), each of which was contemplated in his offer letter.

(vi)
For Mr. Erceg, the amount reported under "Other" for Fiscal 2019 represents payment of tax consultation services. For a more detailed discussion of Mr. Erceg's compensatory arrangements, see "Mark J. Erceg Compensatory Arrangement" at PS-74.

(vii)	For Mr. Erceg, the amount reported under "Other" for Fiscal 2018 represents payment for relocation costs as contemplated in his offer letter ($250,570) and for tax consultation services ($1,000).

(viii)	For Mr. Erceg, the amount reported under "Other" for Fiscal 2017 represents payment for relocation costs as contemplated in his offer letter ($114,664) and for tax consultation services ($1,950).

TIFFANY & CO.

(ix)
For Mr. Galtie, the amount reported under "Other" for Fiscal 2019 represents a defined contribution to certain French social security and pension schemes, as contemplated in his offer letter. For a more detailed discussion of Mr. Galtie’s compensatory arrangements, see "Philippe Galtie Compensatory Arrangement" at PS-74.

(x)
For Mr. Galtie, the amount reported under "Other" for Fiscal 2018 represents a defined contribution to certain French social security and pension schemes ($89,921), as contemplated in his offer letter, and payment for tax consultation services ($2,086).

(xi)
For Mr. Galtie, the amount reported under "Other" for Fiscal 2017 represents a defined contribution to certain French social security and pension schemes ($87,113) as contemplated in his offer letter, and payment for tax consultation services ($2,350).

(xii)	The amount reported under "Other" represents reimbursement of health and fitness expenses.

TIFFANY & CO.

GRANTS OF PLAN-BASED AWARDS
Fiscal 2019

2014 Employee Incentive Plan

Name	Award Type	Grant Date	Estimated Future/Possible Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future/Possible Payouts Under Equity Incentive Plan Awards (b)			All Other Option/ Stock Awards: Number of Securities Underlying Options/Awards (#)(c)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards ($)(d)
			Threshold ($)	Target ($)	Maximum ($)	Threshold Number of Shares	Target Number of Shares	Maximum Number of Shares
Alessandro Bogliolo	Annual Incentive	1/16/2020	—	2,126,250	4,252,500
	RSU	1/16/2020							27,480		3,685,618
	PSU	1/16/2020				5,496	27,480	54,960			3,685,618
Mark J. Erceg	Annual Incentive	1/16/2020	—	714,000	1,428,000
	RSU	1/16/2020							8,320		1,115,878
	PSU	1/16/2020				1,664	8,319	16,638			1,115,744
Philippe Galtie	Annual Incentive	1/16/2020	—	672,000	1,344,000
	RSU	1/16/2020							6,264		840,128
	PSU	1/16/2020				1,253	6,264	12,528			840,128
Leigh M. Harlan	Annual Incentive	1/16/2020	—	362,250	724,500
	RSU	1/16/2020							3,380		453,326
	PSU	1/16/2020				675	3,377	6,754			452,923
Daniella Vitale	Annual Incentive	1/16/2020	—	720,000	1,440,000
	RSU	1/16/2020							8,392		1,125,535
	PSU	1/16/2020				1,678	8,389	16,778			1,125,133

Notes to Grants of Plan-Based Awards Table

(a)
The grants shown in this column reflect annual incentives granted to the NEOs in respect of Fiscal 2020. The amounts reported in the "Threshold," "Target" and "Maximum" columns reflect estimated future payouts under these awards.

(b)
The grants shown in this column reflect PSUs granted in January 2020 in respect of the three-year performance period beginning February 1, 2020. For these grants, the Committee established threshold, target and maximum goals for EPS and operating cash flow at the beginning of the applicable performance period. The Committee has communicated to the NEOs that, if the EPS threshold or the operating cash flow threshold is attained, the Committee intends to calculate the number of PSUs to vest as indicated in the chart below, based on actual results compared to threshold, target and maximum goals shown; however, the Committee retains the discretion to vest the maximum number of shares granted, or reduce the number to vest to any amount down to zero, provided either the EPS or operating cash flow threshold is met. For a description of the treatment of outstanding PSU awards under the Merger Agreement, see "LVMH Merger Agreement" at PS-40.

TIFFANY & CO.

	EPS		Operating Cash Flow
	EPS	Percentage of target shares earned*	Operating Cash Flow (millions)	Percentage of target shares earned:*
Below Threshold	Less than $11.67	0%	Less than $1,942	0%
Threshold	Equal to $11.67	20%	Equal to $1,942	0%
Target	Equal to $13.73	80%	Within the range of $2,378 to $2,451	20%
Maximum	Equal to or greater than $14.42	160%	Equal to or greater than $2.549	40%
	Shares calculated based on EPS goals plus operating cash flow goals = total percentage of target shares paid out*
*Subject to linear interpolation if actual performance falls between threshold and target (or, in the case of a target expressed as a range, the bottom of the target range), or between target (or, in the case of a target expressed as a range, the top of the target range) and maximum. Target ranges include the ends of the ranges.

Amounts listed in the sub-column labeled "Target Number of Shares" reflect the number of shares awarded assuming the EPS and operating cash flow targets are met at 100%. By contrast, if the EPS target is met at 100% and the operating cash flow threshold is not met, exercise of the Committee's discretion in accordance with the chart above would result in vesting of 80% of target stock units for each NEO, corresponding to an aggregate number of shares as follows: Mr. Bogliolo - 21,984 shares, Mr. Erceg - 6,655 shares, Mr. Galtie - 5,011 shares, Ms. Harlan - 2,702 shares and Ms. Vitale - 6,711 shares. Conversely, if the EPS threshold is not met and the operating cash flow target is met at 100%, exercise of the Committee's discretion in accordance with the chart above would result in vesting of 20% of target stock units for each NEO, corresponding to an aggregate number of shares as follows: Mr. Bogliolo - 5,496 shares, Mr. Erceg - 1,664 shares, Mr. Galtie - 1,253 shares, Ms. Harlan - 675 shares and Ms. Vitale - 1,678 shares. Amounts listed in the sub-column labeled "Maximum Number of Shares" reflects the number of shares awarded assuming the EPS and operating cash flow maximums are met.

(c)
The RSUs shown in this column were granted in January 2020 in respect of Fiscal 2020. These RSUs are scheduled to vest in equal installments on the first, second, third and fourth anniversaries of the grant date. For a description of the treatment of outstanding RSUs under the Merger Agreement, see "LVMH Merger Agreement" at PS-40.

(d)
The fair value of the RSU and PSU awards shown in this column was computed as of the grant date in accordance with Codification Topic 718 for the fiscal year in which the award was granted, disregarding any estimates of forfeitures related to service-based vesting conditions. The fair value of the PSU awards was computed assuming that the EPS target and operating cash flow target were each met at 100% but not exceeded, resulting in vesting of the target number of PSUs. For additional information regarding PSU awards, see the table titled "Outstanding Equity Awards at Fiscal Year-End" at PS-75.

TIFFANY & CO.

DISCUSSION OF SUMMARY COMPENSATION TABLE
AND GRANTS OF PLAN-BASED AWARDS

NON-EQUITY INCENTIVE PLAN AWARDS

Fiscal 2019 Grants - Performance and Payout
Payout amounts for the short-term incentive awards granted for Fiscal 2019 are shown in the Summary Compensation Table under the column headed "Non-Equity Incentive Plan Compensation." For a description of these awards, including the performance goals established at the start of the performance period for the corporate and individual portions, see "Short-Term Incentives–Fiscal 2019" at PS-51.

In March 2020, the Committee determined that the operating earnings threshold of $702 million and the constant currency sales growth threshold of -1% had been met. The Committee further determined that the payout percentage for the corporate portions of the award would be 34.8% of the overall target award, based on Fiscal 2019 operating earnings of $732.6 million, as reported, and $753.8 million, as adjusted, net sales approximately unchanged from the prior year, and Constant Currency Sales Growth of 1% (see Appendix I at PS-93).

Based on achievement of individual goals, the Committee determined that the payout percentage of the Individual Portion would be 18% to 40% of the overall target award for the NEOs.

As a result of the determinations described above, each of the NEOs was paid 52.8% to 74.8% of his or her overall target award. A portion of these amounts was paid in December 2019, with the remainder paid following the end of the performance period. See "2019 Retention and Tax Mitigation Actions" at PS-40.

Fiscal 2018 and Fiscal 2017 Grants
In Fiscal 2018 and 2017, short-term incentive awards were paid out to the executive officers as follows:

•	In Fiscal 2018, the Company's consolidated operating earnings exceeded the threshold established by the Committee, and short-term incentive awards were paid out at 102.6% to 104% of the target amount.

•	In Fiscal 2017, the Company's consolidated operating earnings exceeded the threshold established by the Committee, and short-term incentive awards were paid out at 104% of the target amount.

EQUITY INCENTIVE PLAN AWARDS – PERFORMANCE-BASED RESTRICTED STOCK UNITS

The PSUs awarded in January 2020 are reflected in the Grants of Plan-Based Awards table under the column headed "Estimated Future/Possible Payouts Under Equity Incentive Plan Awards."

General Terms of PSU Grants

PSU grants have the following general features:

•	PSUs included in the grant are exchanged on a one-to-one basis for shares of the Company's common stock if the PSUs vest.

•	Vesting is determined at the end of a three-year performance period.

•
Dividends are not paid on PSUs. However, PSUs accrue dividend equivalent units that will only be paid out upon vesting of the underlying PSUs, if any. Whole dividend equivalent units are paid out in shares, and fractional dividend equivalent units are paid out in cash.

•
Under the applicable grant terms, vesting of PSUs (for reasons other than a change in control) is dependent upon achievement of one or more threshold performance goals established by the Committee within 90 days of the start of the performance period.

•	Under no combination of circumstances will vesting occur for more than the number of PSUs granted (twice the number of target PSUs).
For a further description of the PSUs granted in January 2019, 2018 and 2017, see "Performance-Based Restricted Stock Unit Grants" at PS-55 to PS-57. For a description of the effect of termination of employment on PSU awards,

TIFFANY & CO.

see "Equity Incentive Plan Awards–Effect of Termination of Employment on Awards" below. For a description of the effect of a change in control on PSU awards, see "Explanation of Potential Payments on Termination or Change in Control–Vesting of Equity Grants" at PS-84. For a description of the treatment of PSU awards under the Merger Agreement, see "LVMH Merger Agreement" at PS-40.

Vesting of the 2017 Performance-Based Restricted Stock Units
To mitigate the impact of Sections 280G and 4999 of the Internal Revenue Code, a portion of the 2017 PSUs was accelerated to vest in December 2019. In addition, the Committee took action in March 2020 to vest the remainder of the 2017 PSUs at the maximum level notwithstanding actual performance, as contemplated by the Merger Agreement. See "2019 Retention and Tax Mitigation Actions" at PS-40.

EQUITY INCENTIVE PLAN AWARDS – STOCK OPTIONS

Stock option grants have the following features:

•
Stock options granted in January 2016, 2017, 2018 and 2019 to executive officers vest (become exercisable) in four equal annual installments. Stock options may also be granted from time to time in connection with promotions and new hires and for recognition purposes, and may be awarded in those cases on a cliff-vesting basis.

•	For an explanation of the method of determining the exercise price of options, see "Stock Option Grants" at PS-57.

•	Stock options expire no later than the tenth anniversary of the grant date.

For a description of the effect of termination of employment on the vesting schedule and expiration date of stock option awards, see "Equity Incentive Plan Awards–Effect of Termination of Employment on Awards" below. For a description of actions taken in December 2019 to accelerate certain stock options, see "2019 Retention and Tax Mitigation Actions" at PS-40. For a description of the effect of a change in control on stock option awards, see "Explanation of Potential Payments on Termination or Change in Control–Vesting of Equity Grants" at PS-84. For a description of the treatment of stock option awards under the Merger Agreement, see "LVMH Merger Agreement" at PS-40.

EQUITY INCENTIVE PLAN AWARDS – TIME-VESTING RESTRICTED STOCK UNITS

RSU grants have the following features:

•
Annual grants of RSUs vest in four equal annual installments. RSUs may also be granted from time in connection with promotions and new hires and for recognition purposes, and may be awarded in those cases on a cliff-vesting basis.

•
Dividends are not paid on RSUs. However, RSUs granted in January 2017 and later accrue dividend equivalent units that will only be paid out upon vesting of the underlying RSUs, with whole dividend equivalent units to be paid out in shares, and fractional dividend equivalent units to be paid out in cash.

For a description of the effect of termination of employment on RSU awards, see "Equity Incentive Plan Awards–Effect of Termination of Employment on Awards" below. For a description of actions taken in December 2019 to accelerate certain RSUs, see "2019 Retention and Tax Mitigation Actions" at PS-40. For a description of the effect of a change in control on RSU awards, see "Explanation of Potential Payments on Termination or Change in Control–Vesting of Equity Grants" at PS-84. For a description of the treatment of RSU awards under the Merger Agreement, see "LVMH Merger Agreement" at PS-40.

EQUITY INCENTIVE PLAN AWARDS - EFFECT OF TERMINATION OF EMPLOYMENT ON AWARDS

The grant terms applicable to certain equity awards provide for benefits, prior to a change in control, in the event of retirement and certain instances of involuntary termination without cause. In addition, the Executive Severance Plan provides for equity benefits in the event of involuntary termination without cause or resignation for good reason, prior to a change in control, to the extent such benefits are not already provided by the applicable grant terms or otherwise. See "Severance Benefits Prior to a Change in Control" at PS-58. The chart below illustrates the effect of termination of employment under various circumstances, prior to a change in control, on grants of stock options,

TIFFANY & CO.

PSUs and RSUs. Definitions of "cause," "good reason," "retirement" and "disability," as those terms are used below, are provided in the applicable grant terms and the Executive Severance Plan. For information on the effect of termination following a change in control, see "Explanation of Potential Payments on Termination Following a Change in Control" at PS-83.

Reason for termination[1]	Stock Options	PSUs	RSUs
Death or disability	Unvested options vest on the date of death or disability and remain exercisable for two years thereafter.
If death or disability occurs before the start of the applicable performance period, then unvested PSUs are forfeited. If death or disability occurs after the start of the applicable performance period, then all or a percentage of unvested PSUs will vest based on a schedule provided in the applicable grant terms.
Unvested RSUs vest on the date of death or disability.
Retirement
For options granted in January 2017 and later, unvested options continue to vest if granted at least six months prior to retirement, and the exercise period for such vested options expires five years after retirement.[2]

For options granted before January 2017, unvested options are forfeited, and the exercise period for such vested options expires two years from retirement.[2]
		PSUs continue to vest if granted at least six months prior to retirement.[2,3] Remaining unvested PSUs are forfeited.	Unvested RSUs are forfeited.
Involuntary termination without cause or resignation for good reason[6]
Options that would have vested within 12 months of termination vest on termination. The exercise period for vested options expires one year from termination.[4,5]

Remaining unvested options are forfeited.

PSUs for which the performance period will end within 12 months of termination continue to vest on a pro rata basis.[3,4,5]

Remaining unvested PSUs are forfeited, subject to the Committee’s ability to permit continued vesting under certain circumstances.[3,4]
RSUs that would have vested within 12 months of termination will vest at or shortly after termination.[4,5,7] Remaining unvested RSUs are forfeited.
Termination for cause	Unvested options are forfeited and the exercise period for vested options expires on termination.	Unvested PSUs are forfeited.	Unvested RSUs are forfeited.
Termination for any other reason	Unvested options are forfeited and the exercise period for vested options expires three months from termination.	Unvested PSUs are forfeited.	Unvested RSUs are forfeited.

[1]	Except where otherwise indicated, the benefits described are provided for in the applicable grant terms.

[2]	Subject to compliance with applicable restrictive covenants.

[3]	Vesting of PSUs remains subject to pre-determined performance goals.

[4]	Subject to execution of a release of claims and compliance with applicable restrictive covenants.

[5]	Pursuant to the terms of the Executive Severance Plan.

[6]
The offer letter provided to Mr. Bogliolo provides for continued vesting of certain equity grants in the event of involuntary termination without cause or resignation for good reason prior to October 17, 2020. For a description of these benefits, see "Alessandro Bogliolo Compensatory Arrangements" at PS-73.

TIFFANY & CO.

[7]	RSUs granted to Ms. Harlan in March 2017 allow for continued vesting if Ms. Harlan is involuntarily terminated without cause, subject to compliance with certain restrictive covenants.

LIFE INSURANCE BENEFITS

The key features of the life insurance benefit that the Company provides to its executive officers are:

•	executive officers own whole life policies on their own lives;

•	the pre-retirement death benefit is three times annual base salary and target short-term incentive award;

•	the Company pays the premium on such policies in an amount sufficient to accumulate cash value;

•	premiums are calculated to accumulate a target cash value at age 65;

•
the target cash value will allow the policy to remain in force after age 65 without payment of further premiums with a death benefit equivalent to twice the average of the executive officer's annual base salary and target short-term incentive award for his or her final three years;

•	the amount of the premiums paid by the Company is taxable income to the executive officer; and

•	the Company does not pay any additional amounts to offset the income tax attributable to the premiums paid on behalf of the executives.
Ms. Vitale declined this benefit. See the table shown under note (h) to the Summary Compensation Table at PS-66 for information concerning life insurance premiums paid for the benefit of the remaining NEOs.

ALESSANDRO BOGLIOLO COMPENSATORY ARRANGEMENT
Elements of Mr. Bogliolo's compensation disclosed in the Summary Compensation Table are provided pursuant to the offer letter extended to him in connection with his recruitment. The key terms of the offer letter were:

•	Initial base salary: $1,350,000 per year;

•	Initial target annual incentive award (beginning on a prorated basis for Fiscal 2017, reflecting his commencement in the role of CEO in October 2017): 150% of base salary;

•	Initial target long-term incentive award (beginning in Fiscal 2018): 500% of base salary;

•
One-time sign-on awards of: (i) stock options with a grant date value of $1,400,000, (ii) RSUs with a grant date value of $1,400,000, in each case to vest in equal installments on the first three anniversaries of the date Mr. Bogliolo commenced employment, and (iii) $2,800,000 in cash. These sign-on awards were intended to replace amounts forfeited at Mr. Bogliolo's prior employer and to provide further inducement to join the Company;

•	A one-time payment of $500,000 to reimburse Mr. Bogliolo's expenses in relocating to the United States, as well as reimbursement of certain expenses for tax and legal advice;

•	The following severance benefits, absent a change in control, in the event of termination without cause or resignation for good reason prior to the third anniversary of his commencement date:

•	Lump sum payment equal to 24 months of then-current annual base salary;

•	Prorated portion of the annual incentive award for the fiscal year in which the termination occurs (to be calculated based on actual performance);

•	Payment of any earned but unpaid annual incentive award for the prior fiscal year;

•	Reimbursement of the cost of continued health care coverage for up to 18 months; and

•
Amendment of equity grants to provide for continued vesting of stock options and RSUs that would have vested during the 24-month period following termination, with the options remaining exercisable for 12 months following the vesting date, and for continued vesting of PSUs, with the payout based on actual performance and calculated on a pro rata basis to reflect employment during the applicable performance period.

TIFFANY & CO.

The offer letter incorporates definitions of "change in control," "cause" and "good reason," and has been filed with the SEC as Exhibit 10.39 to the Company's Current Report on Form 8-K filed with the SEC on July 13, 2017.

MARK J. ERCEG COMPENSATORY ARRANGEMENT

Elements of Mr. Erceg's compensation disclosed in the Summary Compensation Table are provided pursuant to the offer letter extended to him in connection with his recruitment. The key terms of the offer letter included:

•	Initial base salary: $850,000 per year;

•	Initial target annual incentive award (beginning in Fiscal 2017): 80% of base salary;

•	Initial target long-term incentive award (beginning in Fiscal 2017): 250% of base salary;

•
One-time sign-on awards of (i) RSUs with a grant date value of $2,000,000, to vest in equal installments on the first three anniversaries of the grant date; (ii) stock options with a grant date value of $2,000,000, to vest in equal installments on the first three anniversaries of the grant date; and (iii) a $750,000 cash bonus, and an additional cash payment of $750,000 as reimbursement for the repayment of a sign-on award to his prior employer; and

•	Certain relocation costs.

The offer letter has been filed with the SEC as Exhibit 10.29 to the Company’s Annual Report on Form 10-K dated March 17, 2017.

PHILIPPE GALTIE COMPENSATORY ARRANGEMENT

Elements of Mr. Galtie's compensation disclosed in the Summary Compensation Table are provided pursuant to the terms of the offer letter extended to him in connection with his recruitment. The key terms of the offer letter included:

•	Initial base salary: $500,000 per year;

•	Initial target annual incentive award: 50% of base salary;

•	Initial target long-term incentive award: 150% of base salary;

•
One-time sign-on awards of (i) RSUs with a grant date value of $375,000, to vest in equal installments on the first four anniversaries of the grant date; and (ii) stock options with a grant date value of $375,000, to vest in equal installments on the first four anniversaries of the grant date;

•
French pension scheme payments: payment of contributions for the benefit of Mr. Galtie's account with certain French social security and pension schemes. This payment is intended to avoid loss of Mr. Galtie's accrual under such schemes; and

•	Certain relocation costs.

The offer letter has been filed with the SEC as Exhibit 10.32 to the Company's Annual Report on Form 10-K dated March 17, 2017.

DANIELLA VITALE COMPENSATORY ARRANGEMENT

Elements of Ms. Vitale's compensation disclosed in the Summary Compensation Table are provided pursuant to the offer letter extended to her in connection with her recruitment. The key terms of the offer letter included:

•	Initial base salary: $900,000 per year;

•	Initial target annual incentive award: 80% of base salary;

•	Initial target long-term incentive award: 250% of base salary; and

•	One-time sign-on awards of equity grants with an aggregate target value of $750,000, or alternatively, $750,000 in cash.

The offer letter has been filed with the SEC as Exhibit 10.21 to the Company's Annual Report on Form 10-K filed with the SEC on March 20, 2020.

TIFFANY & CO.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
January 31, 2020

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercis-able (#)	Option Exercise Price ($)	Option Expiration Date (a)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (b)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Alessandro Bogliolo
	—	42,273	108.99	1/17/2028
	—	112,286	85.26	1/17/2029
									6,464/64,640	(c)	866,305	(d)
									8,419/84,192	(e)	1,128,314	(f)
									5,496/54,960	(g)	736,574	(h)
					27,480	(i)	3,682,870	(j)
Mark J. Erceg
	39,924	13,308	108.99	1/17/2028
	33,990	33,990	85.26	1/17/2029
									2,035/20,350	(c)	272,731	(d)
									2,549/25,485	(e)	341,617	(f)
									1,664/16,638	(g)	223,009	(h)
					17,740	(k)	2,377,515	(j)
					8,320	(i)	1,115,046	(j)
Philippe Galtie
	—	8,328	91.87	7/19/2027
	—	10,021	108.99	1/17/2028
	—	25,592	85.26	1/17/2029
									1,532/15,324	(c)	205,319	(d)
									1,919/19,191	(e)	257,184	(f)
									1,253/12,528	(g)	167,927	(h)
					8,140	(k)	1,090,923	(j)
					1,435	(l)	192,319	(j)
					6,264	(i)	839,501	(j)

TIFFANY & CO.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercis-able (#)	Option Exercise Price ($)	Option Expiration Date (a)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (b)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Leigh M. Harlan
	—	2,701	108.99	1/17/2028
	—	6,898	85.26	1/17/2029
									826/8,260	(c)	110,701	(d)
									1,035/10,346	(e)	138,711	(f)
									675/6,754	(g)	90,464	(h)
					7,202	(k)	965,212	(j)
					1,968	(m)	263,751	(j)
					517	(n)	69,288	(j)
					1,295	(o)	173,556	(j)
					3,380	(i)	452,988	(j)
Daniella Vitale
									1,678/16,778	(g)	224,886	(h)
					8,392	(i)	1,124,696	(j)
Notes to Outstanding Equity Awards at Fiscal Year-End Table

(a)
For all option grants shown, the grant date was 10 years prior to the expiration date shown. The options granted on the dates so indicated were scheduled to vest 25% per year over the four-year period following the grant date. However, a portion of these grants were accelerated to vest in December 2019. See "2019 Retention and Tax Mitigation Actions" at PS-40. The number of shares shown is the portion of such grants that had not vested as of January 31, 2020.

(b)
In this column, the number to the left of the slash mark indicates the number of shares on which the payout value shown in the column to the right was computed. See notes (c), (d), (e), (f), (g), (h) and (k) below. The number to the right of the slash mark indicates the total number of shares that would vest upon attainment of all performance objectives at the maximum goal level over the three-year performance period. Both numbers include dividend equivalent units accrued as of January 31, 2020.

(c)	This January 2018 grant of PSUs is scheduled to vest three business days following the date on which the Company's audited financial results for Fiscal 2020 are publicly reported.

(d)
This value has been computed at 10% of maximum on the assumption that the EPS and operating cash flow thresholds are reached but not exceeded for the performance period of Fiscal 2018 through Fiscal 2020. The resulting value was computed on the basis of the closing stock price of $134.02 on January 31, 2020. If the EPS and operating cash flow targets are both met at 100%, the value would be computed at 50% of maximum, corresponding to an aggregate number of shares as follows: Mr. Bogliolo - 32,320 shares, Mr. Erceg - 10,175 shares, Mr. Galtie - 7,662 shares and Ms. Harlan - 4,130 shares.

(e)
This January 2019 grant of PSUs is scheduled to vest three business days following the date on which the Company's audited financial results for the fiscal year ending January 31, 2022 ("Fiscal 2021") are publicly reported.

(f)
This value has been computed at 10% of maximum on the assumption that the EPS and operating cash flow thresholds are reached but not exceeded for the performance period of Fiscal 2019 through Fiscal 2021. The resulting value was computed on the basis of the closing stock price of $134.02 on January 31, 2020. If the EPS and operating cash flow targets are both met at 100%, the value would be computed at 50% of

TIFFANY & CO.

maximum, corresponding to an aggregate number of shares as follows: Mr. Bogliolo - 42,096 shares, Mr. Erceg - 12,743 shares, Mr. Galtie - 9,595 shares and Ms. Harlan - 5,173 shares.

(g)
This January 2020 grant of PSUs is scheduled to vest three business days following the date on which the Company's audited financial results for the fiscal year ending January 31, 2023 ("Fiscal 2022") are publicly reported.

(h)
This value has been computed at 10% of maximum on the assumption that the EPS and operating cash flow thresholds are reached but not exceeded for the performance period of Fiscal 2020 through Fiscal 2022. The resulting value was computed on the basis of the closing stock price of $134.02 on January 31, 2020. If the EPS and operating cash flow targets are both met at 100%, the value would be computed at 50% of maximum, corresponding to an aggregate number of shares as follows: Mr. Bogliolo - 27,480 shares, Mr. Erceg - 8,319 shares, Mr. Galtie - 6,264 shares, Ms. Harlan - 3,377 shares and Ms. Vitale - 8,389 shares.

(i)
This January 2020 grant of RSUs is scheduled to vest in equal installments over a four-year period ending January 17, 2024. The number of shares shown is the portion of the award that had not vested as of January 31, 2020.

(j)	The value was computed on the basis of the Company's closing stock price of $134.02 on January 31, 2020.

(k)
This January 2017 grant of PSUs was scheduled to vest in March 2020, three business days following the date on which the Company's audited financial results for Fiscal 2019 were publicly reported. A portion of this grant was accelerated to vest in December 2019. See "2019 Retention and Tax Mitigation Actions" at PS-40. The number of shares shown is the number of shares that remained outstanding as of January 31, 2020. In March 2020, the Committee took action to vest the full number of the remaining shares.

(l)
This one-time RSU award, granted to Mr. Galtie in July 2017 in connection with his assumption of additional responsibilities, is scheduled to vest in equal installments over a four-year period ending July 19, 2021. A portion of the award was accelerated to vest in December 2019. See "2019 Retention and Tax Mitigation Actions" at PS-40. The number of shares shown is the portion of the award that remained outstanding as of January 31, 2020.

(m)
This one-time RSU award, granted to Ms. Harlan in March 2017 in furtherance of recognition and retention goals, was scheduled to vest in equal installments over a three-year period ending March 16, 2020. The number of shares shown is the portion of the award that remained outstanding as of January 31, 2020.

(n)
This January 2018 grant of RSUs is scheduled to vest in equal installments over a four-year period ending January 17, 2022. A portion of the award was accelerated to vest in December 2019. See "2019 Retention and Tax Mitigation Actions" at PS-40. The number of shares shown is the portion of the award that remained outstanding as of January 31, 2020.

(o)
This January 2019 grant of RSUs is scheduled to vest in equal installments over a four-year period ending January 17, 2023. A portion of the award was accelerated to vest in December 2019. See "2019 Retention and Tax Mitigation Actions" at PS-40. The number of shares shown is the portion of the award that remained outstanding as of January 31, 2020.

TIFFANY & CO.

OPTION EXERCISES AND STOCK VESTED
Fiscal 2019

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alessandro Bogliolo	309,248	(a)	10,268,658	8,564	985,846
Mark J. Erceg	213,975	(b)	12,058,339	18,916	2,527,121
Philippe Galtie	118,863	(c)	5,279,595	19,064	2,250,435
Leigh M. Harlan	99,501	(d)	4,910,951	17,407	2,087,329
Daniella Vitale	—		—	—	—

(a) Weighted-average holding period for options exercised: 1.6 years
(b) Weighted-average holding period for options exercised: 3.1 years
(c) Weighted-average holding period for options exercised: 2.4 years
(d) Weighted-average holding period for options exercised: 3.4 years
PENSION BENEFITS

The NEOs do not participate in any defined benefit pension plans.

NONQUALIFIED DEFERRED COMPENSATION TABLE
Fiscal 2019

Name	Executive Contributions in Last Fiscal Year (a) ($)	Registrant Contributions in Last Fiscal Year (b) ($)	Aggregate Earnings/(Losses) in Last Fiscal Year (c) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End (d) ($)
Alessandro Bogliolo	—	137,218	13,037	—	151,483
Mark J. Erceg	873,936	38,357	87,728	—	1,033,613
Philippe Galtie	—	38,758	10,059	—	124,521
Leigh M. Harlan	—	16,360	5,196	—	85,082
Daniella Vitale	—	—	—	—	—

Note to Nonqualified Deferred Compensation Table

(a)	This column includes amounts that are also included in the amounts shown in the columns headed "Salary" or "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table at PS-63.

(b)
The amounts shown in this column, which reflect Excess DCRB Contributions made in Fiscal 2019 for plan year 2018, are also included in the column headed "All Other Compensation" in the Summary Compensation Table at PS-63. For more information concerning Excess DCRB Contributions, see "Defined Contribution Retirement Benefit" at PS-57 and "Excess DCRB Feature of the Deferral Plan" below. Mr. Bogliolo, Mr. Erceg, Mr. Galtie and Ms. Harlan are vested 20%, 40%, 60% and 100%, respectively, in the total Excess DCRB Contributions credited to them.

TIFFANY & CO.

(c)
Amounts shown in this column are not reported as compensation in the Summary Compensation Table because the Deferral Plan does not pay above-market or preferential earnings on compensation that is deferred.

(d)
Amounts shown in this column include amounts that were reported as compensation in the Summary Compensation Table to the extent that such amounts were contributed by the executive or the Company but not to the extent that such amounts represent earnings. See Note (c) above.

Features of the Deferral Plan
These are the key features of the Company's Deferral Plan:

•	Participation is open to directors, executive officers and certain other employees.

•	Directors of the Company may defer all of their cash compensation.

•	Employees may defer up to 50% of their salary and up to 90% of their short-term cash incentive or bonus compensation.

•	Other than the Excess DCRB Contribution available to individuals who do not participate in the Company's defined benefit pension plan, the Company makes no contribution to the plan.

•	The Company guarantees no specific return on contributions under the plan.

•	Deferrals are funded by a trust that is subject to the claims of Tiffany's creditors.

•	The value in the participant's account depends on the return on investments in various mutual funds that may be selected by the participant.

•	Deferrals may be made to a retirement account and to accounts which will pay out on specified "in-service" dates.

•	Participants must elect to make deferrals in advance of the period during which the deferred compensation is earned.

•	Retirement accounts pay out in 5, 10, 15 or 20 annual installments after retirement as elected in advance by the participant.

•
Except in the case of previously elected "in-service" payout dates, participants are not allowed to withdraw funds while they remain employed other than for unforeseeable emergencies and then only with the permission of the Board.

•	Termination of services generally triggers a distribution of all account balances other than, in the case of retirement or disability, retirement balances.

•	Executive officers will not receive any distribution from the plan until six months following termination of service.

Excess DCRB Feature of the Deferral Plan

The Deferral Plan provides for an Excess DCRB Contribution with respect to certain eligible employees under the DCRB feature of the 401K Plan. If an eligible employee under the DCRB feature (i) holds a title of Vice President or above, (ii) receives a DCRB Contribution under the 401K Plan in a given year, and (iii) such DCRB Contribution is curtailed by reason of the limitations under Sections 401(a)(17) or 415 of the Internal Revenue Code, an Excess DCRB Contribution will be credited to the employee's accounts under the Deferral Plan.

The Excess DCRB feature is intended to benefit those eligible employees who were hired on or after January 1, 2006, and for this reason were precluded from participation in the Company's defined benefit plans. All the NEOs are eligible for benefits under the Excess DCRB feature of the Deferral Plan.

TIFFANY & CO.

The Excess DCRB Contribution vests in accordance with the vesting schedule for DCRB Contributions under the 401K Plan, as follows:

Years of Service	Vested Percentage
Less than 2 Years	—%
2 years or more	20%
3 years or more	40%
4 years or more	60%
5 years or more	80%
6 years or more	100%

Other Retirement Benefits

Mr. Galtie receives contributions for the benefit of his accounts with certain French social security and pension schemes. For details about the foregoing retirement benefit, see "Philippe Galtie Compensatory Arrangement" at PS-74 and Notes h(ix)-(xi) to the Summary Compensation Table at PS-67.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

The following tables show benefits payable to the NEOs shown upon involuntary termination prior to a Change in Control (as defined below), and upon involuntary termination following a Change in Control. In either case, the values below assume the NEO shown was involuntarily terminated on January 31, 2020. An "involuntary termination" shown in the table below does not include a termination for cause, but does include a resignation for good reason, except where otherwise noted. As used in this section, "Change in Control" has the meaning described below under "Definition of a Change in Control" at PS-83. The values shown in the second table below assume the Change in Control is not a Terminating Transaction. See "Definition of a Change in Control" at PS-83 and "Vesting of Equity Grants" at PS-84.

Involuntary Terminations Absent a Change in Control

Name	Cash Severance Payment ($) (a)	Welfare Benefit ($)(b)	Early Vesting of Equity Awards ($) (c)			Total ($)
			Early Vesting of Stock Options (d)	Early Vesting of PSUs (e)	Early Vesting of RSUs (f)
Alessandro Bogliolo	3,400,650	41,723	—	—	—	3,442,373
Mark J. Erceg	1,415,080	41,723	—	—	278,762	1,735,565
Philippe Galtie	1,287,040	35,406	—	—	209,875	1,532,321
Leigh M. Harlan	841,570	35,669	—	—	113,247	990,486
Daniella Vitale	1,369,079	41,723	—	—	281,174	1,691,976

TIFFANY & CO.

Involuntary Terminations Following a Change in Control

Name	Cash Severance Payment ($) (g)	Welfare Benefit ($)(h)	Early Vesting of Equity Awards ($) (c)(i)			Total ($)
			Early Vesting of Stock Options (j)	Early Vesting of PSUs (k)	Early Vesting of RSUs (l)
Alessandro Bogliolo	7,450,650	48,331	6,533,159	10,970,556	3,682,870	28,685,566
Mark J. Erceg	3,200,080	48,331	1,990,452	4,329,550	1,115,046	10,683,459
Philippe Galtie	2,967,040	39,882	1,849,717	2,980,504	1,031,820	8,868,963
Leigh M. Harlan	1,962,820	48,331	403,953	1,757,552	959,583	5,132,239
Daniella Vitale	3,259,079	48,331	—	—	1,124,696	4,432,106

Notes to Potential Payments on Termination or Change in Control Tables

(a)
For Mr. Bogliolo, the amount shown represents 24 months of base salary (payable in a lump sum) and payment of the unpaid portion of his Fiscal 2019 annual incentive award. For the remaining NEOs, the amount shown represents the aggregate cost of continuing their salary for a period determined by the Executive Severance Plan (18 months for Mr. Erceg, Mr. Galtie and Ms. Vitale, and 15 months for Ms. Harlan), plus the unpaid portion of their Fiscal 2019 annual incentive awards.

(b)
The amounts shown in this column represent the cost of (i) 12 months of outplacement services and (ii) continued health care coverage determined on the basis of the Company's "COBRA" rates for post-employment continuation coverage for a period of 18 months for Mr. Bogliolo, Mr. Erceg, Mr. Galtie and Ms. Vitale, and 15 months for Ms. Harlan. Such COBRA rates are available to all participating employees who terminate from employment and were determined on the basis of coverage elections made by the executive officer.

(c)	The value of early vesting of equity awards was determined using $134.02, the closing price of the Company's stock on January 31, 2020.

(d)
In the event of involuntary termination on the assumed termination date, Mr. Bogliolo would be entitled to continued vesting of outstanding stock options scheduled to vest within 24 months of termination, with the exercise period for such options to expire one year from the vesting date (a total of 98,416 stock options). No value has been assigned in this column to stock options subject to continued vesting, or to adjustments in the exercise period for vested options.

The remaining NEOs would be entitled to early vesting of stock options scheduled to vest within 12 months of termination, with the exercise period for such stock options to expire one year from termination. No value is shown in this column as all such stock options were accelerated to vest in December 2019. See "2019 Retention and Tax Mitigation Actions" at PS-40.

(e)
In the event of involuntary termination on the assumed termination date, Mr. Bogliolo would be entitled to continued pro rata vesting of all outstanding PSUs (resulting in continued vesting of 71,157 PSUs, following such prorating). The remaining NEOs would be entitled to continued pro rata vesting of PSUs for which the performance period would end within 12 months of the assumed termination date. Accordingly, this column assumes continued pro rata vesting of outstanding PSUs granted in (if applicable) January 2017 and 2018 (resulting in continued vesting, following such prorating, of 31,303 PSUs for Mr. Erceg, 18,354 PSUs for Mr. Galtie and 12,707 PSUs for Ms. Harlan). In each case, no value has been assigned to PSUs subject to such continued vesting.

(f)
In the event of involuntary termination on the assumed termination date, Mr. Bogliolo would be entitled to continued vesting of RSUs scheduled to vest within 24 months of termination (13,740 RSUs), and Ms. Harlan would be entitled to continued vesting of the outstanding portion of RSUs granted to her in March 2017 (1,968 RSUs). No value has been assigned to RSUs subject to such continued vesting. For the

TIFFANY & CO.

remaining NEOs, the outstanding portion of RSUs scheduled to vest within 12 months of termination would vest on termination. Accordingly, the amounts shown represent the value of early vesting of one-fourth of the RSUs granted in January 2020 to Mr. Erceg, Mr. Galtie, Ms. Harlan and Ms. Vitale.

(g)
Cash severance payments shown in this column represent the sum of (i) the unpaid portion of the NEO's short-term incentive award for Fiscal 2019, and (ii) two times the sum of such short-term incentive award at target and the NEO's Fiscal 2019 base salary.

(h)	The amounts shown in this column represent two years of health care coverage determined on the basis of the COBRA rates described above.

(i)
The values shown in these columns assume that the Change in Control is not a Terminating Transaction. See "Definition of a Change in Control" at PS-83. For an explanation of the effect of a Terminating Transaction, see "Vesting of Equity Grants" at PS-84.

(j)	The amounts shown in this column reflect the vesting of all outstanding stock options upon the Change in Control.

(k)
The amounts shown in this column reflect the vesting of a portion of the 2017, 2018 and 2019 PSUs upon the Change in Control, calculated as described below under "Vesting of Equity Grants" at PS-84; but they do not include the 2020 PSUs, as the assumed Change in Control would have occurred prior to the start of the performance period applicable to such PSUs.

(l)	The amounts shown in this column represent the vesting of all outstanding RSUs upon the Change in Control.
Explanation of Potential Payments on Termination Prior to a Change in Control

Alessandro Bogliolo Offer Letter
The offer letter provided to Mr. Bogliolo provides for the benefits shown below in the event of involuntary termination prior to October 2, 2020, absent a Change in Control.

Alessandro Bogliolo Offer Letter - Severance Benefits
Salary	Lump sum payment equal to 24 months of then-current base salary.
Annual Incentive
Prorated portion of the annual incentive for the year in which termination occurs, calculated based on actual performance, and paid at the same time that such awards are paid to active executive officers.

Welfare Benefits	Reimbursement of the cost of continued health care coverage for up to 18 months.
Equity Awards
Continued vesting of stock options and RSUs that would have vested within 24 months of termination, with vested options remaining exercisable for 12 months following the vesting date.

Continued vesting of all outstanding PSUs, with vested PSUs to be paid out at the same time that PSUs granted to active executive officers are settled, and the number to vest to be determined based on actual performance and prorated to reflect employment during the performance period.

Earned Compensation	Payment of any earned but unpaid annual incentive award for any fiscal year completed prior to the termination date.
Conditions
The above benefits are conditioned upon (i) a release of claims in favor of the Company, its affiliates and their employees, and (iii) compliance with restrictive covenants providing for non-competition, non-solicitation and no hire obligations for two years following termination, as well as ongoing confidentiality and cooperation obligations.

In accordance with the above, the cash severance amount shown for Mr. Bogliolo in the table on PS-80 represents 24 months of base salary (paid as a lump sum) and payment of the unpaid portion of his 2019 annual incentive award. In addition, although Mr. Bogliolo is entitled under his offer letter to continued vesting of certain equity awards as described above, no value has been assigned in the first table on PS-80 to awards subject to such continued vesting.

TIFFANY & CO.

Executive Severance Plan
The Executive Severance Plan provides the following benefits in the event of involuntary termination prior to a Change in Control:

Executive Severance Plan
Salary	Base salary continuation in accordance with normal payroll practices, determined as follows: (i) CEO - 24 months, (ii) EVP - 18 months or (iii) SVP - 15 months.
Annual Incentive
Payment of the executive's annual incentive for the year in which termination takes place, with the amount to be paid calculated as follows, and paid at the same time that such awards are paid to active executive officers:
- Prorated for employment during the performance period
- Individual portion based on target
- Corporate portion based on actual performance

Welfare Benefits
Payment of the cost of continued health care coverage from termination until the earliest of (i) the last day salary continuation benefits are paid, (ii) the date that is 18 months from termination and (iii) the date the executive becomes eligible for coverage from a subsequent employer.

If termination occurs after July 31, payment of the premium on any Company-purchased life insurance policy for the year in which termination occurs.

Outplacement benefits for 12 months.

Equity Awards
RSUs and stock options scheduled to vest within 12 months of termination vest at or shortly after termination, with the exercise period for vested options to expire one year following termination.

PSUs for which the performance period will end within 12 months of termination continue to vest, with the number to vest to be determined based on actual performance and prorated to reflect employment during the performance period.

Earned Compensation	Payment of any earned but unpaid base salary and vacation pay, and earned but unpaid annual incentive award for any fiscal year completed prior to the termination date.
Conditions
The above benefits are conditioned upon: (i) a release of claims in favor of the Company, its affiliates and their employees, and (ii) compliance with restrictive covenants providing for non-competition, non-solicitation and no-hire obligations for the period during which salary continuation benefits are paid, as well as ongoing confidentiality and cooperation obligations.

In the event that an executive is entitled to cash severance benefits under an employment agreement or offer letter, the cash severance benefits described above will only be provided to the extent they exceed such cash severance benefits. Likewise, the equity benefits described will only be provided to the extent they do not duplicate benefits provided in an employment agreement, offer letter or applicable equity grant terms.

Equity Benefits
For a summary of the effects of involuntary termination prior to a Change in Control on equity awards under the Executive Severance Plan and the applicable grant terms, see "Equity Incentive Plan Awards–Effect of Termination of Employment on Awards" at PS-71. The terms applicable to PSUs reserve the right of the Committee, under certain circumstances, to permit vesting of such units in the event of an involuntary termination without cause (but not resignation for good reason) absent a Change in Control. The amounts reported assume no units were vested in this manner.

Explanation of Potential Payments on Termination Following a Change in Control
Definition of a Change in Control
For purposes of the Executive Severance Plan, unvested equity awards made to the NEOs, and the retention agreements, the term "Change in Control" means that one of the following events has occurred:

•
A person or group of persons acting in concert (a "person" being an individual or organization) is or becomes the beneficial owner of Company stock representing 35% or more of the combined voting power of the Company's then-outstanding stock (subject to certain exceptions such as in the case of a trustee of a Company employee benefit plan);

TIFFANY & CO.

•
A majority of the Board is, for any reason, not made up of individuals who are currently on the Board or who are incumbent directors. Incumbent directors are defined for purposes of the retention agreements and certain unvested equity awards as directors approved by a majority of the current directors or directors who were themselves approved by a majority of the current directors. The terms of other unvested equity awards use the same definition, but with the proviso that incumbent directors do not include a director who joined the board after having been designated to do so pursuant to an agreement between the Company and another person to effect a transaction that would otherwise constitute a Change in Control;

•
As a result of a corporate transaction such as a merger, the shareholders of the Company immediately prior to such transaction do not own more than 50% of the combined voting power of the surviving entity; or

•
50% or more of the consolidated assets of the Company and its subsidiaries are sold, liquidated or distributed, unless the shareholders of the Company continue to own those assets in the same proportion as their ownership of Company stock prior to the sale, liquidation or distribution (in the case of the retention agreements and certain unvested equity awards); or all or substantially all assets of the Company or Tiffany are sold or disposed of to an unrelated party (in the case of other unvested equity awards).

Certain Change in Control events will be considered "Terminating Transactions," provided the acquirer does not arrange to assume or replace the grant. Terminating Transactions include (i) the dissolution of the Company, or (ii) if the Company comes under the substantial ownership (80%) of another person.

Cash Severance - Retention Agreements

The retention agreements entered into by the Company and Tiffany with each of the executive officers provide for the severance benefits shown below in the event of involuntary termination within two years of the date of the Change in Control.

Retention Agreements
Salary	Two times annual base salary.
Annual Incentive	Two times the executive's target annual incentive for the year in which termination occurs.
Welfare Benefits	Two years of benefits continuation under Tiffany's health and welfare plans.
Earned Compensation
Payment of (i) any earned but unpaid base salary, vacation pay and bonus or annual incentive award for any completed fiscal year that remains unpaid, and (ii) a pro rata portion of the executive's target annual incentive for the year in which termination occurs.

Vesting of Equity Grants
Stock Option Grants

Outstanding stock options will vest in full and become exercisable in the event of a Change in Control that is a Terminating Transaction. For all other Change in Control events, early vesting will occur in full but only if the executive is involuntarily terminated from employment following the Change in Control.

Performance-Based Restricted Stock Unit Grants

All outstanding PSUs will vest upon a Terminating Transaction, other than PSUs for which the performance period has not yet commenced.

For all other Change in Control events, PSUs convert to time-vesting restricted stock units as follows:

•	If a Change in Control occurs before the start of the three-year performance period, no conversion or vesting will occur.

•	If a Change in Control occurs in the first or second fiscal year of the three-year performance period, then 55% of the PSUs awarded shall convert to time-vesting restricted stock units.

TIFFANY & CO.

•
If a Change in Control occurs in the last fiscal year of the three-year performance period, the percentage of PSUs to convert to time-vesting restricted stock units will be based on the Company's cumulative performance during the first and second fiscal year of the performance period, as compared to the performance goals expressed in the original notice of grant; however, such performance goals will be prorated for the cumulative two-year period (66.67%).

The resulting time-vesting restricted stock units will vest on the earlier of (i) the original maturity date in the notice of grant (which, for all outstanding PSU grants, is three business days following the public announcement of the Company's audited, consolidated financial results for the last fiscal year in the performance period), or (ii) if the executive is involuntarily terminated, on such termination date.

An assumed Change of Control that is not a Terminating Transaction that occurs on January 31, 2020, would occur in the third year of the performance period of the 2017 PSUs. Actual results for the first and second years of the performance period, compared to prorated performance goals, would result in 40% of the total number of such PSUs converting to time-vesting restricted stock units. The assumed Change in Control would occur in the first two years of the performance period of the 2018 and 2019 PSUs, resulting in 55% of each of those grants converting to time-vesting restricted stock units. For the 2020 PSUs, the three-year performance period began on February 1, 2020; because the Change in Control is assumed to have taken place before that date, no portion of the 2020 PSUs are reflected as vested as a result of the assumed Change in Control.

Time-Vesting Restricted Stock Unit Grants

Outstanding RSUs will vest in full and convert to shares in the event of a Terminating Transaction. For all other Change in Control events, RSUs will vest in full if the executive is involuntarily terminated following the Change in Control event.

LVMH Merger Agreement
The Merger will constitute a Terminating Transaction. For a description of the treatment of outstanding equity awards under the Merger Agreement, see "LVMH Merger Agreement" at PS-40.

Other Terminations

If any of the NEOs had died or become disabled on January 31, 2020, unvested stock options, PSUs and RSUs would have vested at the values shown below.

Name	Early Vesting of Stock Options ($)	Early Vesting of PSUs ($)	Early Vesting of RSUs ($)
Alessandro Bogliolo	6,533,159	4,863,618	3,682,870
Mark J. Erceg	1,990,452	3,885,434	1,115,046
Philippe Galtie	1,849,717	2,226,425	1,031,820
Leigh M. Harlan	403,953	1,577,311	959,583
Daniella Vitale	—	—	1,124,696

CEO PAY RATIO

The SEC has adopted a rule under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 that requires the disclosure of the ratio of (i) the median annual total compensation for all employees of the Company and its subsidiaries other than the CEO, to (ii) the annual total compensation of the CEO.

Under the SEC’s rule, the Company may identify its median employee once every three years as long as there have been no meaningful changes to its employee population or its employee compensation arrangements during such period that the Company believes would result in a significant modification to its pay ratio. The Company believes it

TIFFANY & CO.

has not had any such changes in Fiscal 2019 that would have impacted the pay ratio. Accordingly, the same median employee used for Fiscal 2018 has been used for Fiscal 2019.

For Fiscal 2018, to determine the median annual total compensation for all employees other than the CEO, a median employee was identified from the population of all employees of the Company and its subsidiaries worldwide as of January 31, 2019 (including all seasonal and part-time employees, as well as all full-time employees), using annual cash compensation as of December 31, 2018. For these purposes, annual cash compensation was calculated using base salary, cash bonuses and all other elements of cash compensation, such as overtime pay and commissions. Equity awards, the value of retirement benefits and other elements of non-cash compensation were not included.

The median employee's total compensation for Fiscal 2019 was determined in the same manner that total compensation was determined for the CEO in the Summary Compensation Table that appears on PS-63.
On this basis, the median annual compensation for Fiscal 2019 for all employees, excluding the CEO, was $35,743, and the CEO's annual compensation was $13,500,457. Accordingly, the ratio of the two amounts is 378 to 1. The Company's pay ratio may not be comparable to the pay ratios of other companies, which may adopt different methodologies, rely on different estimates or assumptions or, unlike the Company, make adjustments in calculating their pay ratios.

TIFFANY & CO.

DIRECTOR COMPENSATION TABLE
Fiscal 2019

Name	Fees Earned or Paid in Cash ($) (a)	Stock Awards ($) (b) (c)	Option Awards ($) (b) (c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (d)	All Other Compensation ($) (e)	Total ($)
Rose Marie Bravo	115,000	78,101	80,104	42,195	25,075	340,475
Hafize Gaye Erkan	71,250	78,101	80,104	N/A	—	229,455
Roger N. Farah	159,583	195,984	153,525	N/A	—	509,092
Lawrence K. Fish (f)	23,750	—	—	N/A	10,385	34,135
Jane Hertzmark Hudis	71,250	78,101	80,104	N/A	—	229,455
Abby F. Kohnstamm	95,000	78,101	80,104	N/A	—	253,205
James E. Lillie	110,000	78,101	80,104	N/A	—	268,205
William A. Shutzer	110,000	78,101	80,104	19,547	—	287,752
Robert S. Singer	23,750	195,253	80,104	N/A	—	299,107
Francesco Trapani (g)	47,500	170,801	80,104	N/A	40,320	338,725
Annie Young-Scrivner	95,000	78,101	80,104	N/A	—	253,205
Notes to Director Compensation Table

(a)
Includes amounts deferred under the Deferral Plan, but does not include retainer amounts that the director elected to have paid in the form of RSUs under the Director Compensation Deferral Plan. See "Discussion of Director Compensation Table" at PS-88.

(b)	Supplemental Table: Outstanding Director Option and Restricted Stock Unit Awards at Fiscal Year End:

Name	Aggregate Number of Option Awards Outstanding at Fiscal Year End (number of underlying shares)	Aggregate Number of Restricted Stock Units Unvested at Fiscal Year End (number of underlying shares)
Rose Marie Bravo	38,233	856
Hafize Gaye Erkan	4,951	856
Roger N. Farah	24,633	2,148
Lawrence K. Fish	20,524	—
Jane Hertzmark Hudis	4,951	856
Abby F. Kohnstamm	34,373	856
James E. Lillie	15,026	856
William A. Shutzer	38,233	856
Robert S. Singer	31,896	2,140
Francesco Trapani	15,026	—
Annie Young-Scrivner	8,277	856
The aggregate number of unvested RSUs reported above does not include RSUs that have vested but have not yet been delivered, pursuant to a prior election of the director to defer delivery.

TIFFANY & CO.

(c)
Amounts shown represent the grant date fair value of RSUs and stock options granted in Fiscal 2019. In valuing option awards, the Company made certain assumptions. For a discussion of those assumptions, please refer to "Note N. Stock Compensation Plans," in Notes to Consolidated Financial Statements, under "Item 8. Financial Statements and Supplementary Data" in the Company's Annual Report on Form 10-K.

(d)
The actuarial valuation shown takes into account the current age of the director and is based on the following assumptions: Pri–2012 Non-disabled Annuitant Tables for males and females with White Collar Adjustments projected from 2012 using Scale MP-2019; discount rate of 3%; and assumed retirement age of 65. (If the director is over age 65, the director is assumed to retire on January 31, 2020.) This column does not include earnings under the Deferral Plan because the Deferral Plan does not pay above-market or preferential earnings on compensation that is deferred. Where an N/A appears, the director is not eligible for this benefit.

(e)
The amount reported for Ms. Bravo reflects a $20,000 cash contribution towards a table at a charitable event and merchandise grants provided to a charitable organization of $5,075. The amount reported for Mr. Fish reflects a $10,000 cash contribution and merchandise grants of $385 to the Fish Family Foundation to support the Champion of Change Japan Award. The amount reported for Mr. Trapani reflects merchandise grants provided to a charitable event of $40,320. In addition, merchandise grants of less than $10,000 were provided to a charitable organization of which Mr. Shutzer is a trustee. See "Contributions to Director-Affiliated Charities" at PS-34.

(f)	Mr. Fish did not stand for re-election at the 2019 Annual Meeting. The amounts reported above are retainer fees for the final quarter of the director compensation year that began on June 1, 2018.

(g)
Mr. Trapani resigned from the Board effective November 26, 2019 in order to pursue other opportunities. The amounts shown in the first column are cash retainer fees with respect to his service for the final two quarters of the compensation year beginning on June 1, 2018, which were paid in Fiscal 2019. Mr. Trapani elected to have all of his retainer fees for the compensation year beginning on July 1, 2019, paid in the form of RSUs, all of which were forfeited upon his resignation.

Discussion of Director Compensation Table

The objectives of non-management director compensation are to attract and retain qualified individuals, provide compensation that is commensurate with the expected time commitment to the Board, and further align the interests of non-management directors with those of the Company’s shareholders.
The Nominating/Corporate Governance Committee of the Board reviews compensation for non-management directors annually. This review includes a comparison of the Company's director compensation program to the director compensation programs provided by peer companies, and is conducted with the assistance of an independent compensation consultant. Grants of compensation to non-management directors are typically approved immediately before the annual shareholder meeting, and are subject to the director being elected for the coming year.

TIFFANY & CO.

In June 2019, after reviewing competitive compensation data and with the input of its independent compensation consultant, the Nominating/Corporate Governance Committee of the Board recommended, and the Board approved, the compensation amounts shown below for the compensation year beginning on July 1, 2019. Based on the competitive compensation data reviewed, the compensation amounts provided by the Company approximate the peer median.

Board Fees
Annual Cash Retainer	$95,000
Stock Options 10-year option vested immediately; options have a strike price equal to fair market value on date of grant.	targeted at approximately $80,000
Restricted Stock Units
Scheduled to become payable after one year of service, on retirement, or on a selected date following the one-year anniversary of the grant date, at the prior election of the director.
targeted at approximately $80,000
Committee Fees (payable in cash)
Audit Committee Chair	$25,000
Compensation Committee Chair	$20,000
Corporate Social Responsibility Committee Chair	$15,000
Finance Committee Chair	$15,000
Nominating/Corporate Governance Committee Chair	$15,000
Additional Retainer for Non-Executive Chairman (divided equally among cash, stock options and RSUs)	$220,000

Directors are also reimbursed for expenses they incur in attending Board and committee meetings, including expenses for travel, food and lodging. The chart above summarizes the compensation provided to non-management directors. Directors who are employees of the Company or its subsidiaries do not receive separate compensation for their service as a director.

Under the Merger Agreement, annual equity awards to non-management directors may be granted prior to the Effective Time solely in the form of RSUs. For a description of the treatment of outstanding RSU awards under the Merger Agreement, see "LVMH Merger Agreement" at PS-40. Cash fees in respect of Fiscal 2020 will be paid in full prior to the Effective Time, as permitted by the Merger Agreement.

In March 2020, the Board approved a one-time grant of RSUs to Mr. Farah with a target value of $1 million in recognition of his leadership and the significant additional time commitment required in connection with the negotiation of the Merger Agreement and the Company’s ongoing Merger-related transition work. The grant will be awarded at the same time that the next annual grants are awarded to non-management directors in the ordinary course, and will be subject to the same terms and conditions (including with respect to vesting) as such annual grants.

Under the Company's share ownership policy, non-management directors are expected to own shares of the Company's common stock worth five times their annual retainer. Shares that may be acquired through the exercise of stock options do not count towards meeting this threshold until the options are exercised and the shares delivered. Likewise, in cases where a director has elected to defer delivery of vested RSU shares until a later date, the shares do not count until delivery has taken place. Non-management directors who meet the share ownership threshold may only dispose of shares in excess of the threshold. Absent financial hardship or a qualified domestic relations order, non-management directors who do not yet meet the threshold may dispose of no more than 50% of net shares issued due to the vesting or exercise of an equity award. As of January 31, 2020, all non-management directors met the share ownership threshold, with the exception of three such directors who joined the Board in Fiscal 2018 or later.

Under the Retirement Plan for Non-Employee Directors, non-management directors first elected prior to January 1, 1999, who retire with five or more years of Board service, are entitled to receive an annual retirement benefit equal to $38,000, payable at the later of age 65 or the retirement date. This benefit is payable quarterly and continues for a period of time equal to the director's length of service on the Board, including periods served as an employee

TIFFANY & CO.

director, or until death, if earlier. Ms. Bravo and Mr. Shutzer are the only current directors entitled to participate in this plan.

The Deferral Plan permits directors to defer up to one hundred percent of their cash compensation and invest the amounts they defer in accounts and funds established under the plan. However, the Company does not guarantee any return on said investments. The following table provides data concerning director participation in this plan by the current non-management directors:

Name	Director Contribution In Last Fiscal Year ($) (a)	Registrant Contribution In Last Fiscal Year ($)	Aggregate Earnings/(Losses) In Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last Fiscal Year End ($)
Roger N. Farah	159,583	—	87,090	—	577,127
William A. Shutzer	—	—	262,099	—	2,001,215
Notes

(a)	Includes amounts that are also included in the amounts shown in the column headed "Fees Earned or Paid in Cash" in the Director Compensation Table at PS-87.
The Director Compensation Deferral Plan ("Director Deferral Plan") permits non-management directors to elect that all or a portion of their cash retainer fees (other than any fees subject to deferral under the Deferral Plan) be settled by a grant of RSUs. The following directors elected to have all or a portion of their cash retainer fees for the director compensation year beginning on July 1, 2019, paid in the form of RSUs: Mr. Trapani (100% of fees payable beginning on July 1, 2019), Mr. Singer (100% of fees payable beginning on July 1, 2019) and Mr. Farah (100% of fees payable beginning on January 1, 2020).

In June 2019, the Director Deferral Plan was amended to permit directors to elect to receive their aggregate equity compensation split evenly between RSUs or stock options, or 100% in the form of RSUs. However, the Merger Agreement permits annual director equity awards to be granted solely in the form of RSUs.

Additional Compensation from JANA Partners LLC

In addition to the compensation described above paid by the Company as compensation for his service as a director, Mr. Trapani received additional compensation from JANA in connection with his appointment to the Board. Pursuant to the nomination agreement entered into between JANA and Mr. Trapani in February 2017 (the "Nomination Agreement"), in which Mr. Trapani agreed to serve as a nominee of a JANA affiliate for election or appointment to the Board, Mr. Trapani received from JANA:

•	$100,000 in cash paid by JANA within three business days of the date of the Nomination Agreement;

•	$150,000 in cash paid by JANA within three business days of the appointment of Mr. Trapani to the Board in 2017; and

•
certain cash settled stock appreciation rights ("SARs") with respect to a total of 75,000 shares of Company common stock as follows: (i) SARs with respect to 37,500 shares payable in 2020 (the "2020 SARs"); and (ii) SARs with respect to 37,500 shares payable in 2022 (the "2022 SARs"). The amounts payable by JANA with respect to the SARs will be based on the increase in value from the share price on the date of the Nomination Agreement and the lesser of the share price and the 30 day volume weighted average price on the third anniversary (in respect of the 2020 SARs) and fifth anniversary (in respect of the 2022 SARs) of Mr. Trapani's appointment to the Board, as applicable.

The Nominating Agreement provides that the 2020 SARs are scheduled to vest immediately on the third anniversary of Mr. Trapani's appointment to the Board and the 2022 SARs are scheduled to vest on the fifth anniversary of his appointment to the Board; provided that all unvested SARs will vest immediately prior to the consummation of a change in control. The 2020 SARs and 2022 SARS will be settled in cash within 10 business days of the applicable vesting date.

TIFFANY & CO.

The payment obligations with respect to the 2020 SARs and 2022 SARs are subject to the terms of the Nomination Agreement. The Company is not party to the Nomination Agreement nor is the Company responsible for any of the payments thereunder.

EQUITY COMPENSATION PLAN INFORMATION
(As of Fiscal Year 2019)

	Column A		Column B	Column C
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders	1,062,117	[a]	$93.96	4,634,980	[b]
Equity compensation plans not approved by security holders	—		—	—
Total	1,062,117	[a]	$93.96	4,634,980	[b]

(a)
Shares indicated are the aggregate of those issuable upon exercise of outstanding options awarded under the Company's 2014 Employee Incentive Plan and the 2017 Directors Equity Plan (the "Directors Plan"). They do not include 1,274,925 shares issuable with respect to stock units awarded under those plans. They also do not include shares issuable under options or restricted stock units that were awarded and remain outstanding under the Company's 2008 Directors Equity Plan, which total 179,505 and 12,614 shares, respectively. All amounts shown take into account accrued dividend equivalent units where applicable.

(b)	Shares indicated are the aggregate of those available for grant under the 2014 Employee Incentive Plan and the Directors Plan.

OTHER MATTERS
Shareholder Proposals for Inclusion in the Proxy Statement for the 2021 Annual Meeting

If you wish to nominate a candidate for election as a director to be included in the Company's Proxy Statement for our 2021 Annual Meeting, we must receive notice of such nomination no earlier than November 21, 2020 and no later than December 21, 2020. If you wish to submit a proposal of other business to be included in the Company's Proxy Statement for our 2021 Annual Meeting, we must receive such proposal no later than December 21, 2020. Proposals should be sent to the Company at 200 Fifth Avenue, New York, New York 10010 to the attention of the Corporate Secretary (Legal Department).
Other Proposals

If you wish to nominate a candidate for election as a director at an annual meeting or propose other business for consideration at an annual meeting, but do not intend for such nomination or proposal to be included in the Company's Proxy Statement for the 2021 Annual Meeting, written notice complying with the requirements set forth in our By-laws generally must be delivered to the Company at 200 Fifth Avenue, New York, New York 10010 to the attention of the Corporate Secretary (Legal Department), not later than 90 days, and not earlier than 120 days, prior to the first anniversary of the preceding year's annual meeting. Accordingly, a shareholder nomination or proposal

TIFFANY & CO.

intended to be considered at the 2021 Annual Meeting, but not intended to be included in the Company's Proxy Statement, must be received by the Company no earlier than February 1, 2021 and no later than March 3, 2021.

Except as required by applicable law, the Company will consider only proposals that are received by the Company within the applicable time frames set forth above, and that meet the applicable requirements of the SEC and our By-laws.

Householding

The SEC allows us to deliver a single proxy statement and annual report to an address shared by two or more of our shareholders. This delivery method, referred to as "householding," can result in significant cost savings for us. In order to take advantage of this opportunity, the Company and banks and brokerage firms that hold your shares have delivered only one proxy statement and annual report to multiple shareholders who share an address unless one or more of the shareholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to Annual Report Administrator, Tiffany & Co., 200 Fifth Avenue, 14th floor, New York, New York 10010 or by calling 212-230-5302. You may also obtain a copy of the proxy statement and annual report from the Company's website www.tiffany.com, by clicking "Investors" and selecting "Financials." Shareholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the Company's shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.
Reminder to Vote

Please be sure to either complete, sign and mail the proxy card or voting instruction form, as applicable, in the return envelope provided or call in your instructions or vote via the Internet as soon as you can so that your vote may be recorded and counted.
BY ORDER OF THE BOARD OF DIRECTORS
Leigh M. Harlan
Secretary

New York, New York
April 20, 2020

TIFFANY & CO.

APPENDIX I
NON-GAAP MEASURES

Net Sales. The Company's reported net sales reflect either a translation-related benefit from strengthening foreign currencies or a detriment from a strengthening U.S. dollar. Internally, management monitors and measures its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating sales made outside the U.S. into U.S. dollars ("constant-exchange-rate basis"). Sales on a constant-exchange-rate basis are calculated by taking the current year's sales in local currencies and translating them into U.S. dollars using the prior year's foreign currency exchange rates. Management believes this constant-exchange-rate basis provides a useful supplemental basis for the assessment of sales performance and of comparability between reporting periods. The following table reconciles the sales percentage increases (decreases) from the GAAP to the non-GAAP basis versus the previous year:

	2019
	GAAP Reported	Translation Effect	Constant- Exchange- Rate Basis
Net Sales:
Worldwide	—%	(1)%	1%
Americas	(2)	—	(2)
Asia-Pacific	2	(3)	5
Japan	1	1	—
Europe	(1)	(3)	2
Other	(2)	—	(2)

Operating Earnings and Net Earnings. Internally, management monitors and measures its earnings performance excluding certain items listed below. Management believes excluding such items provides a useful supplemental basis for the assessment of the Company's results relative to the corresponding period in the prior year. The following tables reconcile certain GAAP amounts to non-GAAP amounts:

(in millions, except per share amounts)	GAAP	Charges related to the proposed Merger (a)	Non-GAAP
Year Ended January 31, 2020
Gross Profit	$2,761.9	$1.0	$2,762.9
As a % of sales	62.4%	0.1%	62.5%
Selling, general & administrative expenses	2,029.3	(20.2)	2,009.1
As a % of sales	45.9%	(0.5)%	45.4%
Earnings from operations	732.6	$21.2	753.8
As a % of sales	16.6%	0.4%	17.0%
Provision for income taxes	149.2	$4.1	153.3
Effective income tax rate	21.6%	(0.1)	21.5%
Net earnings	541.1	17.1	558.2
Diluted earnings per share*	4.45	0.14	4.59

(a)
Costs recorded in 2019 related to the proposed Merger. See "Item 8. Financial Statements and Supplementary Data - Note B. Entry into Merger Agreement" in the Company's Annual Report on Form 10-K, filed with the SEC on March 20, 2020, for additional information.

TIFFANY & CO.

Free Cash Flow. Internally, management monitors its cash flow on a non-GAAP basis. Free cash flow is calculated by deducting capital expenditures from net cash provided by operating activities. The ability to generate free cash flow demonstrates how much cash the Company has available for discretionary and non-discretionary purposes after deduction of capital expenditures. The Company's operations require regular capital expenditures for the opening, renovation and expansion of stores and distribution and manufacturing facilities as well as ongoing investments in information technology. Management believes this provides a useful supplemental basis for assessing the Company's operating cash flows. The following table reconciles GAAP net cash provided by operating activities to non-GAAP free cash flow:

(in millions)	2019	2018	2017
Net cash provided by operating activities [a]	$670.9	$531.8	$932.2
Less: Capital expenditures (a)	(320.6)	(282.1)	(239.3)
Free cash flow	$350.3	$249.7	$692.9

(a)
See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" in the Company's Annual Report on Form 10-K, filed with the SEC on March 20, 2020, for further information on the Company's cash flows.

TIFFANY & CO.

TIFFANY & CO.

TIFFANY & CO.
200 FIFTH AVENUE
ATTN: INVESTOR RELATIONS
NEW YORK, NY 10010

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION
To vote and/or attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D09614-P36719 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TIFFANY & CO.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

	For	Against	Abstain
1a. Alessandro Bogliolo	☐	☐	☐
1b. Rose Marie Bravo	☐	☐	☐
1c. Hafize Gaye Erkan	☐	☐	☐
1d. Roger N. Farah	☐	☐	☐
1e. Jane Hertzmark Hudis	☐	☐	☐
1f. Abby F. Kohnstamm	☐	☐	☐
1g. James E. Lillie	☐	☐	☐
1h. William A. Shutzer	☐	☐	☐
1i. Robert S. Singer	☐	☐	☐
1j. Annie Young-Scrivner	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

TIFFANY & CO.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
MONDAY, JUNE 1, 2020

The Annual Meeting of Shareholders of Tiffany & Co. (the "Company") will be held at 200 Fifth Avenue, New York, NY 10010 on Monday, June 1, 2020, at 2:30 p.m. EDT to consider and take action on the following.

1. Election of 10 directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified;
2. Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm to audit the Company's consolidated financial statements for Fiscal 2020; and
3. Approval, on an advisory basis, of the compensation paid to the Company's named executive officers in Fiscal 2019.

All shareholders of record as of the close of business on April 2, 2020 will be entitled to notice of, to attend and to vote at the Meeting or any adjournments thereof. The transfer books will not be closed.

A list of shareholders entitled to vote will be available for inspection by interested shareholders at the offices of the Company, 200 Fifth Avenue, New York, New York, commencing on May 22, 2020 during ordinary business hours.

BY ORDER OF THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders.
The Proxy Statement and the Annual Report to Shareholders for the year ended January 31, 2020 are available at: www.proxyvote.com

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM IN THE ENCLOSED ENVELOPE. ▼

D09615-P36719

TIFFANY & CO.

Proxy — Tiffany & Co.

SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS OF TIFFANY & CO. (THE "COMPANY") TO BE HELD JUNE 1, 2020, AT 2:30 P.M. EDT AT 200 FIFTH AVENUE, NEW YORK, NY 10010. THE BOARD OF DIRECTORS RECOMMENDS A VOTE: "FOR" ALL NOMINEES FOR DIRECTOR IN ITEM 1; "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR FISCAL 2020 IN ITEM 2; AND "FOR" APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS IN FISCAL 2019 IN ITEM 3.

SHARES REPRESENTED BY THIS PROXY WILL BE SO VOTED UNLESS OTHERWISE INDICATED, IN WHICH CASE THEY WILL BE VOTED AS MARKED. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR IN ITEM 1, AND "FOR" ITEMS 2 AND 3. IF ANY NOMINEE NAMED ON THE REVERSE SIDE OF THIS CARD IS UNABLE TO SERVE AS A DIRECTOR, THE BOARD OF DIRECTORS MAY NOMINATE ANOTHER PERSON OR PERSONS IN SUBSTITUTION FOR SUCH NOMINEE AND THE PROXIES NAMED BELOW WILL VOTE FOR THE PERSON OR PERSONS SO NOMINATED.

The undersigned hereby appoints A. BOGLIOLO, M. J. ERCEG, L. M. HARLAN and each of them as proxies, with full power of substitution, to act for the undersigned, and to vote all shares of common stock represented by this proxy which the undersigned may be entitled to vote at the 2020 Annual Meeting of Shareholders (and any adjournment thereof) as directed and permitted on the reverse side of this card and, in their judgment, on such matters as may be incident to the conduct of, or may properly come before, the meeting.

YOUR VOTE IS IMPORTANT. EVEN IF YOU WISH TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY INTERNET, CALL IN YOUR VOTE, OR SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

TIFFANY & CO.